EXECUTION COPY

GREENWICH CAPITAL ACCEPTANCE, INC.,

Depositor

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.,

Seller

WELLS FARGO BANK, N.A.,

Master Servicer and Securities Administrator

and

DEUTSCHE BANK NATIONAL TRUST COMPANY,

Trustee and Custodian

POOLING AND SERVICING AGREEMENT

Dated as of July 1, 2005

__________________________________

DSLA MORTGAGE LOAN TRUST 2005-AR5

DSLA Mortgage Pass-Through Certificates, Series 2005-AR5

Table of Contents

Page

ARTICLE I DEFINITIONS; DECLARATION OF TRUST

SECTION 1.01.

Defined Terms

11

SECTION 1.02.

Accounting

58

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF

CERTIFICATES

SECTION 2.01.

Conveyance of Mortgage Loans

58

SECTION 2.02.

Acceptance by Trustee

62

SECTION 2.03.

Repurchase or Substitution of Mortgage Loans by the Originator

and the Seller

63

SECTION 2.04.

Representations and Warranties of the Seller with Respect to the

Mortgage Loans

66

SECTION 2.05.

[Reserved]

67

SECTION 2.06.

Representations and Warranties of the Depositor

67

SECTION 2.07.

Issuance of Certificates

68

SECTION 2.08.

Representations and Warranties of the Seller

69

SECTION 2.09.

Covenants of the Seller

70

ARTICLE III ADMINISTRATION OF THE MORTGAGE LOANS

SECTION 3.01.

Master Servicer to Service and Administer the Mortgage Loans

71

SECTION 3.02.

REMIC-Related Covenants

71

SECTION 3.03.

Release of Mortgage Files

72

SECTION 3.04.

REO Property

73

SECTION 3.05.

Annual Officer’s Certificate as to Compliance

73

SECTION 3.06.

Annual Independent Accountant’s Servicing Report

74

SECTION 3.07.

Reports Filed with Securities and Exchange Commission

74

SECTION 3.08.

[Reserved]

75

SECTION 3.09.

Monitoring of the Servicer

75

SECTION 3.10.

Fidelity Bond

77

SECTION 3.11.

Power to Act; Procedures

77

SECTION 3.12.

Due-on-Sale Clauses; Assumption Agreements

78

SECTION 3.13.

Documents, Records and Funds in Possession of Master Servicer

\

to be Held for Trust

78

SECTION 3.14.

Presentment of Claims and Collection of Proceeds

79

SECTION 3.15.

Maintenance of the Primary Insurance Policies

79

SECTION 3.16.

Trustee to Retain Possession of Certain Insurance Policies and

Documents

80

SECTION 3.17.

Realization Upon Defaulted Mortgage Loans

80

SECTION 3.18.

Additional Compensation to the Master Servicer

80

SECTION 3.19.

Liabilities of the Master Servicer

81

SECTION 3.20.

Merger or Consolidation of the Master Servicer

81

SECTION 3.21.

Indemnification of the Trustee, the Master Servicer and the

Securities Administrator

81

SECTION 3.22.

Limitations on Liability of the Master Servicer and Others

82

SECTION 3.23.

Master Servicer Not to Resign

83

SECTION 3.24.

Successor Master Servicer

84

SECTION 3.25.

Sale and Assignment of Master Servicing

84

ARTICLE IV ACCOUNTS

SECTION 4.01.

Servicing Accounts

85

SECTION 4.02.

Distribution Account

86

SECTION 4.03.

Permitted Withdrawals and Transfers from the Distribution

Account

87

SECTION 4.04.

[Reserved]

89

SECTION 4.05.

Yield Maintenance Account

89

SECTION 4.06.

Certificate Insurance Policy

91

ARTICLE V FLOW OF FUNDS

SECTION 5.01.

Distributions

92

SECTION 5.02.

Allocation of Net Deferred Interest

98

SECTION 5.03.

Allocation of Realized Losses

99

SECTION 5.04.

Statements

100

SECTION 5.05.

Remittance Reports; Advances

103

SECTION 5.06.

Compensating Interest Payments

103

SECTION 5.07.

Basis Risk Reserve Fund

104

SECTION 5.08.

Recoveries

105

ARTICLE VI THE CERTIFICATES

SECTION 6.01.

The Certificates

105

SECTION 6.02.

Registration of Transfer and Exchange of Certificates

107

SECTION 6.03.

Mutilated, Destroyed, Lost or Stolen Certificates

114

SECTION 6.04.

Persons Deemed Owners

114

SECTION 6.05.

Appointment of Paying Agent

114

ARTICLE VII DEFAULT

SECTION 7.01.

Event of Default

115

SECTION 7.02.

Trustee to Act

117

SECTION 7.03.

Waiver of Event of Default

118

SECTION 7.04.

Notification to Certificateholders

118

ARTICLE VIII THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

SECTION 8.01.

Duties of the Trustee and the Securities Administrator

118

SECTION 8.02.

Certain Matters Affecting the Trustee and the Securities

Administrator

120

SECTION 8.03.

Trustee and Securities Administrator Not Liable for Certificates or

Mortgage Loans

122

SECTION 8.04.

Trustee, Custodian, Master Servicer and Securities Administrator

May Own Certificates

123

SECTION 8.05.

Trustee’s and Securities Administrator’s Fees and Expenses

123

SECTION 8.06.

Eligibility Requirements for Trustee and Securities Administrator

123

SECTION 8.07.

Resignation or Removal of Trustee and Securities Administrator

124

SECTION 8.08.

Successor Trustee and Successor Securities Administrator

125

SECTION 8.09.

Merger or Consolidation of Trustee or Securities Administrator

126

SECTION 8.10.

Appointment of Co-Trustee or Separate Trustee

126

SECTION 8.11.

Limitation of Liability

127

SECTION 8.12.

Trustee May Enforce Claims Without Possession of Certificates

127

SECTION 8.13.

Suits for Enforcement

128

SECTION 8.14.

Waiver of Bond Requirement

128

SECTION 8.15.

Waiver of Inventory, Accounting and Appraisal Requirement

128

SECTION 8.16.

Appointment of Custodians

128

ARTICLE IX REMIC ADMINISTRATION

SECTION 9.01.

REMIC Administration

129

SECTION 9.02.

Prohibited Transactions and Activities

131

ARTICLE X TERMINATION

SECTION 10.01.

Termination

131

SECTION 10.02.

Additional Termination Requirements

134

ARTICLE XI [RESERVED]

ARTICLE XII MISCELLANEOUS PROVISIONS

SECTION 12.01.

Amendment

134

SECTION 12.02.

Recordation of Agreement; Counterparts

136

SECTION 12.03.

Limitation on Rights of Certificateholders

136

SECTION 12.04.

Governing Law; Jurisdiction

137

SECTION 12.05.

Notices

137

SECTION 12.06.

Severability of Provisions

138

SECTION 12.07.

Article and Section References

138

SECTION 12.08.

Notice to the Rating Agency

138

SECTION 12.09.

Further Assurances

139

SECTION 12.10.

Benefits of Agreement

140

SECTION 12.11.

Acts of Certificateholders

140

SECTION 12.12.

Successors and Assigns

141

SECTION 12.13.

Reconstitution Agreement

141

SECTION 12.14.

Provision of Information

141

EXHIBITS AND SCHEDULES:

Exhibit A-1

Form of Class A Certificate

A-1-1

Exhibit A-2

Form of Class X Certificate

A-2-1

Exhibit A-3

Form of Class PO Certificate

A-3-1

Exhibit B

Form of Class Residual Certificate

B-1

Exhibit C

Form of Subordinate Certificate

C-1

Exhibit D

[Reserved]

D-1

Exhibit E

Form of Reverse of the Certificates

E-1

Exhibit F

Request for Release

F-1

Exhibit G-1

Form of Receipt of Mortgage Note

G-1-1

Exhibit G-2

Form of Interim Certification of Trustee

G-2-1

Exhibit G-3

Form of Final Certification of Trustee

G-3-1

Exhibit H

Form of Lost Note Affidavit

H-1

Exhibit I-1

Form of ERISA Representation [Residual Certificates]

I-1-1

Exhibit I-2

Form of ERISA Representation [Class B-5][Class B-6][Class B-7]

I-2-1

Exhibit J-1

Form of Investment Letter [Non-Rule 144A]

J-1-1

Exhibit J-2

Form of Rule 144A Investment Letter

J-2-1

Exhibit K

Form of Transferor Certificate

K-1

Exhibit L

Transfer Affidavit for Residual Certificates Pursuant to Section 6.02

L-1

Exhibit M

Servicing Agreement

M-1

Exhibit N-1

Form of Transfer Certificate (Restricted Global Security to Regulation S Security)

N-1-1

Exhibit N-2

Form of Transfer Certificate (Regulation S Security to Restricted Global Security)

N-2-1

Exhibit O

Certificate Insurance Policy

O-1

Schedule I

Mortgage Loan Schedule

Schedule II

Yield Maintenance Payments

Schedule III

Representations and Warranties – Mortgage Loans

This Pooling and Servicing Agreement is dated as of July 1, 2005 (the “Agreement”), among GREENWICH CAPITAL ACCEPTANCE, INC., a Delaware corporation, as depositor (the “Depositor”), GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a Delaware corporation, as seller (the “Seller”), WELLS FARGO BANK, N.A., a national banking association, as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as trustee (the “Trustee”).

PRELIMINARY STATEMENT:

Through this Agreement, the Depositor intends to cause the issuance and sale of the DSLA Mortgage Loan Trust 2005-AR5 DSLA Mortgage Pass-Through Certificates, Series 2005-AR5 (the “Certificates”) representing in the aggregate the entire beneficial ownership of the Trust, the primary assets of which are the Mortgage Loans (as defined below).

The Depositor intends to sell the Certificates to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder.  The Certificates will consist of sixteen classes of certificates, designated as (i) the Class 1-A1A Certificates, (ii) the Class 1-A1B Certificates, (iii) the Class 2-A1A Certificates, (iv) the Class 2-A1B Certificates, (v) the Class X-1 Certificates, (vi) the Class X-2 Certificates, (vii) the Class PO Certificates (viii) the Class A-R Certificate, (ix) the Class B-1 Certificates, (x) the Class B-2 Certificates, (xi) the Class B-3 Certificates, (xii) the Class B-4 Certificates, (xiii) the Class B-5 Certificates, (xiv) the Class B-6 Certificates, (xv) the Class B-7 Certificates and (xvi) the Class A-R-II Certificate.  As provided herein, the Trustee shall elect that the Trust Fund (exclusive of the assets held in the Basis Risk Reserve Fund, the Yield Maintenance Account, and the Yield Maintenance Agreements) be treated for federal income tax purposes as comprising three real estate mortgage investment conduits (each, a “REMIC” or, in the alternative, the “Lower-Tier REMIC,” the “Middle-Tier REMIC,” and the “Upper-Tier REMIC”). Each Certificate, other than the Class A-R and Class A-R-II Certificates, shall represent ownership of a regular interest in the Upper-Tier REMIC, as described herein.  In addition, the Class 1-A1A, Class 1-A1B, Class 2-A1A, Class 2-A1B, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, and Class B-7 Certificates represent the right to receive payments in respect of Basis Risk Shortfalls.  The Class X-2 Certificates, in addition to representing beneficial ownership of REMIC regular interests, also represent beneficial ownership of the Basis Risk Reserve Fund and the Yield Maintenance Account.  The Class A-R Certificate represents the ownership of the sole residual interest in each of the Middle-Tier REMIC and the Upper-Tier REMIC.  The Class A-R-II Certificate represents ownership of the sole class of residual interest in the Lower-Tier REMIC.

The Lower-Tier REMIC shall hold as assets all property of the Trust Fund other than the assets held in the Basis Risk Reserve Fund, the Yield Maintenance Account, the Yield Maintenance Agreements, and the interests in any REMIC formed hereby.  The Middle-Tier REMIC shall hold as assets the uncertificated Lower-Tier Interests in the Lower-Tier REMIC, other than the Class LT-R Interest, and each such Lower-Tier Interest is hereby designated as a regular interest in the Lower-Tier REMIC.  The Upper-Tier REMIC shall hold as assets the uncertificated Middle-Tier Interests in the Middle-Tier REMIC, other than the Class MT-R Interest, and each such Middle-Tier Interest is hereby designated as a regular interest in the Middle-Tier REMIC.

Lower-Tier REMIC Interests

The following table specifies the designation, interest rate, and initial principal balance for each Lower-Tier Interest:

Designation	Interest Rate	Initial Principal Balance
LT-A1	(1)	$ 31,215,794.30
LT-X1-1	(1)	$ 10,460,344.15
LT-X1-2	(1)	$ 9,366,468.21
LT-X1-3	(1)	$ 9,052,936.68
LT-X1-4	(1)	$ 8,749,951.70
LT-X1-5	(1)	$ 8,457,156.90
LT-X1-6	(1)	$ 8,174,207.92
LT-X1-7	(1)	$ 7,900,772.16
LT-X1-8	(1)	$ 7,636,528.26
LT-X1-9	(1)	$ 7,381,165.80
LT-X1-10	(1)	$ 7,134,384.83
LT-X1-11	(1)	$ 6,895,895.65
LT-X1-12	(1)	$ 6,666,627.06
LT-X1-13	(1)	$ 6,483,481.71
LT-X1-14	(1)	$ 6,265,544.45
LT-X1-15	(1)	$ 6,054,967.35
LT-X1-16	(1)	$ 5,851,500.77
LT-X1-17	(1)	$ 5,654,903.53
LT-X1-18	(1)	$ 5,464,942.69
LT-X1-19	(1)	$ 5,281,393.24
LT-X1-20	(1)	$ 5,104,037.82
LT-X1-21	(1)	$ 4,932,666.47
LT-X1-22	(1)	$ 4,246,185.16
LT-X1-23	(1)	$ 4,094,967.36
LT-X1-24	(1)	$ 3,949,745.18
LT-X1-25	(1)	$ 3,833,318.65
LT-X1-26	(1)	$ 3,695,537.79
LT-X1-27	(1)	$ 3,562,571.04
LT-X1-28	(1)	$ 3,434,252.03
LT-X1-29	(1)	$ 3,310,420.15
LT-X1-30	(1)	$ 3,190,920.30
LT-X1-31	(1)	$ 3,075,602.75
LT-X1-32	(1)	$ 2,964,322.86
LT-X1-33	(1)	$ 2,856,941.06
LT-X1-34	(1)	$ 2,753,322.50
LT-X1-35	(1)	$ 2,653,337.05
LT-X1-36	(1)	$ 2,557,367.12
LT-X1-37	(1)	$ 2,072,194.91
LT-X1-38	(1)	$ 2,001,912.50
LT-X1-39	(1)	$ 1,934,023.70
LT-X1-40	(1)	$ 1,868,446.67
LT-X1-41	(1)	$ 1,858,919.41
LT-X1-42	(1)	$ 51,631,814.46
LT-A2	(2)	$ 50,722,378.23
LT-X2-1	(2)	$ 17,041,156.72
LT-X2-2	(2)	$ 15,238,436.59
LT-X2-3	(2)	$ 14,727,772.39
LT-X2-4	(2)	$ 14,234,301.64
LT-X2-5	(2)	$ 13,757,442.86
LT-X2-6	(2)	$ 13,296,634.35
LT-X2-7	(2)	$ 12,851,333.49
LT-X2-8	(2)	$ 12,421,016.03
LT-X2-9	(2)	$ 12,005,175.59
LT-X2-10	(2)	$ 11,603,322.90
LT-X2-11	(2)	$ 11,214,985.37
LT-X2-12	(2)	$ 10,839,852.19
LT-X2-13	(2)	$ 10,541,700.65
LT-X2-14	(2)	$ 10,186,975.14
LT-X2-15	(2)	$ 9,844,239.67
LT-X2-16	(2)	$ 9,513,087.23
LT-X2-17	(2)	$ 9,193,124.74
LT-X2-18	(2)	$ 8,883,972.44
LT-X2-19	(2)	$ 8,585,263.58
LT-X2-20	(2)	$ 8,296,643.84
LT-X2-21	(2)	$ 8,017,771.01
LT-X2-22	(2)	$ 6,900,881.51
LT-X2-23	(2)	$ 6,654,830.17
LT-X2-24	(2)	$ 6,417,414.07
LT-X2-25	(2)	$ 6,228,044.42
LT-X2-26	(2)	$ 6,003,950.95
LT-X2-27	(2)	$ 5,787,693.92
LT-X2-28	(2)	$ 5,579,002.33
LT-X2-29	(2)	$ 5,377,614.61
LT-X2-30	(2)	$ 5,183,278.10
LT-X2-31	(2)	$ 4,995,748.91
LT-X2-32	(2)	$ 4,814,791.52
LT-X2-33	(2)	$ 4,640,178.54
LT-X2-34	(2)	$ 4,471,690.41
LT-X2-35	(2)	$ 4,309,115.13
LT-X2-36	(2)	$ 4,152,309.28
LT-X2-37	(2)	$ 3,363,489.03
LT-X2-38	(2)	$ 3,249,306.01
LT-X2-39	(2)	$ 3,139,014.61
LT-X2-40	(2)	$ 3,032,481.68
LT-X2-41	(2)	$ 2,929,578.70
LT-X2-42	(2)	$ 83,785,377.68
LT-R	(3)	(3)

(1)

The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these Lower-Tier Interests is a per annum rate equal to the Net WAC for Loan Group 1.

(2)

The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these Lower-Tier Interests is a per annum rate equal to the Net WAC for Loan Group 2.

(3)

The Class LT-R Interest is the sole class of residual interest in the Lower-Tier REMIC.  It does not have a principal balance or an interest rate.

On each Distribution Date, Available Funds for Loan Group 1 shall be allocated in the following order of priority:

(i)

to the LT-R, LT-A1 and the LT-X1-1 through LT-X1-42 Interests as principal distributions until the aggregate balance of such Lower-Tier Interests equals the Loan Group Balance for Loan Group 1 immediately prior to such Distribution Date; amounts distributable pursuant to this priority shall be distributed first to the LT-A1 Interest until its principal balance is reduced to zero, and then to each of the LT-X1-1 through LT-X1-42 Interests in ascending order of their numerical designation until the principal balance of each such Lower-Tier Interest  is reduced to zero.

(ii)

to the LT-R, LT-A1 and the LT-X1-1 through LT-X1-42 Interests, interest at the interest rates described above, provided, however, to the extent there is any Net Deferred Interest on the Mortgage Loans in Loan Group 1, interest accrued on the LT-A1 and LT-X1-1 through LT-X1-42 Interests shall be deferred and such deferrals shall occur in the same order and priority in which the principal is distributed among such Lower-Tier Interests under priority (i) above.

On each Distribution Date, Available Funds for Loan Group 2 shall be allocated in the following order of priority:

(i)

to the LT-A2 and the LT-X2-1 through LT-X2-42 Interests as principal distributions until the aggregate balance of such Lower-Tier Interests equals the Loan Group Balance for Loan Group 2 immediately prior to such Distribution Date; amounts distributable pursuant to this priority shall be distributed first to the LT-A2 Interest until its principal balance is reduced to zero, and then to each of the LT-X2-1 through LT-X2-42 Interests in ascending order of their numerical designation until the principal balance of each such Lower-Tier Interest is reduced to zero.

(ii)

to the LT-A2 and the LT-X2-1 through LT-X2-42 Interests, interest at the interest rates described above, provided, however, to the extent there is any Net Deferred Interest on the Mortgage Loans in Loan Group 2, interest accrued on the LT-A2 and  LT-X2-1 through LT-X2-42 Interests shall be deferred and such deferrals shall occur in the same order and priority in which the principal is distributed among such Lower-Tier Interests under priority (i) above.

Realized Losses shall be allocated among the Lower-Tier Interests in the same order and priority in which principal is distributable on the Lower-Tier Interests.

On each Distribution Date, the Securities Administrator shall be deemed to have distributed the Prepayment Penalties collected during the preceding Prepayment Period with respect to Pool 1 and Pool 2, in the case of Principal Prepayments in full, or during the related Collection Period, in the case of Principal Prepayments in part, to the Class LT-X1-42 and Class LT-X2-42 Lower Tier Interests, respectively.

Middle-Tier REMIC Interests

The following table specifies the designation, interest rate, initial principal balance, and Corresponding Class of Certificates for each Middle-Tier Interest:

Designation	Interest Rate	Initial Principal Balance	Corresponding Classof Certificates
MT1-A1A	(1)	$ 104,206,550.00	Class 1-A1A, Class A-R
MT1-A1B	(1)	$ 26,051,500.00	Class 1-A1B
MT2-A1A	(1)	$ 126,993,000.00	Class 2-A1A
MT2-A1B	(1)	$ 84,662,000.00	Class 2-A1B
MTB-1	(2)	$ 13,018,500.00	Class B-1
MTB-2	(2)	$ 10,146,000.00	Class B-2
MTB-3	(2)	$ 7,274,500.00	Class B-3
MTB-4	(2)	$ 957,000.00	Class B-4
MTB-5	(2)	$ 4,211,500.00	Class B-5
MTB-6	(2)	$ 3,063,000.00	Class B-6
MTB-7	(2)	$ 2,298,486.27	Class B-7
MTQ	(3)	$ 367,566,852.81	N/A
MTZ	(3)	$ 7,657,641.73	N/A
MTY	(3)	$ 7,657,641.73	N/A
MTX1-IO-1	(4)	(4)	Class X-1
MTX1-IO-2	(5)	(5)	Class X-1
MT-R	(6)	(6)	Class A-R

__________________________

(1)

The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these Middle-Tier Interests is a per annum rate equal to the weighted average of the interest rates on the Lower-Tier Interests having an “X” in their designation, weighted on the basis of their principal balances as of the first day of the related Accrual Period, provided, however, that for any Distribution Date on which the MTX1-IO-1 or MTX1-IO-2 Interests are entitled to a portion of the interest accruals on a Lower-Tier Interest having an “X” in its designation, as described in footnotes four and five, below,  such weighted average shall be computed by first reducing the interest rate on such Lower-Tier Interest by 1.00%.

(2)

The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these Middle-Tier Interests is a per annum rate equal to the weighted average of the interest rates on all of the Lower-Tier Interests, other than the LT-R Interests, weighted on the basis of their principal balances as of the first day of the related Accrual Period.

(3)

The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these Middle-Tier Interests is a per annum rate equal to the weighted average of the interest rates on all of the Lower-Tier Interests, other than the LT-R Interests, weighted on the basis of their principal balances as of the first day of the related Accrual Period, provided, however, that for any Distribution Date on which the MTX1-IO-1 or MTX1-IO-2 Interests are entitled to a portion of the interest accruals on a Lower-Tier Interest having an “X” in its designation, as described in footnotes four and five, below,  such weighted average shall be computed by first reducing the interest rate on such Lower-Tier Interest by 1.00%.

(4)

The MTX1-IO-1 Interest is an interest only interest that does not have a principal balance. For only those Distribution Dates listed in the first column in the table below, the MTX1-IO-1 shall be entitled to interest accrued on the Lower-Tier Interest listed in second column in the table below at a per annum rate equal to 1.00%.

Distribution Dates	Lower-Tier REMIC Designation
1	LT-X1-1
1-2	LT-X1-2
1-3	LT-X1-3
1-4	LT-X1-4
1-5	LT-X1-5
1-6	LT-X1-6
1-7	LT-X1-7
1-8	LT-X1-8
1-9	LT-X1-9
1-10	LT-X1-10
1-11	LT-X1-11
1-12	LT-X1-12
1-13	LT-X1-13
1-14	LT-X1-14
1-15	LT-X1-15
1-16	LT-X1-16
1-17	LT-X1-17
1-18	LT-X1-18
1-19	LT-X1-19
1-20	LT-X1-20
1-21	LT-X1-21
1-22	LT-X1-22
1-23	LT-X1-23
1-24	LT-X1-24
1-25	LT-X1-25
1-26	LT-X1-26
1-27	LT-X1-27
1-28	LT-X1-28
1-29	LT-X1-29
1-30	LT-X1-30
1-31	LT-X1-31
1-32	LT-X1-32
1-33	LT-X1-33
1-34	LT-X1-34
1-35	LT-X1-35
1-36	LT-X1-36
1-37	LT-X1-37
1-38	LT-X1-38
1-39	LT-X1-39
1-40	LT-X1-40
1-41	LT-X1-41
1-42	LT-X1-42

(5)

The MTX1-IO-2 Interest is an interest only interest that does not have a principal balance. For only those Distribution Dates listed in the first column in the table below, the MTX1-IO-2 shall be entitled to interest accrued on the Lower-Tier Interest listed in second column in the table below at a per annum rate equal to 1.00%.

Distribution Dates	Lower-Tier REMIC Designation
1	LT-X2-1
1-2	LT-X2-2
1-3	LT-X2-3
1-4	LT-X2-4
1-5	LT-X2-5
1-6	LT-X2-6
1-7	LT-X2-7
1-8	LT-X2-8
1-9	LT-X2-9
1-10	LT-X2-10
1-11	LT-X2-11
1-12	LT-X2-12
1-13	LT-X2-13
1-14	LT-X2-14
1-15	LT-X2-15
1-16	LT-X2-16
1-17	LT-X2-17
1-18	LT-X2-18
1-19	LT-X2-19
1-20	LT-X2-20
1-21	LT-X2-21
1-22	LT-X2-22
1-23	LT-X2-23
1-24	LT-X2-24
1-25	LT-X2-25
1-26	LT-X2-26
1-27	LT-X2-27
1-28	LT-X2-28
1-29	LT-X2-29
1-30	LT-X2-30
1-31	LT-X2-31
1-32	LT-X2-32
1-33	LT-X2-33
1-34	LT-X2-34
1-35	LT-X2-35
1-36	LT-X2-36
1-37	LT-X2-37
1-38	LT-X2-38
1-39	LT-X2-39
1-40	LT-X2-40
1-41	LT-X2-41
1-42	LT-X2-42

(6)

The Class MT-R Interest is the sole class of residual interests in the Middle-Tier REMIC.  It does not have an interest rate or a principal balance.

On each Distribution Date, all amounts distributable with respect to the Lower-Tier Interests shall be allocated among the Middle-Tier Interests interest, and Realized Losses shall be allocated among the Middle Tier Interests, in the following order of priority:

(iii)

First, to the MTZ and the MTY Interests in reduction of their principal balances as follows –

(a)

To the MTZ Interest the amount, if any, required to reduce its principal balance to the MTZ Target Balance for such Distribution Date;

(b)

To the MTY Interest the amount, if any, required to reduce its principal balance to the MTY Target Balance for such Distribution Date;

(c)

To the MTZ and MTY Interest in proportion to their principal balances, after taking into account distributions pursuant to priorities (a) and (b) above, until the sum of their principal balances equals 2% of the Pool Balance immediately after such Distribution Date;

(iv)

Second, concurrently to the MT1-A1A, MT1-A1B, MT2-A1A, MT2-AIB, MTB-1, MTB-2, MTB-3, MTB-4, MTB-5, MYB-6, and MTB-7 Interests until the principal balance of each such Middle-Tier Interest equals 50% of the Class Certificate Balances of the Corresponding Class or Classes of Certificates for such Middle-Tier Interests immediately after such Distribution Date;

(v)

Third, to the MTQ Interest, until its principal balance equals the excess of (a) the Pool Balance immediately after such Distribution Date over (b) the aggregate of the principal balances of the other Lower-Tier Interests after taking into account the distributions made pursuant to priorities (i) and (ii) above on such Distribution Date;

(vi)

Fourth, remaining amounts shall be applied to interest distributions on the Middle-Tier Interests at the interest rates described above, provided, however, that any Net Deferred Interest on the Mortgage Loans will be allocated among and increase the principal balances of the Middle-Tier Interests in the same order of priority in which principal is distributed among the Middle-Tier Interests pursuant to priorities (i)(c), (ii), and (iii) above.

On each Distribution Date, the Securities Administrator shall be deemed to have distributed the Prepayment Penalties collected during the preceding Prepayment Period with respect to Pool 1 and Pool 2, in the case of Principal Prepayments in full, or during the related Collection Period, in the case of Principal Prepayments in part, to the Class MTQ Interest.

The Certificates

The following table sets forth (or describes) the Class designation, Pass-Through Rate, and Original Class Certificate Principal Balance (or Original Class Certificate Notional Amount) for each Class of Certificates comprising interests in the Trust Fund created hereunder.  Each Class of Certificates, other than the Class A-R and Class A-R-II Certificates, is hereby designated as representing ownership of regular interests in the Upper-Tier REMIC.

Class	Original Class Certificate Principal Balance or Class Certificate Notional Amount	Pass-Through Rate
Class 1-A1A	$208,413,000	(1)
Class 1-A1B	$52,103,000	(1)
Class 2-A1A	$253,986,000	(1)
Class 2-A1B	$169,324,000	(1)
Class X-1	$683,826,000 (2)	(1)(2)
Class X-2	$765,764,073 (3)	(1)(3)
Class PO	$100.00(4)	(5)
Class A-R(7)	$100.00	(1)
Class B-1	$26,037,000	(6)
Class B-2	$20,292,000	(6)
Class B-3	$14,549,000	(6)
Class B-4	$1,914,000	(6)
Class B-5	$8,423,000	(6)
Class B-6	$6,126,000	(6)
Class B-7	$4,596,973	(6)
Class A-R-II	(8)	(8)

____________

(1)

Calculated pursuant to the definition of “Pass-Through Rate.”

(2)

The Class X-1 Certificates will be deemed for purposes of the distribution of interest to consist of two Components: the X-1 IO-1 Component and the X-1 IO-2 Component.  The Components are not severable.  The Class X-1 Certificates are not entitled to distributions of principal.  For purposes of the REMIC Provisions, the Class X-1 Certificates shall be entitled on each Distribution Date to 100% of the amounts distributable on the MTX1-IO-1 and MTX1-IO-2 Interests.

(3)

For purposes of the REMIC provisions, the Class X-2 Certificates shall accrue interest on a notional balance equal to the sum of the principal balances of the Middle-Tier Interests (other than the MT-R, MTX1-IO-1, and MTX1-IO-2 Interests).  For purposes of the REMIC Provisions, interest shall accrue on the Class X-2 Certificate at a rate equal to the excess, if any, of (i) the product of (a) the weighted average of the interest rates on the MTZ and MTY Interests immediately after such Distribution Date, computed for this purpose by subjecting the interest rate on the MTY Interest to a cap of 0.00%, multiplied by (b) two, over (ii) the Adjusted Middle-Tier WAC. The Class X-2 Certificates are interest-only certificates and will not be entitled to distributions of principal.

(4)

The Class PO Certificates will be deemed for purposes of the distribution of principal to consist of two components:  the PO-1 Component and the PO-2 Component.  The Components are not severable.  For purposes of the REMIC Provisions, the Class PO Certificates shall accrue interest on a notional balance equal to the sum of the principal balances of the Middle-Tier Interests (other than the MT-R, MTX1-IO-1, and MTX1-IO-2 Interests).  For purposes of the REMIC Provisions, interest shall accrue on the Class PO Certificates at a rate equal to the excess of (i) the weighted average of the interest rates for the related Accrual Period on the Middle-Tier Interests (other than the MT-R, MTX1-IO-1, and the MTXI-IO-2 Interests) over (ii) the Adjusted Middle-Tier Pay Rate.  Any interest accrued on the Class PO Certificates will not be paid currently but shall increase the Component Principal Balances of the Class PO-1 and Class PO-2 Components in proportion to the amount of interest deferred on the related Loan Group.

(5)

The Class PO Certificate is a principal-only certificates and will not be entitled to distributions of interest.

(6)

Calculated pursuant to the definition of “Pass-Through Rate”, but adjusted, for purposes of the REMIC Provisions, to reflect the allocation, if any, of Subordinate Class Expense Share.

(7)

For purposes of the REMIC Provisions, the Class A-R Certificate represents the sole class of residual interest in the Upper-Tier REMIC as well as ownership of the MT-R Interests.

(8)

For purposes of the REMIC Provisions, the Class A-R-II Certificate represents ownership of the Class LT-R Interest, which is the sole class of residual interest in the Lower-Tier REMIC, and which does not have a principal balance or an interest rate.

ARTICLE I

DEFINITIONS; DECLARATION OF TRUST

SECTION 1.01. Defined Terms.

Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.  All calculations of interest described herein shall be made, in the case of the Class X-1, Class X-2, and Class A-R Certificates, and each of the Lower-Tier and Middle-Tier Interests, on the basis of an assumed 360-day year of twelve 30-day months, and in the case of the LIBOR Certificates, on the basis of an assumed 360-day year and the actual number of days elapse in the Accrual Period.

“1933 Act”:  The Securities Act of 1933, as amended.

“Acceptable Successor Servicer”:  A FHLMC- or FNMA-approved servicer that is  (i) reasonably acceptable to the Master Servicer and (ii) acceptable to each Rating Agency, as evidenced by a letter from each such Rating Agency delivered to the Master Servicer and the Trustee that such entity’s acting as a successor servicer will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates (without regard to the Certificate Insurance Policy).

“Accepted Master Servicing Practices”:  With respect to any Mortgage Loan, those customary mortgage servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Trustee or the Master Servicer (except in its capacity as successor to the Servicer).

“Account”:  The Distribution Account or the Servicing Account, as the context requires.

“Accrual Period”: With respect to each Distribution Date and any Class of Certificates (other than the LIBOR Certificates) and any Lower-Tier Interest, the calendar month immediately preceding the month in which that Distribution Date occurs.  With respect to each Distribution Date and the LIBOR Certificates, the period beginning on the immediately preceding Distribution Date (or the Closing Date, in the case of the first Distribution Date) and ending on the day immediately preceding the related Distribution Date.

“Accrued Interest Amount”:  For any Distribution Date and for any Undercollateralized Group, an amount equal to one month’s interest on the applicable Principal Deficiency Amount at the Net WAC, plus any interest accrued on such Undercollateralized Group remaining unpaid from prior Distribution Dates.

“Adjusted Cap Rate”:  Any of the Senior Adjusted Cap Rate, the Class X-2 Adjusted Cap Rate or Subordinate Adjusted Cap Rate, as applicable.

“Adjusted Middle-Tier Pay Rate”:  For any Distribution Date (and the related Accrual Period), the product of (i) 2 multiplied by (ii) the weighted average of the interest rates on the MT1-A1A, MT1-A1B, MT2-A1A, MT2-A1B, MTB-1, MTB-2, MTB-3, MTB-4, MTB-5, MTB-6, MTB-7, MTQ, MTZ, and MTY Interests, weighted on the basis of their principal balances as of the first day of the related Accrual Period.  Such weighted average rate shall be computed for this purpose by first subjecting the interest rate on the MTQ, MTZ, and MTY Interests to a cap of 0.00%, and first subjecting the interest rate on each of the MT1-A1A, MT1-A1B, MT2-A1A, MT2-A1B, MTB-1, MTB-2, MTB-3, MTB-4, MTB-5, MTB-6, and MTB-7 Interests to (i) a cap equal to the product of (a) the Pass-Through Rate for the Corresponding Class of Certificates (in the case of the Pass Through Rate on the Class 1-A1B and Class 2-A1B Certificates, computed by increasing the Margin by the Insurer Premium Rate) multiplied by (b) the quotient of (I) the actual number of days in the Accrual Period for the Corresponding Class of Certificates divided by (II) 30, if the Corresponding Class of Certificates is a Class of LIBOR Certificates) and (ii) a floor equal to the Adjusted Net WAC.

“Adjusted Middle-Tier WAC”:  For any Distribution Date (and the related Accrual Period), the product of (i) 2 multiplied by (ii) the weighted average of the interest rates on the MT1-A1A, MT1-A1B, MT2-A1A, MT2-A1B, MTB-1, MTB-2, MTB-3, MTB-4, MTB-5, MTB-6, MTB-7, MTQ, MTZ, and MTY Interests, weighted on the basis of their principal balances as of the first day of the related Accrual Period.  Such weighted average rate shall be computed for this purpose by first subjecting the interest rate on the MTQ, MTZ, and MTY Interests to a cap of 0.00%, and first subjecting the interest rate on each of the MT1-A1A, MT1-A1B, MT2-A1A, MT2-A1B, MTB-1, MTB-2, MTB-3, MTB-4, MTB-5, MTB-6, and MTB-7 Interests to a cap equal to the lesser of (i) the product of (a) Pass-Through Rate for the Corresponding Class of Certificates (in the case of the Pass Through Rate on the Class 1-A1B and Class 2-A1B Certificates, computed by increasing the Margin by the Insurer Premium Rate) multiplied by (b) the quotient of (I) the actual number of days in the Accrual Period for the Corresponding Class of Certificates divided by (II) 30, and (ii) the Adjusted Net WAC.

“Adjusted Net WAC”:  For any Distribution Date, the excess of (i) the Net WAC for such Distribution Date over (ii) the quotient of (a) the product of (I) the Net Deferred Interest for such Distribution Date multiplied by (II) 12, divided by (b) the Pool Balance for such Distribution Date.

“Adjustment Date”:  With respect to each Mortgage Loan, each adjustment date on which the related Loan Rate changes pursuant to the related Mortgage Note.  The first Adjustment Date following the Cut-Off Date as to each Mortgage Loan is set forth in the Mortgage Loan Schedule.

“Advance”:  With respect to any Distribution Date and any Mortgage Loan or REO Property, any advance made by the Servicer under the Servicing Agreement or the Master Servicer pursuant to Section 5.05.

“Adverse REMIC Event”:  Either (i) loss of status as a REMIC, within the meaning of Section 860D of the Code, for any group of assets identified as a REMIC in the Preliminary Statement to this Agreement, or (ii) imposition of any tax, including the tax imposed under Section 860F(a)(1) on prohibited transactions, and the tax imposed under Section 860G(d) on certain contributions to a REMIC, on any REMIC created hereunder to the extent such tax would be payable from assets held as part of the Trust Fund.

“Affiliate”:  With respect to any Person, any other Person controlling, controlled by or under common control with such Person.  For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Aggregate Subordinate Percentage”:  As to any Distribution Date, the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Certificate Principal Balances of the Classes of Subordinate Certificates and the denominator of which is the Pool Balance for such Distribution Date.

“Agreement”:  This Pooling and Servicing Agreement, dated as of July 1, 2005, as amended, supplemented and otherwise modified from time to time.

“Applicable Credit Support Percentage”:  As defined in Section 5.01(e).

“Apportioned Principal Balance”: As to any Class of Subordinate Certificates, either Loan Group and any Distribution Date, the Class Certificate Principal Balance of such Class immediately prior to such Distribution Date multiplied by a fraction, the numerator of which is the Subordinate Component for the related Loan Group for such date and the denominator of which is the sum of the Subordinate Components (in the aggregate).

“Assignment”:  As to any Mortgage, an assignment of mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient, under the laws of the jurisdiction in which the related Mortgaged Property is located, to reflect or record the sale of such Mortgage.

“Available Funds”:  As to any Distribution Date and any Loan Group, an amount equal to (i) the sum of (a) the aggregate of the Monthly Payments received on or prior to the related Determination Date (excluding Monthly Payments due in future Due Periods but received by the related Determination Date) in respect of the Mortgage Loans in that Loan Group, (b) Net Liquidation Proceeds, Insurance Proceeds, Principal Prepayments (excluding Prepayment Penalty Amounts), Recoveries and other unscheduled recoveries of principal and interest in respect of the Mortgage Loans in that Loan Group received during the related Prepayment Period, (c) the aggregate of any amounts received in respect of REO Properties for such Distribution Date in respect of the Mortgage Loans in that Loan Group, (d) the aggregate of any amounts of Interest Shortfalls (excluding for such purpose all shortfalls as a result of Relief Act Reductions) paid by the Servicer pursuant to the Servicing Agreement and Compensating Interest Payments deposited in the Distribution Account for that Distribution Date in respect of the Mortgage Loans in that Loan Group, (e) the aggregate of the Purchase Prices and Substitution Adjustments deposited in the Distribution Account during the related Prepayment Period in respect of the Mortgage Loans in that Loan Group, (f) the aggregate of any advances in respect of delinquent Monthly Payments made by the Servicer and Advances made by the Master Servicer for that Distribution Date in respect of the Mortgage Loans in that Loan Group, (g) the aggregate of any Advances made by the Trustee for that Distribution Date pursuant to Section 7.02 hereof in respect of the Mortgage Loans in that Loan Group and (h) the Termination Price allocated to such Loan Group on the Distribution Date on which the Trust is terminated; minus (ii) the sum of (y) the premium payable on such Distribution Date to the Certificate Insurer in respect of the Class 1-A1B and Class 2-A1B Certificates, (w) the Expense Fees for that Distribution Date in respect of the Mortgage Loans in that Loan Group, (x) amounts in reimbursement for Advances previously made in respect of the Mortgage Loans in that Loan Group and other amounts as to which the Servicer, the Trustee, the Master Servicer, the Securities Administrator and the Custodian are entitled to be reimbursed pursuant to Section 4.03, (y) the amount payable to the Trustee, the Master Servicer, the Custodian or the Securities Administrator pursuant to Sections 3.21(b), 3.22(c), 3.18 and 8.05 in respect of the Mortgage Loans in that Loan Group or if not related to a Mortgage Loan, allocated to each Loan Group on a pro rata basis and (z) amounts deposited in the Distribution Account in error in respect of the Mortgage Loans in that Loan Group.

“Bankruptcy Code”:  The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

“Basis Risk Reserve Fund”:  A fund created as part of the Trust Fund pursuant to Section 5.07 of this Agreement but which is not an asset of any of the REMICs.

“Basis Risk Shortfall”:  With respect to any Distribution Date and the LIBOR Certificates, the “Basis Risk Shortfall” for such class, if any, will equal the sum of:

(i)

the excess, if any, of the Interest Distributable Amount that such Class would have been entitled to receive if the Pass-Through Rate for such Class were calculated without regard to clause (b) in the definition thereof, over the actual Interest Distributable Amount such Class is entitled to receive for such Distribution Date;

(ii)

any excess described in clause (i) above remaining unpaid from prior Distribution Dates; and

(iii)

interest for the applicable Accrual Period on the amount described in clause (ii) above based on the Pass-Through Rate for such Class of Certificates, as applicable, determined without regard to clause (b) in the definition thereof.

“Book-Entry Certificates”:  Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a “Depository Participant”, or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 6.02 hereof).  On the Closing Date, all Classes of the Certificates other than the Physical Certificates shall be Book-Entry Certificates.

“Business Day”:  Any day other than a Saturday, a Sunday or a day on which banking or savings institutions in the State of California, the State of Maryland, the State of Minnesota, the State of New York or in the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

“Call Option”:  The right to terminate this Agreement and the Trust pursuant to the second paragraph of Section 10.01(a) hereof.

“Call Option Date”:  As defined in Section 10.01(a) hereof.

“Certificate”:  Any Regular Certificate or Residual Certificate.

“Certificate Insurance Policy”:  The Certificate Guaranty Insurance Policy (No. 51666-N) with respect to the Class 1-A1B and Class 2-A1B Certificates, and all endorsements thereto dated the Closing Date, issued by the Certificate Insurer for the benefit of the Holders of the Class 1-A1B and Class 2-A1B Certificates, a copy of which is attached hereto as Exhibit O.

“Certificate Insurer”:  Financial Security Assurance, Inc., a New York financial guaranty insurance company.

“Certificate Insurer Default”:  The existence and continuance of any of the following: (a) a failure by the Certificate Insurer to make a payment required under the Certificate Insurance Policy in accordance with its terms (unless such failure was due to the failure of the Securities Administrator to provide a correct and timely notice of claim); (b) the entry of a final and non-appealable decree or order of a court or agency having jurisdiction in respect of the Certificate Insurer in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law appointing a conservator or receiver or liquidator or other similar official of the Certificate Insurer or of any substantial part of its property, or the entering of a final and non-appealable order for the winding up or liquidation of the affairs of the Certificate Insurer; (c) the Certificate Insurer shall consent to the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Certificate Insurer or of or relating to all or substantially all of its property; or (d) the Certificate Insurer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or otherwise voluntarily commence a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

“Certificate Insurer Reimbursement Amount”:  For any Distribution Date, the sum of (a) all amounts previously paid by the Certificate Insurer in respect of Insured Amounts for which the Certificate Insurer has not been reimbursed prior to such Distribution Date and (b) interest accrued on the foregoing at the Late Payment Rate from the date the Securities Administrator received such amounts paid by the Certificate Insurer to such Distribution Date.

“Certificate Notional Amount”:  With respect to each Certificate of Class X-1 and Class X-2 and any date of determination, the product of (i) the Class Certificate Notional Amount of such Class and (ii) the applicable Percentage Interest of such Certificate.

“Certificate Owner” or “Owner”:  With respect to each Book-Entry Certificate, any beneficial owner thereof and with respect to each Physical Certificate, the Certificateholder thereof.

“Certificate Principal Balance”:  With respect to each Certificate of a given Class (other than the Class X-1 and Class X-2 Certificates) and any date of determination, the product of (i) the Class Certificate Principal Balance of such Class and (ii) the applicable Percentage Interest of such Certificate.

“Certificate Register” and “Certificate Registrar”:  The register maintained and registrar appointed pursuant to Section 6.02 hereof.  The Securities Administrator will act as Certificate Registrar on behalf of the Trustee.

“Certificateholder” or “Holder”:  The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or non-U.S. Person shall not be a Holder of a Residual Certificate for any purpose hereof.

“Class”:  Collectively, Certificates that have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

“Class 1-A1A Certificate”:  Any of the Class 1-A1A Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 1-A1B Certificate”: Any of the Class 1-A1B Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 2-A1A Certificate”:  Any of the Class 2-A1A Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 2-A1B Certificate”:  Any of the Class 2-A1B Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class A-R Certificate”:  The Class A-R Certificate as designated on the face thereof executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit B, evidencing the ownership of the sole class of “residual interest” in each REMIC (other than the Lower-Tier REMIC) created hereunder and representing the right to distributions as set forth herein and therein.

“Class A-R-II Certificate”:  The Class A-R-II Certificate as designated on the face thereof executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit B, evidencing the ownership of the sole class of “residual interest” in the Lower-Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class B-1 Certificate”:  Any of the Class B-1 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class B-2 Certificate”:  Any of the Class B-2 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class B-3 Certificate”:  Any of the Class B-3 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class B-4 Certificate”:  Any of the Class B-4 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class B-5 Certificate”:  Any of the Class B-5 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class B-6 Certificate”:  Any of the Class B-6 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class B-7 Certificate”:  Any of the Class B-7 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class Certificate Notional Amount”:  With respect to the Class X-1 Certificates and any Distribution Date, each of the X-1 IO-1 Component Notional Amount (with respect to amounts to be paid from Available Funds for Loan Group 1) and the X-1 IO-2 Component Notional Amount (with respect to amounts to be paid from Available Funds for Loan Group 2), in each case for such Distribution Date.  With respect to the Class X-2 Certificates and any Distribution Date, the aggregate Principal Balance of the Mortgage Loans as of the first day of the month prior to such Distribution Date.

“Class Certificate Principal Balance”:  As to any Distribution Date, with respect to any Class of Certificates (other than the Class X-1 and Class X-2 Certificates), the Original Class Certificate Principal Balance as (a) reduced by the sum of (x) all amounts actually distributed in respect of principal of that Class on all prior Distribution Dates (provided, however, that the Certificate Insurer will be subrogated to the amount of any Realized Losses paid by it to the Insured Certificates), (y) all Realized Losses, if any, actually allocated to that Class on all prior Distribution Dates and (z) in the case of the Subordinate Certificates, any applicable Writedown Amount, as increased by the amount of Deferred Interest allocated to such Class of Certificates on such Distribution Date as set forth in Section 5.02 and (b) increased pursuant to Section 5.08.  With respect to the Class PO Certificates, the sum of the Component Principal Balances of the Principal-Only Components as (a) reduced by the sum of (x) all amounts actually distributed in respect of principal of such Components on all prior Distribution Dates and (y) all Realized Losses, if any, actually allocated to such Components on all prior Distribution Dates, as increased by the amount of Net Deferred Interest allocated to such Components on such Distribution Date as set forth in Section 5.02 and (b) increased pursuant to Section 5.08.

“Class PO Certificate”:  Any of the Class PO Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered b y the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-3, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class Subordination Percentage”:  With respect to each Class of Subordinate Certificates and any Distribution Date, the percentage equivalent of a fraction the numerator of which is the Class Certificate Principal Balance of such Class immediately before such Distribution Date and the denominator of which is the aggregate of the Class Certificate Principal Balances of all Classes of Certificates and Component Principal Balances immediately before such Distribution Date.

“Class X-1 Certificate”:  Any of the Class X-1 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-2, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class X-2 Adjusted Cap Rate”:  With respect to the Class X-2 Certificates and any Distribution Date, shall equal the Pass-Through Rate for the Class X-2 Certificates, computed for this purpose by (i) reducing the weighted average of the Net Mortgage Rates by a per annum rate equal to the quotient of (a) the Net Deferred Interest for such Distribution Date multiplied by 12, and (b) the Aggregate Principal Balance of the Mortgage Loans as of the first day of the month prior to such Distribution Date, and (ii) computing the weighted average of the Pass-Through Rates of the certificates (other than the Class X-2 Certificates) by substituting “LIBOR Adjusted Cap Rate” for “Net WAC Cap” in the definition of Pass-Through Rate for each of the Class A-R, Class 1-A1A, Class 1-A1B, Class 2-A1A, Class 2-A1B and Subordinate Certificates.

“Class X-2 Apportionment Rule”:  Either the Group 1 Class X-2 Apportionment Rule or the Group 2 Class X-2 Apportionment Rule, as applicable.

“Class X-2 Certificate”:  Any of the Class X-2 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-2, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class X-2 Certificate Notional Balance”:  As of any Distribution Date, the aggregate Principal Balance of the Mortgage Loans at the end of the related Due Period.

“Close of Business”:  As used herein, with respect to any Business Day and location, 5:00 p.m. at such location.

“Closing Date”:  August 10, 2005.

“Code”:  The Internal Revenue Code of 1986, as amended.

“Commission”:  U.S. Securities and Exchange Commission.

“Commitment Letter”:  The letter dated the Closing Date from the Certificate Insurer to Greenwich Capital Markets, Inc. (a copy of which has been furnished to the Trustee and Securities Administrator) setting forth the payment arrangements for the premium on the Certificate Insurance Policy and certain related expense payment arrangements.

“Compensating Interest Payment”:  With respect to any Distribution Date, an amount equal to the amount, if any, by which (x) the aggregate amount of any Interest Shortfalls (excluding for such purpose all shortfalls as a result of Relief Act Reductions) required to be paid by the Servicer pursuant to the Servicing Agreement with respect to such Distribution Date, exceeds (y) the aggregate amount actually paid by the Servicer in respect of such shortfalls; provided, that such amount, to the extent payable by the Master Servicer, shall not exceed the aggregate Master Servicing Fee that would be payable to the Master Servicer in respect of such Distribution Date without giving effect to any Compensating Interest Payment.

“Component”:  Any of the X-1 IO-1 Component, the X-1 IO-2 Component, PO-1 Component or the PO-2 Component, as applicable.

“Component Principal Balance”:  As of any date of determination, the Component Principal Balance for each of the PO-1 Component and the PO-2 Component on such date.

“Corporate Trust Office”:  With respect to the Trustee, the principal corporate trust office at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at 1761 East St. Andrew Place, Santa Ana, CA 92705, Attention: DSLA 2005-AR5 (GC05D5), or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer, the Securities Administrator and the Seller.  With respect to the Certificate Registrar and presentment of Certificates for registration of transfer, exchange or final payment, Wells Fargo Bank, N.A., 6th Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust, DSLA Mortgage Loan Trust 2005-AR5.

“Corresponding Class”:  With respect to each class of Middle-Tier Interests, the Class or Classes of Certificates so designated in the Preliminary Statement.

“Custodian”:  Deutsche Bank National Trust Company, its successors acting as custodian of the Mortgage Files, as indicated on the Mortgage Loan Schedule.

“Custodial Fee”:  The monthly fee paid to the Custodian for its services rendered, which will be paid by the Master Servicer from the Master Servicing Fee.

“Cut-Off Date”:  With respect to any Mortgage Loan other than a Qualified Substitute Mortgage Loan, the Close of Business in New York City on July 1, 2005.  With respect to any Qualified Substitute Mortgage Loan, the date designated as such on the Mortgage Loan Schedule (as amended).

“Cut-Off Date Aggregate Principal Balance”: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans in each Loan Group.

“Cut-Off Date Principal Balance”:  With respect to any Mortgage Loan, the principal balance thereof remaining to be paid, after application of all scheduled principal payments due on or before the Cut-Off Date whether or not received as of the Cut-Off Date (or as of the applicable date of substitution with respect to a Qualified Substitute Mortgage Loan).

“DBRS”: Dominion Bond Rating Service, Inc., and any successors thereto.

“Debt Service Reduction”:  With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for that Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, unless the reduction results from a Deficient Valuation.

“Deferred Interest”:  With respect to each Mortgage Loan and each related Due Date, will be the excess, if any, of the amount of interest accrued on such Mortgage Loan from the preceding Due Date to such due date over the portion of the Monthly Payment allocated to interest for such Due Date.

“Deficiency Amount”:  Means with respect to the Class 1-A1B and Class 2-A1B Certificates (1) with respect to each Distribution Date, the excess, if any, of the Monthly Interest Distributable Amount on the Class 1-A1B and Class 2-A1B Certificates for such Distribution Date, net of any Net Interest Shortfalls, Basis Risk Shortfalls or Net Deferred Interest, over the amount of Available Funds to pay such net amount on the Class 1-A1B and Class 2-A1B Certificates on such Distribution Date, (2) with respect to each Distribution Date, the amount, if any, of any Realized Losses allocable to the Class 1-A1B and Class 2-A1B Certificates on such Distribution Date (after giving effect to all distributions to be made thereon on such Distribution Date, other than pursuant to a claim on the Certificate Insurance Policy) and (3) with respect to the Final Distribution Date, the outstanding Certificate Principal Balance of the Class 1-A1B and Class 2-A1B Certificates, after giving effect to all payments of principal on the Class 1-A1B and Class 2-A1B Certificates on such Final Distribution Date, other than pursuant to a claim on the Certificate Insurance Policy on that Distribution Date.  Deficiency Amount shall not include (a) any portion of a Deficiency Amount due to holders of the Insured Certificates because a notice and certificate in proper form as required by the Certificate Insurance Policy was not timely received by the Certificate Insurer and (b) any portion of a Deficiency Amount due to holders of the Insured Certificates representing interest on any unpaid interest accrued from and including the date of payment by the Certificate Insurer of the amount of such unpaid interest.

“Deficient Valuation”:  With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

“Definitive Certificates”:  Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 6.02(c) or (d) hereof.

“Deleted Mortgage Loan”:  A Mortgage Loan replaced or to be replaced by one or more Qualified Substitute Mortgage Loans.

“Delinquent”:  Any Mortgage Loan with respect to which the Monthly Payment due on a Due Date is not made, as reported by the Servicer to the Master Servicer.

“Depositor”:  Greenwich Capital Acceptance, Inc., a Delaware corporation, or any successor in interest.

“Depository”:  The initial Depository shall be The Depository Trust Company, whose nominee is Cede & Co., or any other organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.  The Depository shall initially be the registered Holder of the Book-Entry Certificates.  The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

“Depository Participant”:  A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Determination Date”:  For any Distribution Date and each Mortgage Loan, the date each month, as set forth in the Servicing Agreement, on which the Servicer determines the amount of all funds required to be remitted to the Master Servicer on the Servicer Remittance Date with respect to the Mortgage Loans.

“Directly Operate”:  With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by any REMIC formed hereby other than through an Independent Contractor; provided, however, that the Trustee (or the Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

“Disqualified Organization”:  A “disqualified organization” defined in Section 860E(e)(5) of the Code, or any other Person so designated by the Trustee based upon an Opinion of Counsel provided to the Trustee by nationally recognized counsel acceptable to the Trustee that the holding of an ownership interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Residual Certificate to such Person.

“Distribution Account”:  The trust account or accounts created and maintained by the Master Servicer, on behalf of the Trustee pursuant to Section 4.02 hereof in the name of the Trustee for the benefit of the Securities Administrator, as Paying Agent for the Trustee, the Certificate Insurer and the Certificateholders and designated “Distribution Account, Deutsche Bank National Trust Company, as Trustee, in trust for the registered Certificateholders of DSLA Mortgage Loan Trust 2005-AR5, DSLA Mortgage Pass-Through Certificates, Series 2005-AR5” and which must be an Eligible Account.

“Distribution Account Income”:  As to any Distribution Date, any interest or other investment income earned on funds deposited in the Distribution Account during the month of such Distribution Date.

“Distribution Date”:  The 19th day of the month, or, if such day is not a Business Day, the next Business Day commencing in August 2005.

“Distribution Date Statement”:  As defined in Section 5.04(a) hereof.

“Due Date”:  With respect to each Mortgage Loan and any Distribution Date, the first day of the calendar month in which that Distribution Date occurs on which the Monthly Payment for such Mortgage Loan was due, exclusive of any days of grace.

“Due Period”:  With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which that Distribution Date occurs and ending on the first day of the month in which that Distribution Date occurs.

“Eligible Account”:  Any of

(i)

an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated in the highest short term rating category of the Rating Agency at the time any amounts are held on deposit therein;

(ii)

an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by it), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to the Rating Agency, the Certificateholders will have a claim with respect to the funds in the account or a perfected first priority security interest against the collateral (which shall be limited to Permitted Investments) securing those funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained;

(iii)

a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity,

(iv)

an account otherwise acceptable to the Rating Agency without reduction or withdrawal of its then current ratings of the Certificates as evidenced by a letter from the Rating Agency to the Trustee.  Eligible Accounts may bear interest, and any account with the depository institution acting as Trustee hereunder may be an Eligible Account so long as it otherwise satisfies the requirements of this definition.

“ERISA”:  The Employee Retirement Income Security Act of 1974, as amended.

“ERISA-Restricted Certificates”:  The Class B-5, Class B-6, Class B-7, Class A-R and Class A-R-II Certificates and any Certificate that does not satisfy the applicable rating requirement under the Underwriter’s Exemption.

“ERISA-Qualifying Underwriting”:  A best efforts or firm commitment underwriting or private placement that meets the requirements of an Underwriter’s Exemption.

“Event of Default”:  Any one of the events (howsoever described) set forth in Section 7.01 hereof as an event or events upon the occurrence and continuation of which the Master Servicer may be terminated.

“Expense Fee” With respect to any Mortgage Loan, the sum of (i) the Master Servicing Fee and (ii) the Servicing Fee.

“Fannie Mae”:  The Federal National Mortgage Association or any successor thereto.

“FDIC”:  The Federal Deposit Insurance Corporation or any successor thereto.

“Final Distribution Date”:  The Distribution Date occurring in September 2045.

“Final Recovery Determination”:  With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller pursuant to or as contemplated by Sections 2.03 and 10.01), a determination made by the Servicer, and reported to the Master Servicer, that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer expects to be finally recoverable in respect thereof have been so recovered.

“Freddie Mac”:  The Federal Home Loan Mortgage Corporation or any successor thereto.

“GCFP”:  Greenwich Capital Financial Products, Inc., and its successors and assigns.

“Gross Margin”:  With respect to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the applicable Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Loan Rate for such Mortgage Loan.

“Group 1 Mortgage Loan”:  A Mortgage Loan that is identified as such on the Mortgage Loan Schedule.

“Group 1 Class X-2 Apportionment Rule”:  For purposes of calculating the interest distributable to the Class X-2 Certificates from Loan Group 1 for any Accrual Period, an amount equal to the product of (a) the Monthly Interest Distributable Amount for the Class X-2 Certificates for such Distribution Date and (b) a fraction, the numerator of which is the aggregate Stated Principal Balance of the Group 1 Mortgage Loans and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans, in each case, as of the first day of the related Due Period.

“Group 1 Yield Maintenance Agreement”:  The transaction evidenced by the ISDA Master Agreement dated August 10, 2005, together with the related Schedule and Swap Confirmation and any other related documents thereto, between the Yield Maintenance Provider and the Securities Administrator.  The Group 1 Yield Maintenance Agreement will be for the benefit of the Class 1-A1A and Class 1-A1B Certificates.

“Group 2 Mortgage Loan”:  A Mortgage Loan that is identified as such on the Mortgage Loan Schedule.

“Group 2 Class X-2 Apportionment Rule”:  For purposes of calculating the interest distributable to the Class X-2 Certificates from Loan Group 2 for any Accrual Period, an amount equal to the product of (a) the Monthly Interest Distributable Amount for the Class X-2 Certificates for such Distribution Date and (b) a fraction, the numerator of which is the aggregate Stated Principal Balance of the Group 2 Mortgage Loans and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans, in each case, as of the first day of the related Due Period.

“Group 2 Yield Maintenance Agreement”:  The transaction evidenced by the ISDA Master Agreement dated August 10, 2005, together with the related Schedule and Swap Confirmation and any other related documents thereto, between the Yield Maintenance Provider and the Securities Administrator.  The Group 1 Yield Maintenance Agreement will be for the benefit of the Class 2-A1A and Class 2-A2B Certificates.

“Indemnification Agreement”:  The Indemnification Agreement dated as of the Closing Date among the Depositor, the Seller, Greenwich Capital Markets, Inc. and the Certificate Insurer, including any amendments and supplements thereto.

“Indemnified Persons”:  The Trustee, the Master Servicer, the Depositor, the Custodian, the Certificate Insurer and the Securities Administrator and their respective officers, directors, agents and employees and, with respect to the Trustee, any separate co-trustee and its officers, directors, agents and employees.

“Independent”:  When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor and its Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor or any Affiliate thereof, and (c) is not connected with the Depositor or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or any Affiliate thereof.

“Independent Contractor”:  Either (i) any Person (other than the Master Servicer) that would be an “independent contractor” with respect to any REMIC formed hereby within the meaning of Section 856(d)(3) of the Code if such REMIC were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as no REMIC formed hereby receives or derives any income from such Person and provided that the relationship between such Person and the applicable REMIC is at arm’s length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Master Servicer) if the Trustee has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

“Index”:  With respect to each Mortgage Loan and each Adjustment Date, the index specified in the related Mortgage Note.

“Initial Certificate Principal Balance”:  With respect to any Certificate other than the Class X-1 and Class X-2 Certificates, the amount designated “Initial Certificate Principal Balance” on the face thereof.

“Initial Certificate Notional Amount”:  With respect to any Class X-1 and Class X-2 Certificates, the amount designated “Initial Certificate Notional Amount” on the face thereof.

“Insurance Proceeds”:  With respect to any Mortgage Loan, proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with the Servicing Agreement.

“Insured Amount”:  The meaning assigned to the term “Guaranteed Distributions” in the Certificate Insurance Policy.

“Insured Certificates”:  The Class 1-A1B and Class 2-A1B Certificates.

“Insurer Premium Rate”:  0.08% per annum.

“Interest-Only Component” or “IO Component”:  Each of the X-1 IO-1 Component and the X-1 IO-2 Component, as applicable.

“Interest Distributable Amount”:  With respect to any Distribution Date and each Class of Certificates other than the Class PO Certificates, (or, with respect to the Class X-1 Certificates, each of the X-1 IO-1 Component and X-1 IO-2 Component), the sum of (i) the Monthly Interest Distributable Amount for that Class or Interest-Only Component and (ii) the Unpaid Interest Shortfall Amount for that Class or Interest-Only Component or Components.

“Interest Shortfall”:  With respect to any Distribution Date and each Mortgage Loan that during the related Prepayment Period was the subject of a Principal Prepayment or a reduction of its Monthly Payment under the Relief Act, an amount determined as follows:

(a)

Principal Prepayments in part received during the relevant Prepayment Period:  the difference between (i) one month’s interest at the applicable Net Loan Rate on the amount of such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Loan Rate) actually received with respect to such prepayment at the time of such prepayment; and

(b)

Principal Prepayments in full received during the relevant Prepayment Period:  the difference between (i) one month’s interest at the applicable Net Loan Rate on the Stated Principal Balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Loan Rate) actually received with respect to such prepayment at the time of such prepayment; and

(c)

the amount of any Relief Act Reductions for such Distribution Date.

“Late Payment Rate”:  For any Distribution Date, the lesser of (i) the greater of (a) the rate of interest, as it is publicly announced by Citibank, N.A. at its principal office in New York, New York as its prime rate (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus 3% and (b) the then applicable highest rate of interest on the Insured Certificates and (ii) the maximum rate permissible under applicable usury or similar laws limiting interest rates.  The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

“Latest Possible Maturity Date”:  As determined as of the Cut-Off Date, the Distribution Date following the fifth anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-Off Date.

“LIBOR”:  With respect to each Accrual Period, a per annum rate determined on the  second LIBOR Business Day immediately preceding the commencement of each Accrual Period for the LIBOR Certificates in the following manner by the Securities Administrator on the basis of the “Interest Settlement Rate” set by the BBA for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on the related LIBOR Determination Date.

(a)

If on such a LIBOR Determination Date, the BBA’s Interest Settlement Rate does not appear on the Telerate Page 3750 as of 11:00 a.m. (London time), or if the Telerate Page 3750 is not available on such date, the Securities Administrator will obtain such rate from Reuters’ “page LIBOR 01” or Bloomberg’s page “BBAM.”  If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate.  In the event that the BBA no longer sets an Interest Settlement Rate, the Securities Administrator will designate an alternative index that has performed, or that the Securities Administrator expects to perform, in a manner substantially similar to the BBA’s Interest Settlement Rate.  The Securities Administrator will have no liability for the selection of such alternative index (and shall be entitled to rely on such advice, if any, as it may deem appropriate in such selection), except that the Securities Administrator will select a particular index as the alternative index only if it receives an Opinion of Counsel, which opinion shall be an expense reimbursed from the Distribution Account, that the selection of such index will not cause any REMIC created hereunder to lose its classification as a REMIC for federal income tax purposes.

(b)

The establishment of LIBOR by the Securities Administrator and the Securities Administrator’s subsequent calculation of the Pass-Through Rate applicable to the LIBOR Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

“LIBOR Adjusted Cap Rate”:  For any Distribution Date and any Class of LIBOR Certificates, the applicable Net WAC Cap for that Distribution Date, computed for this purposes by first reducing the Net WAC by a per annum rate equal to (i) the quotient of (a) the product of the Net Deferred Interest, if any, on the Mortgage Loans for the Distribution Date multiplied by (b) 12, and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the month before such Distribution Date (or in the case of the first Distribution Date, as of the Cut-Off Date).

“LIBOR Business Day”:  Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

“LIBOR Certificates”:  The Class 1-A1A, Class 1-A1B, Class 2-A1A, Class 2-A1B, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates.

“LIBOR Determination Date”:  The second LIBOR London Business Day immediately preceding the commencement of each Accrual Period for the LIBOR Certificates.

“LIBOR London Business Day”:  Any day on which banks in London, England are open and conducting transactions in foreign currency and exchange.

“Liquidated Mortgage Loan”:  As to any Distribution Date, any Mortgage Loan in respect of which the Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Prepayment Period, that all Liquidation Proceeds that it expects to recover with respect to the liquidation of such Mortgage Loan or disposition of the related REO Property have been recovered.

“Liquidation Event”:  With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated hereunder.  With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from the Trust Fund by reason of its being sold or purchased pursuant to Section 10.01 hereof or the applicable provisions of the Servicing Agreement.

“Liquidation Expenses”:  With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the Master Servicer or the Servicer, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys’ fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

“Liquidation Proceeds”:  With respect to any Mortgage Loan, the amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Servicer as proceeds from the liquidation of such Mortgage Loan, as determined in accordance with the applicable provisions of the Servicing Agreement, other than Recoveries; provided that with respect to any Mortgage Loan or REO Property repurchased, substituted or sold pursuant to or as contemplated hereunder, or pursuant to the applicable provisions of the Servicing Agreement, “Liquidation Proceeds” shall also include amounts realized in connection with such repurchase, substitution or sale.

“Loan Group”:  Either Loan Group 1 or Loan Group 2, as the context requires.

“Loan Group Balance”:  As to each Loan Group, the aggregate of the Stated Principal Balances of the Mortgage Loans in such Loan Group that were Outstanding Mortgage Loans at the time of determination.

“Loan Group 1”:  At any time, the Group 1 Mortgage Loans in the aggregate and any REO Properties acquired in respect thereof.

“Loan Group 2”:  At any time, the Group 2 Mortgage Loans in the aggregate and any REO Properties acquired in respect thereof.

“Loan Rate”:  With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note.

“Loan-to-Value Ratio”:  With respect to each Mortgage Loan and any date of determination, a fraction, expressed as a percentage, the numerator of which is the Principal Balance of the Mortgage Loan at such date of determination and the denominator of which is the Value of the related Mortgaged Property.

“Lost Note Affidavit”:  With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Originator certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note and indemnifying the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note) in the form of Exhibit H hereto.

“Lower-Tier Interest”:  Any one of the interests in the Lower-Tier REMIC, as described in the Preliminary Statement.

“Lower-Tier REMIC”: As described in the Preliminary Statement.

“LT-R Interest”:  As described in the Preliminary Statement.

“Majority Certificateholders”:  The Holders of Certificates evidencing at least 51% of the Voting Rights.

“Margin”:  On each Distribution Date on or prior to the Call Option Date, (i) with respect to the Class 1-A1A Certificates, 0.330% per annum, and on each Distribution Date after the Call Option Date, 0.660% per annum, (ii) with respect to the Class 1-A1B Certificates, 0.340% per annum, and on each Distribution Date after the Call Option Date, 0.680% per annum, (iii) with respect to the Class 2-A1A Certificates, 0.330% per annum, and on each Distribution Date after the Call Option Date, 0.660% per annum, (iv) with respect to the Class 2-A1B Certificates, 0.340% per annum, and on each Distribution Date after the Call Option Date, 0.680% per annum, (v) with respect to the Class B-1 Certificates, 0.590% per annum, and on each Distribution Date after the Call Option Date, 0.885% per annum, (vi) with respect to the Class B-2 Certificates, 0.950% per annum, and on each Distribution Date after the Call Option Date, 1.425% per annum, (vii) with respect to the Class B-3 Certificates, 1.600% per annum, and on each Distribution Date after the Call Option Date, 2.400% per annum and (viii) with respect to the Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates, 1.750% per annum, and on each Distribution Date after the Call Option Date, 2.625% per annum.

“Master Servicer”:  Wells Fargo Bank, N.A., or any successor Master Servicer appointed as herein provided.

“Master Servicing Fee”:  As to any Distribution Date and each related Mortgage Loan, an amount equal to the product of the applicable Master Servicing Fee Rate and the outstanding Principal Balance of such Mortgage Loan as of the first day of the related Due Period.  The Master Servicing Fee for any Mortgage Loan shall be payable in respect of any Distribution Date from the interest portion of the Monthly Payment or other payment or recovery with respect to such Mortgage Loan, or as otherwise provided in Section 4.03(a).

“Master Servicing Fee Rate”:  0.0085% per annum.

“Maximum Loan Rate”:  With respect to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Loan Rate thereunder.

“MERS”:  Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS Mortgage Loan”:  Any Mortgage Loan registered with MERS on the MERS System.

“MERS® System”:  The system of recording transfers of mortgages electronically maintained by MERS.

“Middle-Tier Interest”:  Any one of the interests in the Middle-Tier REMIC, as described in the Preliminary Statement.

“Middle-Tier REMIC”:  As described in the Preliminary Statement.

“MIN”:  The Mortgage Identification Number for any MERS Mortgage Loan.

“MOM Loan”:  Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

“Monthly Interest Distributable Amount”:  With respect to each Class of Certificates  other than the Class PO Certificates (or, with respect to the Class X-1 Certificates, each of the
X-1 IO-1 Component and the X-1 IO-2 Component) and any Distribution Date, the amount of interest accrued during the related Accrual Period at the lesser of the related Pass-Through Rate and the related Adjusted Cap Rate on the Class Certificate Principal Balance or Class Certificate Notional Amount, as applicable, of that Class or IO Component, as applicable, immediately prior to that Distribution Date; provided, however, that for purposes of compliance with the REMIC Provisions, (A) the Monthly Interest Distributable Amount for each Class of Subordinate Certificates shall be calculated by reducing the related Pass-Through Rate by a per annum rate equal to (i) 12 times the Subordinate Class Expense Share for such Class divided by (ii) the Class Certificate Principal Balance of such Class as of the beginning of the related Accrual Period and (B) such Class shall be deemed to bear interest at such Pass-Through Rate as so reduced for federal income tax purposes; provided, further, on each Distribution Date, the Monthly Interest Distributable Amount that would otherwise be distributable to the IO Component (after giving effect to any reduction in respect of Deferred Interest allocated to the IO Component on such Distribution Date), may be reduced by any Required Reserve Fund Deposit for such Distribution Date; provided, further, such Monthly Interest Distributable Amount shall be reduced if the Pass-Through Rate applicable to such Class or the IO Component for the related Accrual Period exceeds the Adjusted Cap Rate applicable to such Class or the IO Component for such Distribution Date, subject to the allocation priority set forth in Section 5.02 herein.

“Monthly Payment”:  With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan that is payable by the related Mortgagor from time to time under the related Mortgage Note, determined, for the purposes of this Agreement: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Servicer pursuant to the applicable provisions of the Servicing Agreement; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

“Moody’s”:  Moody’s Investors Service, Inc. and its successors.

“Mortgage”:  The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

“Mortgage File”:  With respect to each Mortgage Loan, the mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

“Mortgage Loan”:  Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(b) hereof as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

“Mortgage Loan Purchase Agreement”:  The Mortgage Loan Purchase Agreement between the Seller and the Depositor, dated as of July 1, 2005, regarding the transfer of the Mortgage Loans by the Seller (including the Seller’s rights and interests in the Servicing Agreement) to or at the direction of the Depositor.

“Mortgage Loan Schedule”:  As of any date, the list of Mortgage Loans included in the Trust Fund on such date, attached hereto as Schedule I.  The Mortgage Loan Schedule shall be prepared by the Seller and shall set forth the following information with respect to each Mortgage Loan:

(i)

the Mortgage Loan identifying number;

(ii)

the Mortgagor’s name;

(iii)

the street address of the Mortgaged Property including the state and five-digit ZIP code;

(iv)

a code indicating whether the Mortgaged Property was represented by the borrower, at the time of origination, as being owner-occupied;

(v)

a code indicating whether the Residential Dwelling constituting the Mortgaged Property is (a) a detached single family dwelling, (b) a dwelling in a planned unit development, (c) a condominium unit, (d) a two- to four-unit residential property, (e) a townhouse or (f) other type of Residential Dwelling;

(vi)

if the related Mortgage Note permits the borrower to make Monthly Payments of interest only for a specified period of time, (a) the original number of such specified Monthly Payments and (b) the remaining number of such Monthly Payments as of the Cut-Off Date;

(vii)

the original months to maturity;

(viii)

the stated remaining months to maturity from the Cut-Off Date based on the original amortization schedule;

(ix)

the Loan-to-Value Ratio at origination;

(x)

 [reserved];

(xi)

the Loan Rate in effect immediately following the Cut-Off Date;

(xii)

the date on which the first Monthly Payment is or was due on the Mortgage Loan;

(xiii)

the stated maturity date;

(xiv)

the Servicing Fee Rate, if any;

(xv)

the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

(xvi)

the original principal balance of the Mortgage Loan;

(xvii)

the Stated Principal Balance of the Mortgage Loan on the Cut-Off Date and  a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

(xviii)

the Index and Gross Margin specified in related Mortgage Note;

(xix)

the next Adjustment Date, if applicable;

(xx)

the Maximum Loan Rate, if applicable;

(xxi)

the Value of the Mortgaged Property;

(xxii)

the sale price of the Mortgaged Property, if applicable;

(xxiii)

the product code;

(xxiv)

 [reserved];

(xxv)

 [reserved];

(xxvi)

the respective Loan Group; and

(xxvii)

the Custodian’s name, if there is more than one Custodian.

Information set forth in clauses (ii) and (iii) above regarding each Mortgagor and the related Mortgaged Property shall be confidential and the Trustee (or the Master Servicer) shall not disclose such information; provided that, notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, or information obtained by Trustee from sources other than the other parties hereto, (ii) disclosure of any and all information (A) if required to do so by any applicable, law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any respects of Trustee’s business or that of its affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which Trustee or any affiliate or an officer, director, employer or shareholder thereof is a party or (D) to any affiliate, independent or internal auditor, agent, employee or attorney of Trustee having a need to know the same, provided that Trustee advises such recipient of the confidential nature of the information being disclosed, or (iii) any other disclosure authorized by the Depositor or Master Servicer.

The Mortgage Loan Schedule, as in effect from time to time, shall also set forth the following information with respect to the Mortgage Loans in the aggregate as of the Cut-Off Date: (1) the number of Mortgage Loans; (2) the current Principal Balance of the Mortgage Loans; (3) the weighted average Loan Rate of the Mortgage Loans; and (4) the weighted average remaining months to maturity of the Mortgage Loans.  The Mortgage Loan Schedule shall be amended from time to time by the Seller in accordance with the provisions of this Agreement.

“Mortgage Note”:  The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

“Mortgaged Property”:  The fee simple or leasehold interest in real property, together with improvements thereto including any exterior improvements to be completed within 120 days of disbursement of the related Mortgage Loan proceeds.

“Mortgagor”:  The obligor on a Mortgage Note.

“MTA”:  The twelve-month average yields on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519).

“MTA Indexed”:  Indicates a Mortgage Loan that has an adjustable Loan Rate calculated on the basis of the MTA index.

“MT-R Interest”: As described in the Preliminary Statement.

“MTY Target Balance”:  For any Distribution Date, the excess, if any, of (i) the quotient of (a) the product of (I) the principal balance of the MTZ Interest immediately preceding such Distribution Date multiplied by (II) the Net WAC for such Distribution Date multiplied by (III) two, divided by (b) the Adjusted Net WAC for such Distribution Date, over (ii) the principal balance of the MTZ Interest immediately preceding such Distribution Date.

“MTZ Target Balance”:  For any Distribution Date, the excess, if any, of (i) the quotient of (a) the principal balance of the MTY Interest immediately preceding such Distribution Date divided by (b) the difference between (I) 100% minus (II) the quotient of (A) the Adjusted Net WAC for such Distribution Date divided by (B) the product of (1) two multiplied by (2) the Net WAC for such Distribution Date, over (ii) the principal balance of the MTY Interest immediately preceding such Distribution Date.

“Net Deferred Interest”:  With respect to each Loan Group and any Distribution Date, the greater of (i) the excess, if any, of the Deferred Interest for such Loan Group for the related Due Date over the aggregate amount of any principal prepayments in part or in full received for such Loan Group during the related Prepayment Period and (ii) zero.

“Net Interest Shortfall”:  With respect to any Distribution Date, the excess of Interest Shortfalls, if any, for such Distribution Date over the sum of (i) Interest Shortfalls paid by the Servicer under the Servicing Agreement with respect to such Distribution Date and (ii) Compensating Interest Payments made with respect to such Distribution Date.

“Net Liquidation Proceeds”:  With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds net of Advances, Servicing Advances, the Expense Fee and any other accrued and unpaid fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

“Net Loan Rate”:  With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Loan Rate for such Mortgage Loan minus the related Servicing Fee Rate and the Master Servicing Fee Rate.

“Net Maximum Rate”:  For any Mortgage Loan and any Distribution Date, the maximum Loan Rate for each such Mortgage Loan as specified on the related Mortgage Note less the sum of the Master Servicing Fee Rate and the Servicing Fee Rate.

“Net Maximum Rate Cap”:  For any Distribution Date and the Subordinate Certificates, the product of (i) the weighted average of the Net Maximum Loan Rates of the Mortgage Loans as of the first day of the related Due Period (or, in the case of the first Distribution Date, as of the Cut-Off Date), weighted on the basis of their related Stated Principal Balances as of the first day of the related Due Period and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period for such Certificates.

“Net Realized Losses”:  For any Class of Certificates and any Distribution Date, the excess of (i) the amount of Realized Losses previously allocated to that Class or PO Component over (ii) the amount of any increases to the Class Certificate Principal Balance of that Class or the Component Principal Balance of the PO Components pursuant to Section 5.08 due to Recoveries.

“Net WAC”:  With respect to any Distribution Date, the weighted average of the Net Loan Rates of the Mortgage Loans (or with respect to a Loan Group, only the Mortgage Loans constituting such Loan Group) as of the first day of the related Due Period (or, in the case of the first Distribution Date, as of the Cut-Off Date), weighted on the basis of the related Stated Principal Balances at the beginning of the related Due Period.

“Net WAC Cap”:  Any of the Senior Net WAC Cap or Subordinate Net WAC Cap, as applicable.

“Nonrecoverable”:  A determination by the Master Servicer or the Servicer in respect of a delinquent Mortgage Loan that if it were to make an Advance or an advance of a delinquent Monthly Payment, respectively, in respect thereof, such amount would not be recoverable from any collections or other recoveries (including Liquidation Proceeds) on such Mortgage Loan.

“Officers’ Certificate”:  A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), or by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Seller, the Master Servicer or the Depositor, as applicable.

“Opinion of Counsel”:  A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor, the Seller, the Master Servicer or the Securities Administrator, acceptable to the Trustee, except that any opinion of counsel relating to (a) the qualification of any REMIC created hereunder as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

“Original Applicable Credit Support Percentage”:  With respect to each Class of Subordinate Certificates, the corresponding percentage set forth below opposite its Class designation:

Class B-1	10.70%
Class B-2	7.30%
Class B-3	4.65%
Class B-4	2.75%
Class B-5	2.50%
Class B-6	1.40%
Class B-7	0.60%

“Original Class Certificate Notional Amount”:  With respect to each of the Class X-1 and Class X-2 Certificates, the corresponding aggregate notional amount set forth opposite the Class designation of such Class in the Preliminary Statement.

“Original Component Notional Amount”:  With respect to the X-1 IO-1 Component, $260,516,000.00.  With respect to the X-1 IO-2, $423,310,000.00.

“Original Class Certificate Principal Balance”:  With respect to each Class of Certificates, other than the Class X-1 and Class X-2 Certificates, the corresponding aggregate amount set forth opposite the Class designation of such Class in the Preliminary Statement.

“Original Subordinated Principal Balance”:  The aggregate of the Original Class Certificate Principal Balances of the Classes of Subordinate Certificates.

“Originator”:  Downey Savings and Loan Association, F.A.

“OTS”:  The Office of Thrift Supervision.

“Outstanding Mortgage Loan”:  As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero, that was not the subject of a prepayment in full prior to such Due Date and that did not become a Liquidated Mortgage Loan prior to such Due Date.

“Ownership Interest”:  As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

“Pass-Through Rate”:  With respect to each Class of Certificates, other than the Class PO Certificates (or, with respect to the Class X-1 Certificates, each of the X-1 IO-1 Component and the X-1 IO-2 Component) and any Distribution Date, the rate set forth below:

(i)

The Pass-Through Rate for the Class 1-A1A Certificates shall be equal to the least of (a) LIBOR plus the applicable Margin, (b) the related Senior Net WAC Cap for that Distribution Date and (c) 11.00%;

(ii)

The Pass-Through Rate for the Class 1-A1B Certificates shall be equal to the least of (a) LIBOR plus the applicable Margin, (b) the related Senior Net WAC Cap for that Distribution Date and (c) 11.00%;

(iii)

The Pass-Through Rate for the Class A-R Certificate shall be equal to the Senior Net WAC Cap for that Distribution Date;

(iv)

The Pass-Through Rate for the Class 2-A1A Certificates shall be equal to the least of (a) LIBOR plus the applicable Margin, (b) the related Senior Net WAC Cap for that Distribution Date and (c) 11.00%;

(v)

The Pass-Through Rate for the Class 2-A1B Certificates shall be equal to the least of (a) LIBOR plus the applicable Margin, (b) the related Senior Net WAC Cap for that Distribution Date and (c) 11.00%;

(vi)

The Pass-Through Rate for each of the X-1 IO-1 Component and the X-1 IO-2 Component on any Distribution Date on or prior to the Distribution Date in January 2009 shall equal 1.250% per annum and on and after the Distribution Date in January 2009 shall equal 0.000% per annum;

(vii)

The Pass-Through Rate for the Class X-2 Certificates, which will equal the excess, if any, of (i) the Net WAC over (ii) the quotient of (I) the product of (A) the  sum of interest accrued for the related interest Accrual Period on the Certificates (other than the Class X-2 Certificates) at the applicable Pass-Through Rate, plus the Premium Amount for such Distribution Date multiplied by (B) 12, divided by (II) the Aggregate Principal Balance of the Mortgage Loans as of the first day of the month prior to such Distribution Date; and

(viii)

The Pass-Through Rate for each of the Subordinate Certificates shall be equal to the least of (a) LIBOR plus the applicable Margin, (b) the applicable Net WAC Cap for such Distribution Date and (c) the Net Maximum Rate Cap for that Distribution Date.

“Paying Agent”:  Any paying agent appointed pursuant to Section 6.05 hereof.  The initial Paying Agent shall be the Securities Administrator.

“Percentage Interest”:  With respect to any Certificate other than a Class A-R and Class A-R-II Certificate, a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance or Initial Certificate Notional Amount, as applicable, represented by such Certificate and the denominator of which is the Original Class Certificate Principal Balance or Original Class Certificate Notional Amount, as applicable, of the related Class.  With respect to the Class A-R and Class A-R-II Certificates, 100%.

“Permitted Investments”:  Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Master Servicer, the Trustee, the Securities Administrator or any of their respective Affiliates or for which an Affiliate of the Trustee serves as an advisor:

(i)

direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)

 (A) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee, the Master Servicer or their agents acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of the Rating Agency and (B) any other demand or time deposit or deposit which is fully insured by the FDIC and are rated Prime+1 by Moody’s;

(iii)

repurchase obligations with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A and A2, or higher, by S&P and Moody’s, respectively;

(iv)

securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America, the District of Columbia or any State thereof and that are rated by the Rating Agency in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

(v)

commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) that is rated by the Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

(vi)

units of money market funds (which may be 12b-1 funds, as contemplated by the Commission under the Investment Company Act of 1940) registered under the Investment Company Act of 1940 including funds managed or advised by the Trustee, the Master Servicer or an Affiliate thereof having the highest applicable rating from the Rating Agency; and

(vii)

if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agency in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial ratings of the Senior Certificates;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

“Permitted Transferee”:  Any Transferee of a Residual Certificate other than a Disqualified Organization or a non-U.S. Person.

“Person”:  Any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Certificates”:  The Class A-R and Class A-R-II Certificates.

“PO Component Balance”:  As of any Closing Date and each PO Component, zero; thereafter, as increased by amounts of Net Deferred Interest allocated to the Class X-2 Certificates in respect of the Mortgage Loans as set forth in Section 5.02 herein.

“PO-1 Component”:  The Principal-Only Component of the Class PO Certificates relating to the Group 1 Mortgage Loans.

“PO-2 Component”:  The Principal-Only Component of the Class PO Certificates relating to the Group 2 Mortgage Loans.

“Pool Balance”:  As to any Distribution Date, the aggregate of the Stated Principal Balances, as of the Close of Business on the first day of the month preceding the month in which such Distribution Date occurs, of the Mortgage Loans that were Outstanding Mortgage Loans on that day.

“Policy Account”:  The trust account or accounts created and maintained by the Securities Administrator, on behalf of the Trustee pursuant to Section 4.05 hereof in the name of the Trustee for the benefit of the Class 1-A1B and Class 2-A1B Certificateholders and designated “Policy Account, Deutsche Bank National Trust Company, as Trustee, in trust for the registered Certificateholders of DSLA Mortgage Loan Trust 2005-AR5, DSLA Mortgage Pass-Through Certificates, Series 2005-AR5, Class 1-A1B and Class 2-A1B Certificates.”

“Premium Amount”:  As to any Distribution Date and each Class of Insured Certificates, the product of one-twelfth of the Insurer Premium Rate and the sum of the Class 1-A1B Certificate Principal Balance and Class 2-A1B Certificate Principal Balance on the immediately preceding Distribution Date, or, in the case of the first Distribution Date, the Closing Date, in each case after giving effect to distributions of principal made on such Distribution Date.

“Premium Proceeds”:  The amount by which the Termination Price paid in connection with the termination pursuant to Section 10.01 hereof exceeds the sum of (i) accrued and unpaid interest and unpaid principal on the Certificates, (ii) any unreimbursed Servicing Advances and Advances and any unpaid Master Servicing Fees and Servicing Fees and (iii) all amounts, if any, then due and owing to the Trustee, the Master Servicer, the Securities Administrator and the Certificate Insurer under this Agreement.

“Prepayment Penalty Amount”:  With respect to any Mortgage Loan and each Distribution Date, all premiums or charges, if any, paid by Mortgagors under the related Mortgage Notes as a result of full or partial Principal Prepayments collected by the Servicer during the immediately preceding Prepayment Period under the terms of the Servicing Agreement and remitted to the Master Servicer, but only to the extent required to be remitted to the Master Servicer on the applicable Servicer Remittance Date under the terms of the Servicing Agreement.

“Prepayment Period”:  With respect to any Distribution Date the calendar month preceding the month in which such Distribution Date occurs.

“Primary Insurance Policy”:  Mortgage guaranty insurance, if any, on an individual Mortgage Loan, as evidenced by a policy or certificate.

“Principal-Only Component” or “PO Component”:  Either the PO-1 Component or PO-2 Component, as applicable.

“Principal Balance”:  As to any Mortgage Loan, other than a Liquidated Mortgage Loan, and any day, the related Cut-Off Date Principal Balance, minus all collections credited against the Principal Balance of such Mortgage Loan after the Cut-Off Date, as increased by the amount of any Deferred Interest added to the outstanding Principal Balance of such Mortgage Loan pursuant to the terms of the related Mortgage Note.  For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter.  As to any REO Property and any day, the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property.

“Principal Deficiency Amount”:  For any Distribution Date and for any Undercollateralized Group, the excess, if any, of the aggregate Class Certificate Principal Balance and Component Principal Balance of such Undercollateralized Group immediately prior to such Distribution Date over the sum of the Principal Balances of the Mortgage Loans immediately prior to such Distribution Date.

“Principal Distribution Amount”:  With respect to any Distribution Date, the sum of (a) each scheduled payment of principal collected or advanced on the related Mortgage Loans (before taking into account any Deficient Valuations or Debt Service Reductions) by the Servicer or the Master Servicer in respect of the related Due Period, (b) that portion of the Purchase Price, representing principal of any repurchased Mortgage Loan, deposited to the Distribution Account during the related Prepayment Period, (c) the principal portion of any related Substitution Adjustments deposited in the Distribution Account during the related Prepayment Period, (d) the principal portion of all Insurance Proceeds received during the related Prepayment Period with respect to Mortgage Loans that are not yet Liquidated Mortgage Loans, (e) the principal portion of all Net Liquidation Proceeds received during the related Prepayment Period with respect to Liquidated Mortgage Loans, (f) all Principal Prepayments in part or in full on Mortgage Loans applied by the Servicer or the Master Servicer during the related Prepayment Period, (g) all Recoveries received during the calendar month preceding the month of that Distribution Date and (h) on the Distribution Date on which the Trust is to be terminated pursuant to Section 10.01 hereof, that portion of the Termination Price in respect of principal.

“Principal Prepayment”:  Any payment of principal made by the Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

“Private Certificates”:  The Class B-5, Class B-6, Class B-7 and Class A-R-II Certificates.

“Private Placement Memorandum”:  The Private Placement Memorandum dated August 10, 2005 relating to the initial sale of the Class B-5, Class B-6 and Class B-7.

“Pro Rata Share”:  As to any Distribution Date and any Class of Subordinate Certificates, the portion of the Subordinate Principal Distribution Amount allocable to such Class, equal to the product of the (a) Subordinate Principal Distribution Amount on such date and (b) a fraction, the numerator of which is the related Class Certificate Principal Balance of that Class and the denominator of which is the aggregate of the Class Certificate Principal Balances of all the Classes of Subordinate Certificates.

“Prospectus”:  The Prospectus Supplement, together with the accompanying prospectus dated February 22, 2005, relating to the Senior Certificates and the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates.

“Prospectus Supplement”:  That certain Prospectus Supplement dated August 5, 2005 relating to the initial sale of the Senior Certificates and the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates.

“Purchase Agreement”:  Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of September 1, 2004, as amended by that certain Amendment Number One dated as of October 28, 2004, between GCFP, as purchaser, and the Originator, as seller, as reconstituted by the Reconstitution Agreement, as the same may be amended from time to time, and any assignments and conveyances related to the Mortgage Loans.

“Purchase Price”:  With respect to any Mortgage Loan or REO Property to be purchased by the Seller pursuant to or as contemplated by Section 2.03 hereof, and as confirmed by an Officers’ Certificate from the Seller to the Trustee, an amount equal to the sum of (i) 100% of the Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01), plus (ii) in the case of (x) a Mortgage Loan, accrued interest on such Principal Balance at the applicable Loan Rate (or if the servicer is repurchasing such Mortgage Loan, the Loan Rate minus the Servicing Fee Rate) from the Due Date as to which interest was last covered by a payment by the Mortgagor through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, the sum of (1) accrued interest on such Principal Balance at the applicable Loan Rate (or if the servicer is repurchasing such Mortgage Loan, the Loan Rate minus the Servicing Fee Rate) from the Due Date as to which interest was last covered by a payment by the Mortgagor plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds and Liquidation Proceeds that as of the date of purchase had been distributed as or to cover REO Imputed Interest, plus (iii) any unreimbursed Servicing Advances and any unpaid Expense Fees allocable to such Mortgage Loan or REO Property, plus (iv) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03 hereof, expenses reasonably incurred or to be incurred by the Trustee in respect of the breach or defect giving rise to the purchase obligation and plus (v) any costs and damages incurred by the Trust in connection with any violation by such Mortgage Loan of any predatory- or abusive-lending laws.

“Qualified Insurer”:  A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a Fannie Mae-approved mortgage insurer and having a claims paying ability rating of at least “AA” or equivalent rating by a nationally recognized statistical rating organization.  Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

“Qualified Substitute Mortgage Loan”:  A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a maximum loan rate not less than the Maximum Loan Rate of the Deleted Mortgage Loan, (iii)  have a gross margin equal to or greater than the Gross Margin of the Deleted Mortgage Loan, (iv) have the same Index as the Deleted Mortgage Loan, (v) have its next adjustment date not more than two months after the next Adjustment Date of the Deleted Mortgage Loan, (vi) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (vii) be current as of the date of substitution, (viii) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (ix) have been underwritten or re-underwritten in accordance with the same or substantially similar underwriting criteria and guidelines as the Deleted Mortgage Loan, (x) is of the same or better credit quality as the Deleted Mortgage Loan and (xi) conform to each representation and warranty set forth in Section 2.04 hereof applicable to the Deleted Mortgage Loan.  In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the terms described in clause (vi) hereof shall be determined on the basis of weighted average remaining term to maturity and the Loan-to-Value Ratio described in clause (viii) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (x) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

“Rating Agency”:  DBRS, S&P and Moody’s.  If any rating agency or its successor shall no longer be in existence, “Rating Agency” shall include such nationally recognized statistical rating agency, or other comparable Person, as shall have been designated by the Depositor, notice of which designation shall be given to the Trustee and the Master Servicer.

“Realized Loss”:  With respect to any Liquidated Mortgage Loan, the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all Net Liquidation Proceeds in respect of such Liquidated Mortgage Loan.

“Reconstitution Agreement”:  The reconstitution agreement dated as of August 10, 2005 among the Seller and Downey Savings and Loan Association, F.A., as the Servicer and acknowledged by the Trustee and the Master Servicer.

“Reconstitution Date”:  August 10, 2005.

“Record Date”:  With respect to each Distribution Date and all Classes of Certificates (other than the LIBOR Certificates), the last Business Day of the calendar month preceding the month in which such Distribution Date occurs.  With respect to each Distribution Date and the LIBOR Certificates, the last Business Day preceding that Distribution Date (or the Closing Date, in the case of the first Distribution Date), unless the any Class of LIBOR Certificates are no longer Book-Entry Certificates, in which case the Record Date for such Class of LIBOR Certificates shall be the last Business Day of the calendar month preceding the month in which that Distribution Date occurs.

“Recovery”:  With respect to any Distribution Date and Mortgage Loan that became a Liquidated Mortgage Loan in a month preceding the month prior to that Distribution Date and with respect to which the related Realized Loss was allocated to one or more Classes of Certificates or PO-1 Component or PO-2 Component, an amount received in respect of such Liquidated Mortgage Loan during the prior calendar month, net of any reimbursable expenses.

“Refinancing Mortgage Loan”:  Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

“Regulation S”:  Regulation S promulgated under the Securities Act or any successor provision thereto, in each case as the same may be amended from time to time; and all references to any rule, section or subsection of, or definition or term contained in, Regulation S means such rule, section, subsection, definition or term, as the case may be, or any successor thereto, in each case as the same may be amended from time to time.

“Regulation S Global Security”:  The meaning specified in Section 6.01.

“Regular Certificate”:  Any Class 1-A1A, Class 1-A1B, Class 2-A1A, Class 2-A1B, Class X-1, Class X-2, Class PO, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 or Class B-7 Certificate.

“Relief Act”:  The Servicemembers Civil Relief Act, or any similar state law.

“Relief Act Reductions”:  With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on that Mortgage Loan during such Due Period is less than (ii) one month’s interest on the Stated Principal Balance of such Mortgage Loan at the Loan Rate for such Mortgage Loan before giving effect to the application of the Relief Act.

“REMIC”:  A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

“REMIC Opinion”:  An Independent Opinion of Counsel, to the effect that the proposed action described therein would not, under the REMIC Provisions, (i) cause any REMIC created hereunder to fail to qualify as a REMIC while any regular interest in such REMIC is outstanding, (ii) result in a tax on prohibited transactions with respect to any REMIC created hereunder or (iii) constitute a taxable contribution to any REMIC created hereunder after the Startup Day.

“REMIC Provisions”:  Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“Remittance Report”:  The Master Servicer’s Remittance Report to the Securities Administrator providing information with respect to each Mortgage Loan which is provided no later than the 15th calendar day of each month and which shall contain such information as may be agreed upon by the Master Servicer and the Securities Administrator and which shall be sufficient to enable the Securities Administrator to prepare the related Distribution Date Statement.

“Rents from Real Property”:  With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

“REO Account”:  The account or accounts maintained by the Servicer in respect of an REO Property pursuant to the Servicing Agreement.

“REO Disposition”:  The sale or other disposition of an REO Property on behalf of the Trust.

“REO Imputed Interest”:  As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month’s interest at the applicable Net Loan Rate on the Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the Close of Business on the Due Date in such calendar month.

“REO Principal Amortization”:  With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 10.01 hereof that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to the applicable provisions of the Servicing Agreement in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Servicer pursuant to the applicable provisions of the Servicing Agreement for unpaid Master Servicing Fees and Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

“REO Property”:  A Mortgaged Property acquired by the Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure in accordance with the applicable provisions of the Servicing Agreement.

“Request for Release”:  A release signed by a Servicing Officer, in the form of Exhibit F attached hereto.

“Required Reserve Fund Deposit”:  With respect to the Class X-2 Certificates and any Distribution Date, an amount equal to the lesser of (i) the Interest Distributable Amount for the Class X-2 Certificates for such Distribution Date (after giving effect to such Certificate’s share of any Deferred Interest and after any reduction in the Interest Distributable Amount due to Net Interest Shortfalls on such Distribution Date) and (ii) the amount required to bring the balance on deposit in the Basis Risk Reserve Fund up to an amount equal to the Basis Risk Shortfalls for such Distribution Date with respect to the Class 1-A1A, Class 1-A1B, Class 2-A1A, Class 2-A1B, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates.

“Residential Dwelling”:  Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a condominium project, (iv) a manufactured home, (v) a cooperative unit or (vi) a detached one-family dwelling in a planned unit development, none of which is a mobile home.

“Residual Certificates”:  The Class A-R Certificate and the Class A-R-II Certificate.

“Responsible Officer”:  When used with respect to the Trustee, any director, the President, any vice president, any assistant vice president in its Corporate Trust Office Services department, any associate or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Classes”:  As defined in Section 5.01(d).

“Restricted Global Security”:  As defined in Section 6.01.

“S&P”:  Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sarbanes-Oxley Certification”:  A written certification covering, among other things, servicing of the Mortgage Loans by the Servicer and signed by an officer of the Master Servicer that complies with (i) the Sarbanes-Oxley Act of 2002, as amended from time to time, and (ii) the February 21, 2003 Statement by the Staff of the Division of Corporation Finance of the Securities and Exchange Commission Regarding Compliance by Asset-Backed Issuers with Exchange Act Rules 13a-14 and 15d-14, as in effect from time to time; provided that if, after the Closing Date (a) the Sarbanes-Oxley Act of 2002 is amended, (b) the Statement referred to in clause (ii) is modified or superseded by any subsequent statement, rule or regulation of the Securities and Exchange Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Securities and Exchange Commission from time to time pursuant to the Sarbanes-Oxley Act of 2002, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous than the form of the required certification as of the Closing Date, the Sarbanes-Oxley Certification shall be as agreed to by the Master Servicer, the Depositor and the Seller following a negotiation in good faith to determine how to comply with any such new requirements.

“Securities Administrator”:  Wells Fargo Bank, N.A., or its successor in interest, or any successor securities administrator appointed as herein provided.

“Seller”:  GCFP, in its capacity as seller under this Agreement.

“Senior Adjusted Cap Rate”:  With respect to the Class 1-A1A, Class 1-A1B, Class 2-A1A and Class 2-A1B Certificates and any Distribution Date, shall equal the Senior Net WAC Cap, computed for this purpose by first reducing the weighted average of the Net Loan Rates of the Mortgage Loans by a per annum rate equal to (i) the product of (a) the Net Deferred Interest, if any, on the Mortgage Loans for that Distribution Date and (b) 12, divided by (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the month before such Distribution Date (or, in the case of the first Distribution Date, as of the Cut-Off Date).

“Senior Certificate”:  Any one of the Class 1-A1A, Class 1-A1B, Class 2-A1A, Class 2-A1B, Class PO or Class A-R Certificates.

“Senior Certificate Group”:  With respect to Loan Group 1, the Class 1-A1A, Class 1-A1B and Class A-R Certificates.  With respect to Loan Group 2, the Class 2-A1A and Class 2-A1B Certificates.

“Senior Certificateholder”:  Any Holder of a Senior Certificate.

“Senior Credit Support Depletion Date”:  The date on which the Class Certificate Principal Balance of each Class of Subordinate Certificates has been reduced to zero.

“Senior Net WAC Cap”:  For any Distribution Date and the Class 1-A1A and Class 2-A1A Certificates, the product of (i) the excess of (a) the Net WAC over (b) the product of (I) the Pass-Through Rate for the Class X-1 Certificates and (II) a fraction, the numerator of which is the sum of the X-1 IO-1 Component Notional Amount and the X-1 IO-2 Component Notional Amount for that Distribution Date and denominator of which is the aggregate Certificate Principal Balance of the Class 1-A1A, Class 1-A1B, Class  2-A1A and Class 2-A1B Certificates immediately prior to that Distribution Date and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related interest Accrual Period for such Certificates.

For any Distribution Date and the Class 1-A1B and Class 2-A1B Certificates, the excess of (x) the Senior Net WAC Cap for the Class 1-A1B and Class 2-A1B Certificates for such Distribution Date over (y) the Insurer Premium Rate for that Distribution Date.

“Senior Percentage”:  With respect to each Loan Group and any Distribution Date, the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Certificate Principal Balances and Component Principal Balances of the Classes of Senior Certificates and Principal-Only Components relating to that Loan Group immediately prior to such Distribution Date and the denominator of which is the Loan Group Balance in the related Loan Group for such Distribution Date; provided, however, that on any Distribution Date after a Senior Termination Date has occurred with respect to the Senior Certificates and Principal-Only Component related to a Loan Group, the Senior Percentage for the related Loan Group will be equal to 0% and; provided, further, that on any Distribution Date after a Senior Termination Date has occurred with respect to the Senior Certificates and Principal-Only Component related to a Loan Group, the Senior Percentage of the Loan Group related to the remaining Senior Certificates and Principal-Only Component is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Certificate Principal Balances of each remaining Class of Senior Certificates and Principal-Only Component immediately prior to such date and the denominator of which is the aggregate of the Certificate Principal Balances of all Classes of Certificates, immediately prior to such date.

“Senior Prepayment Percentage”:  With respect to any Distribution Date before the Distribution Date in August 2015, 100%.  Except as provided herein, the Senior Prepayment Percentage for each Loan Group for any Distribution Date occurring on or after the tenth anniversary of the first Distribution Date will be as follows:  (i) from August 2015 through July 2016, the related Senior Percentage plus 70% of the related Subordinate Percentage for that Distribution Date; (ii) from August 2016 through July 2017, the related Senior Percentage plus 60% of the related Subordinate Percentage for that Distribution Date; (iii) from August 2017 through July 2018, the related Senior Percentage plus 40% of the related Subordinate Percentage for that Distribution Date; (iv) from August 2018 through July 2019, the related Senior Percentage plus 20% of the related Subordinate Percentage for that Distribution Date; and (v) from and after August 2019, the related Senior Percentage for that Distribution Date; provided, however, that there shall be no reduction in the Senior Prepayment Percentage for either Loan Group unless the Step Down Conditions are satisfied; and provided, further, that if on any Distribution Date occurring on or after the Distribution Date in August 2015, the Senior Percentage for any Loan Group exceeds the initial Senior Percentage, the Senior Prepayment Percentage for each Loan Group and for that Distribution Date will again equal 100%.

Notwithstanding the above, (i) if on any Distribution Date prior to August 2008 the Two Times Test is satisfied, the Senior Prepayment Percentage will equal the related Senior Percentage for such Distribution Date plus 50% of an amount equal to 100% minus the related Senior Percentage for such Distribution Date and (ii) if on any Distribution Date in or after August 2008 the Two Times Test is satisfied, the Senior Prepayment Percentage will equal the related Senior Percentage for such Distribution Date.

“Senior Principal Distribution Amount”:  With respect to each Loan Group and any Distribution Date, the sum of:

(1)

the related Senior Percentage of all amounts described in clauses (a) through (d) of the definition of “Principal Distribution Amount” for that Distribution Date;

(2)

with respect to each Mortgage Loan in that Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period, the lesser of

(x)

the related Senior Percentage of the Stated Principal Balance of that Mortgage Loan; and

(y)

the related Senior Prepayment Percentage of the amount of the Net Liquidation Proceeds allocable to principal received with respect to that Mortgage Loan; and

(3)

the related Senior Prepayment Percentage of the amounts described in clauses (f) and (g) of the definition of “Principal Distribution Amount.”

“Senior Termination Date”:  For each Senior Certificate Group and Principal-Only Component, the Distribution Date on which the aggregate of the Class Certificate Principal Balances and related Component Principal Balance of the related Senior Certificates and Principal-Only Component is reduced to zero.

“Servicer”:  Downey Savings and Loan Association, F.A., as primary servicer of the Mortgage Loans and any successors thereto.

“Servicer Certification”:  A written certification delivered to the Trustee, the Master Servicer and the Depositor pursuant to Subsection 11.23 of the Servicing Addendum to the Servicing Agreement covering servicing of the Mortgage Loans by the Servicer and signed by an officer of the Servicer.

“Servicer Remittance Date”:  The “Remittance Date” defined in the Servicing Agreement.

“Servicing Account”:  Any account established and maintained by the Servicer with respect to the related Mortgage Loans and any REO Property, pursuant to the terms of the Servicing Agreement.

“Servicing Addendum”:  As defined in the Servicing Agreement.

“Servicing Advances”:  As defined in the Servicing Agreement.

“Servicing Agreement”:  The servicing agreement attached as Exhibit M hereto relating to the Mortgage Loans, as reconstituted by the Reconstitution Agreement, and any other servicing agreement entered into between a successor servicer, the Master Servicer and the Seller or the Trustee on behalf of the Trust pursuant to the terms hereof.

“Servicing Fee”:  With respect to the Servicer and each Mortgage Loan and for any calendar month, the fee payable to the Servicer determined pursuant to the Servicing Agreement.

“Servicing Fee Rate”:  With respect to each Mortgage Loan, the per annum servicing fee rate set forth on the Mortgage Loan Schedule.

“Servicing Officer”:  Any officer of the Master Servicer involved in, or responsible for, the administration and servicing (or master servicing) of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Master Servicer to the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

“Servicing Rights”: With respect to any Mortgage Loan, any and all of the following: (a) the right, under the Servicing Agreement, to terminate the Servicer as servicer of such Mortgage Loan, with or without cause, subject to Section 3.09 of this Agreement; (b) the right, under the Servicing Agreement, to transfer the Servicing Rights and/or all servicing obligations with respect to such Mortgage Loan, subject to Section 3.09 of this Agreement; (c) the right to receive the Servicing Fee, less an amount to be retained by the Servicer as its servicing compensation as agreed to by the Servicing Rights Owner and the Servicer, subject to Section 3.09 of this Agreement and (d) all powers and privileges incident to any of the foregoing.

“Servicing Rights Owner”:  GCFP or any successor or assign of GCFP.

“Startup Day”:  As defined in Section 9.01(b) hereof.

“Stated Principal Balance”:  With respect to any Mortgage Loan: (a) as of the Distribution Date in August 2005, the Cut-Off Date Principal Balance of such Mortgage Loan,  (b) thereafter as of any date of determination up to and including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the outstanding principal balance of such Mortgage Loan as of the Cut-Off Date, as shown in the Mortgage Loan Schedule, minus, in the case of each Mortgage Loan, the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-Off Date, whether or not received, (ii) all Principal Prepayments received after the Cut-Off Date, to the extent distributed pursuant to Section 5.01 before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds applied by the Servicer as recoveries of principal in accordance with the applicable provisions of the Servicing Agreement, to the extent distributed pursuant to Section 5.01 before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Due Period for the most recent Distribution Date preceding such date of determination; and (c) as of any date of determination subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero; provided that, such Stated Principal Balance shall be increased by the amount of any Net Deferred Interest added to the outstanding Principal Balance of such Mortgage Loan pursuant to the terms of the related Mortgage Note.  With respect to any REO Property: (x) as of any date of determination up to and including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust, minus the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 5.01 before such date of determination; and (y) as of any date of determination subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

“Step Down Conditions”: As of the first Distribution Date as to which any decrease in any Senior Prepayment Percentage applies, (i) the outstanding Principal Balance of all Mortgage Loans 60 days or more Delinquent (including Mortgage Loans in REO and foreclosure) (averaged over the preceding six month period), as a percentage of the aggregate of the Class Certificate Principal Balances of the Classes of Subordinate Certificates on such Distribution Date, does not equal or exceed 50% and (ii) cumulative Realized Losses with respect to all of the Mortgage Loans do not exceed:

●

for any Distribution Date on or after the tenth anniversary of the first Distribution Date, 30% of the aggregate Certificate Principal Balance of the Subordinate Certificates as of the Closing Date,

●

for any Distribution Date on or after the eleventh anniversary of the first Distribution Date, 35% of the aggregate Certificate Principal Balance of the Subordinate Certificates as of the Closing Date,

●

for any Distribution Date on or after the twelfth anniversary of the first Distribution Date, 40% of the aggregate Certificate Principal Balance of the Subordinate Certificates as of the Closing Date,

●

for any Distribution Date on or after the thirteenth anniversary of the first Distribution Date, 45% of the aggregate Certificate Principal Balance of the Subordinate Certificates as of the Closing Date, and

●

for any Distribution Date on or after the fourteenth anniversary of the first Distribution Date, 50% of the aggregate Certificate Principal Balance of the Subordinate Certificates as of the Closing Date.

“Strike Rate”:  With respect to any Distribution Date and each Yield Maintenance Agreement, the amount listed on Schedule II hereto.

“Subordinate Adjusted Cap Rate”:  With respect to any Distribution Date and the Subordinate Certificates, shall equal the Subordinate Net WAC Cap, computed for this purpose by first reducing the weighted average of the Net Loan Rates of the Mortgage Loans by a per annum rate equal to (i) the product of (a) the Net Deferred Interest, if any, on the Mortgage Loans for that Distribution Date and (b) 12, divided by (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the month before such Distribution Date (or, in the case of the first Distribution Date, as of the Cut-Off Date).

“Subordinate Certificate”:  Any one of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 or Class B-7 Certificates.

“Subordinate Class Expense Share”:  For each Class of Subordinate Certificates and each Accrual Period, the Subordinate Class Expense Share shall be allocated in reverse order of their respective numerical Class designations (beginning with the Class of Subordinate Certificates with the highest numerical Class designation) and will be an amount equal to (i) the sum of, without duplication, (a) the amounts paid to the Trustee from the Trust Fund during such Accrual Period pursuant to Section 8.05 hereof to the extent such amounts were paid for ordinary or routine expenses and were not taken into account in computing the Net Loan Rate of any Mortgage Loan and (b) amounts described in clause (y) of the definition of Available Funds herein to the extent such amounts were paid for ordinary or routine expenses and were not taken into account in computing the Net Mortgage Rate of any Mortgage Loan minus (ii) amounts taken into account under clause (i) of this definition in determining the Subordinate Class Expense Share of any Class of Subordinate Certificates having a higher numeric designation.  In no event, however, shall the Subordinate Class Expense Share for any Class of Subordinate Certificates and any Accrual Period exceed the product of (i) (a) the lesser of the Pass-Through Rate for such Class, or the Subordinate Adjusted Cap Rate, divided by (b) 12 and (ii) the Class Certificate Principal Amount of such Class of Subordinate Certificates as of the beginning of the related Accrual Period.

“Subordinate Component”:  With respect to any Distribution Date, the excess of the related Loan Group Balance for such Distribution Date over the aggregate Class Certificate Principal Balance and Component Principal Balance of the related Senior Certificate Group and Principal-Only Component immediately preceding such Distribution Date.  The designation “1” or “2” appearing after the corresponding Loan Group designation is used to indicate a Subordinate Component allocable to Loan Group 1 and Loan Group 2, respectively.

“Subordinate Net WAC Cap”:  For any Distribution Date and the Subordinate Certificates, the product of (x) the Net WAC and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related interest Accrual Period for such Certificates.

“Subordinate Percentage”:  With respect to each Loan Group and any Distribution Date, the difference between 100% and the related Senior Percentage for such Loan Group and Distribution Date; provided, however, that on any Distribution Date occurring after a Senior Termination Date has occurred with respect to the Senior Certificates and Principal-Only Component related to a Loan Group, the Subordinate Percentage will represent the entire interest of the Subordinate Certificates in the Mortgage Loans and will equal the difference between 100% and the related Senior Percentage for such Distribution Date.

“Subordinate Prepayment Percentage”:  With respect to each Loan Group and any Distribution Date, the difference between 100% and the related Senior Prepayment Percentage for such Distribution Date.

“Subordinate Principal Distribution Amount”:  With respect to each Loan Group and any Distribution Date, an amount equal to the sum of for both Loan Groups:

(1)

the related Subordinate Percentage of all amounts described in clauses (a) through (d) of the definition of “Principal Distribution Amount” for that Loan Group and Distribution Date;

(2)

with respect to each Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the related Prepayment Period, the amount of the Net Liquidation Proceeds allocated to principal received with respect thereto remaining after application thereof pursuant to clause (2) of the definition of “Senior Principal Distribution Amount” for that Loan Group and Distribution Date, up to the related Subordinate Percentage of the Stated Principal Balance of such Mortgage Loan; and

(3)

the related Subordinated Prepayment Percentage of all amounts described in clause (f) of the definition of “Principal Distribution Amount” for such Loan Group and Distribution Date;

provided, however, that on any Distribution Date occurring after a Senior Termination Date has occurred with respect to the Senior Certificates and Principal-Only Component related to a Loan Group, the Subordinate Principal Distribution Amount will not be calculated by Loan Group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinate Percentage or Subordinate Prepayment Percentage, as applicable, for such Distribution Date with respect to all the Mortgage Loans rather than the Mortgage Loans in the related Loan Group only.

“Substitution Adjustment”:  As defined in Section 2.03(d) hereof.

“Tax Returns”:  The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of every REMIC created hereunder under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

“Termination Price”:  As defined in Section 10.01(a) hereof.

“Transfer”:  Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

“Transfer Affidavit”:  As defined in Section 6.02(e)(ii) hereof.

“Transferee”:  Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

“Trust”:  DSLA Mortgage Loan Trust 2005-AR5, the trust created hereunder.

“Trust Fund”:  The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, such Trust Fund consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof (excluding Prepayment Penalty Amounts), (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee’s rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor’s rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby); (v) the Distribution Account (subject to the last sentence of this definition), any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto; (vi) the Basis Risk Reserve Fund, (vii) all right, title and interest of the Seller in and to the Servicing Agreement, including the Servicing Account, (viii) the Yield Maintenance Agreements and (ix) the Certificate Insurance Policy.  Notwithstanding the foregoing, however, the Trust Fund specifically excludes (1) all payments and other collections of interest and principal due on the Mortgage Loans on or before the Cut-Off Date and principal received before the Cut-Off Date (except any principal collected as part of a payment due after the Cut-Off Date) and (2) all income and gain realized from Permitted Investments of funds on deposit in the Distribution Account.

“Trustee”:  Deutsche Bank National Trust Company, a national banking association, its successors and assigns, or any successor trustee appointed as provided herein.

 “Two Times Test”:  As to any Distribution Date, (i) the Aggregate Subordinate Percentage is at least two times the Aggregate Subordinate Percentage as of the Closing Date; (ii) the aggregate of the Principal Balances of all Mortgage Loans Delinquent 60 days or more (including Mortgage Loans in REO and foreclosure) (averaged over the preceding six-month period), as a percentage of the aggregate of the Class Certificate Principal Balances of the Subordinate Certificates, does not equal or exceed 50%; and (iii) on or after the Distribution Date in August 2008, cumulative Realized Losses do not exceed 30% of the Original Subordinated Principal Balance or prior to the Distribution Date in August 2008, cumulative Realized Losses do not exceed 20% of the Original Subordinated Principal Balance.

“Undercollateralized Group”:  With respect to any Distribution Date and Loan Group, as to which the aggregate Class Certificate Principal Balance and Component Principal Balance of the related classes of Senior Certificates and Principal-Only Component, after giving effect to distributions pursuant to Section 5.01(a) on such date, is greater than the Loan Group Balance of the related Loan Group for such Distribution Date.

“Underwriter’s Exemption”: Prohibited Transaction Exemption 90-59 (Exemption Application No. D-8374), as amended by Prohibited Transaction Exemption 97-34 (Exemption Application Nos. D-10245 and D-10246), as amended by Prohibited Transaction Exemption 2000-58 (Exemption Application No. D-10829) and as amended by Prohibited Transaction Exemption 2002-41 (Exemption Application No. D-11077) (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

“Uninsured Cause”:  Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained on such Mortgaged Property.

“United States Person” or “U.S. Person”:  A “United States person” within the meaning set forth in Section 7701(a)(30) of the Code or successor provisions.

“Unpaid Interest Shortfall Amount”:  With respect to each Class of Certificates (or, with respect to the Class X-1 Certificates, the X-1 IO-1 and X-1 IO-2 Components, other than the Class PO Certificates) and (i) the first Distribution Date, zero, and (ii) any Distribution Date after the first Distribution Date, the amount, if any, by which (1)(a) the Monthly Interest Distributable Amount for that Class or Interest-Only Component for the immediately preceding Distribution Date exceeds (b) the aggregate amount distributed on that Class or Interest-Only Component in respect of such Monthly Interest Distributable Amount on the preceding Distribution Date plus (2) any such shortfalls remaining unpaid from prior Distribution Dates.

“Upper-Tier REMIC”:  As described in the Preliminary Statement.

“Value”:  With respect to any Mortgage Loan and the related Mortgaged Property, the lesser of:

(i)

the value of such Mortgaged Property as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac; and

(ii)

the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan;

provided, however, that in the case of a Refinancing Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinancing Mortgage Loan at the time of origination by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac.

“Voting Rights”:  The portion of the voting rights of all of the Certificates which is allocated to any Certificate.  97% of the voting rights shall be allocated among the Classes of Regular Certificates (other than the Class X-1 and Class X-2 Certificates), pro rata, based on a fraction, expressed as a percentage, the numerator of which is the Class Certificate Principal Balance of such Class and the denominator of which is the aggregate of the Class Certificate Principal Balances then outstanding, 1% of the voting rights shall be allocated to the Class X-1 Certificates, 1% of the voting rights shall be allocated to the Class X-2 Certificates and 1% of the voting rights shall be allocated to the Class A-R Certificate; provided, however, that when none of the Regular Certificates is outstanding, 100% of the voting rights shall be allocated to the Holder of the Class A-R Certificate.  The voting rights allocated to a Class of Certificates shall be allocated among all Holders of such Class, pro rata, based on a fraction the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as applicable, of each Certificate of such Class and the denominator of which is the Class Certificate Principal Balance or Class Certificate Notional Amount, as applicable, of such Class; provided, however, that any Certificate registered in the name of the Master Servicer, the Securities Administrator or the Trustee or any of its affiliates shall not be included in the calculation of Voting Rights.  The Class A-R-II Certificate will have no voting rights.

“Writedown Amount”:  The reduction described in Section 5.03(c).

“X-1 IO-1 Component”:  The Interest-Only Component of the Class X-1 Certificates relating to the Group 1 Mortgage Loans.

“X-1 IO-1 Component Notional Amount”:  As of any date of determination, the lesser of (i) the Principal Balance of the Class 1-A1A and Class 1-A1B Certificates immediately prior to such Distribution Date and (ii) the notional amount shown for that Distribution Date in the following table:

Distribution Date	Notional Amount ($)
August 2005	260,516,000.00
September 2005	250,055,655.85
October 2005	240,689,187.64
November 2005	231,636,250.96
December 2005	222,886,299.26
January 2006	214,429,142.36
February 2006	206,254,934.44
March 2006	198,354,162.28
April 2006	190,717,634.02
May 2006	183,336,468.22
June 2006	176,202,083.39
July 2006	169,306,187.74
August 2006	162,639,560.68
September 2006	156,156,078.97
October 2006	149,890,534.52
November 2006	143,835,567.17
December 2006	137,984,066.40
January 2007	132,329,162.87
February 2007	126,864,220.18
March 2007	121,582,826.94
April 2007	116,478,789.12
May 2007	111,546,122.65
June 2007	107,299,937.49
July 2007	103,204,970.13
August 2007	99,255,224.95
September 2007	95,421,906.30
October 2007	91,726,368.51
November 2007	88,163,797.47
December 2007	84,729,545.44
January 2008	81,419,125.29
February 2008	78,228,204.99
March 2008	75,152,602.24
April 2008	72,188,279.38
May 2008	69,331,338.32
June 2008	66,578,015.82
July 2008	63,924,678.77
August 2008	61,367,311.65
September 2008	59,295,116.74
October 2008	57,293,204.24
November 2008	55,359,180.54
December 2008	53,490,733.87
January 2009	51,631,814.46
February 2009 and thereafter	0.00

“X-1 IO-2 Component”:  The Interest-Only Component of the Class X-1 Certificates relating to the Group 2 Mortgage Loans.

“X-1 IO-2 Component Notional Amount”:  As of any date of determination, the lesser of (i) the aggregate Principal Balance of the Class 2-A1A and Class 2-A1B Certificates immediately prior to such Distribution Date and (ii) the amount shown for that Distribution Date in the following table:

Distribution Date	Notional Amount ($)
August 2005	423,310,000.00
September 2005	406,268,843.28
October 2005	391,030,406.69
November 2005	376,302,634.30
December 2005	362,068,332.66
January 2006	348,310,889.80
February 2006	335,014,255.45
March 2006	322,162,921.96
April 2006	309,741,905.93
May 2006	297,736,730.34
June 2006	286,133,407.44
July 2006	274,918,422.07
August 2006	264,078,569.88
September 2006	253,536,869.23
October 2006	243,349,894.09
November 2006	233,505,654.42
December 2006	223,992,567.19
January 2007	214,799,442.45
February 2007	205,915,470.01
March 2007	197,330,206.43
April 2007	189,033,562.59
May 2007	181,015,791.58
June 2007	174,114,910.07
July 2007	167,460,079.90
August 2007	161,042,665.83
September 2007	154,814,621.41
October 2007	148,810,670.46
November 2007	143,022,976.54
December 2007	137,443,974.21
January 2008	132,066,359.60
February 2008	126,883,081.50
March 2008	121,887,332.59
April 2008	117,072,541.07
May 2008	112,432,362.53
June 2008	107,960,672.12
July 2008	103,651,556.99
August 2008	99,499,247.71
September 2008	96,135,758.68
October 2008	92,886,452.67
November 2008	89,747,438.06
December 2008	86,714,956.38
January 2009	83,785,377.68
February 2009 and thereafter	0.00

“Yield Maintenance Account”:  The separate account maintained and held by the Securities Administrator pursuant to Section 4.05, which account shall bear a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trust on behalf of the Class 1-A1A, Class 1-A1B, Class 2-A1A, Class 2-A1B and Class X-2 Certificateholders, and which account provides that the Securities Administrator may make, or cause to be made, withdrawals therefrom in accordance with Section 4.05.

“Yield Maintenance Agreement”:  Each of the Group 1 Yield Maintenance Agreement and the Group 2 Yield Maintenance Agreement.

“Yield Maintenance Distributable Amount”:  With respect to each Distribution Date and each of the Yield Maintenance Agreements, an amount equal to the product of (i) the excess, if any, of (x) LIBOR, subject to a maximum of 11.00%, over (y) the applicable Strike Rate, (ii) the related Yield Maintenance Notional Balance and (iii) a fraction, the numerator of which is the actual number days in the related interest Accrual Period and the denominator of which is 360.

“Yield Maintenance Notional Balance”:  For the Group 1 Yield Maintenance Agreement and any Distribution Date, the lesser of (i) the amount set forth on Schedule II hereto and (ii) the aggregate Class Certificate Principal Balance of the Class 1-A1A and Class 1-A1B Certificates.  For the Group 2 Yield Maintenance Agreement and any Distribution Date, the lesser of (i) the amount set forth on Schedule II hereto and (ii) the aggregate Class Certificate Principal Balance of the Class 2-A1A and Class 2-A1B Certificates.

“Yield Maintenance Payment”:  The payment remitted to the Securities Administrator by the Yield Maintenance Provider under the related Yield Maintenance Agreement.

“Yield Maintenance Provider”:  The Bank of New York.

SECTION 1.02. Accounting.

Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01. Conveyance of Mortgage Loans.

(a)

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders and the Certificate Insurer all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to (i) each Mortgage Loan identified on the Mortgage Loan Schedule, including the related Cut-Off Date Principal Balance, all interest due thereon after the Cut-Off Date and all collections in respect of interest and principal due after the Cut-Off Date; (ii) all the Depositor’s right, title and interest in and to the Distribution Account and all amounts from time to time credited to and the proceeds of the Distribution Account; (iii) any real property that secured each such Mortgage Loan and that has been acquired by foreclosure or deed in lieu of foreclosure; (iv) the Depositor’s interest in any insurance policies in respect of the Mortgage Loans; (v) all proceeds of any of the foregoing; and (vi) all other assets included or to be included in the Trust Fund.  Such assignment includes all interest and principal due to the Depositor or the Master Servicer after the Cut-Off Date with respect to the Mortgage Loans.  In exchange for such transfer and assignment, the Depositor shall receive the Certificates.  The Depositor hereby directs the Securities Administrator to execute, not in its individual capacity, but solely as Securities Administrator on behalf of the Trust, and deliver the Yield Maintenance Agreements.

Notwithstanding anything provided herein to the contrary, each of the parties hereto agrees and acknowledges that the Servicing Rights Owner is the owner of the Servicing Rights with respect to the Mortgage Loans, and that, notwithstanding the transfer, conveyance and assignment of the Mortgage Loans from the Depositor to the Trustee pursuant to this Agreement, the Servicing Rights Owner remains the sole and exclusive owner of the Servicing Rights with respect to the Mortgage Loans.

(b)

Concurrently with the execution and delivery of this Agreement, the Depositor does hereby assign to the Trustee all of its rights and interest under the Mortgage Loan Purchase Agreement, including all rights of the Seller under the Servicing Agreement to the extent assigned in the Mortgage Loan Purchase Agreement.  The Trustee hereby accepts such assignment, and shall be entitled to exercise all rights of the Depositor under the Mortgage Loan Purchase Agreement and all rights of the Seller under the Servicing Agreement as if, for such purpose, it were the Depositor or the Seller, as applicable, including the Seller’s right to enforce remedies for breaches of representations and warranties and delivery of defective Mortgage Loan documents.  The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Trustee of any obligation of the Depositor, the Seller or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth herein.

(c)

In connection with such transfer and assignment, the Seller, on behalf of the Depositor, does hereby deliver on the Closing Date, unless otherwise specified in this Section 2.01, to, and deposit with the Trustee, or the Custodian as its designated agent, the following documents or instruments with respect to each Mortgage Loan (a “Mortgage File”) so transferred and assigned:

(i)

the original Mortgage Note, endorsed either on its face or by allonge attached thereto in blank or in the following form: “Pay to the order of Deutsche Bank National Trust Company, as Trustee for DSLA Mortgage Loan Trust 2005-AR5, Mortgage Pass-Through Certificates, Series 2005-AR5, without recourse”, or with respect to any lost Mortgage Note, an original Lost Note Affidavit stating that the original mortgage note was lost, misplaced or destroyed, together with a copy of the related mortgage note; provided, however, that such substitutions of Lost Note Affidavits for original Mortgage Notes may occur only with respect to Mortgage Loans the aggregate Cut-Off Date Principal Balance of which is less than or equal to 2% of the Cut-Off Date Aggregate Principal Balance;

(ii)

except as provided below, for each Mortgage Loan that is not a MERS Mortgage Loan, the original Mortgage, and in the case of each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN for that Mortgage Loan and either language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, or if such Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment to MERS, in each case with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, together with an Officer’s Certificate of the Seller certifying that the copy of such Mortgage delivered to the Trustee (or its Custodian) is a true copy and that the original of such Mortgage has been forwarded to the public recording office, or, in the case of a Mortgage that has been lost, a copy thereof (certified as provided for under the laws of the appropriate jurisdiction) and a written Opinion of Counsel (delivered at the Seller’s expense) acceptable to the Trustee and the Depositor that an original recorded Mortgage is not required to enforce the Trustee’s interest in the Mortgage Loan;

(iii)

the original of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loans, or, as to any assumption, modification or substitution agreement which cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification or substitution agreement, pending delivery of the original thereof, together with an officer’s certificate of the Seller, title company, escrow agent or closing attorney certifying that the copy of such assumption, modification or substitution agreement delivered to the Trustee (or its Custodian) on behalf of the Trust is a true copy and that the original of such agreement has been forwarded to the public recording office;

(iv)

in the case of each Mortgage Loan that is not a MERS Mortgage Loan, an original Assignment of Mortgage, in form and substance acceptable for recording.  The Mortgage shall be assigned to “Deutsche Bank National Trust Company, as Trustee for DSLA Mortgage Loan Trust 2005-AR5, Mortgage Pass-Through Certificates, Series 2005-AR5, without recourse;”

(v)

in the case of each Mortgage Loan that is not a MERS Mortgage Loan, an original copy of any intervening Assignment of Mortgage showing a complete chain of assignments, or, in the case of an intervening Assignment of Mortgage that has been lost, a written Opinion of Counsel (delivered at the Seller’s expense) acceptable to the Trustee that such original intervening Assignment of Mortgage is not required to enforce the Trustee’s interest in the Mortgage Loans;

(vi)

the original Primary Insurance Policy, if any, or certificate, if any;

(vii)

the original or a certified copy of lender’s title insurance policy.

(d)

Assignments of each Mortgage with respect to each Mortgage Loan that is not a MERS Mortgage Loan shall be recorded; provided, however, that such assignments need not be recorded if, in the Opinion of Counsel (which must be from Independent Counsel and not at the expense of the Trust or the Trustee) acceptable to the Trustee, the Rating Agency and the Master Servicer, recording in such states is not required to protect the Trustee’s interest in the related Mortgage Loans; provided, further, notwithstanding the delivery of any Opinion of Counsel, each assignment of Mortgage shall be submitted for recording by the Seller (or the Seller will cause the Servicer to submit each such assignment for recording), at the cost and expense of the Seller, in the manner described above, at no expense to the Trust or Trustee, upon the earliest to occur of (1) reasonable direction by the Majority Certificateholders, (2) the occurrence of a bankruptcy or insolvency relating to the Seller or the Depositor, or (3) with respect to any one Assignment of Mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.  Subject to the preceding sentence, as soon as practicable after the Closing Date (but in no event more than three months thereafter except to the extent delays are caused by the applicable recording office), and to the extent recordation is required under the laws of the applicable jurisdiction to protect the Trustee’s and the Certificateholders’ interest in the related Mortgage Loan, the Seller shall properly record (or the Seller will cause the Servicer to properly record), at the expense of the Seller (with the cooperation of the Depositor, the Master Servicer and the Trustee), in each public recording office where the related Mortgages are recorded, each assignment with respect to a Mortgage Loan that is not a MERS Mortgage Loan.

(e)

The Trustee agrees to execute and deliver to the Depositor on or prior to the Closing Date an acknowledgment of receipt of the original Mortgage Note (with any exceptions noted), substantially in the form attached as Exhibit G-1 hereto.

(f)

If the original lender’s title insurance policy, or a certified copy thereof, was not delivered pursuant to Section 2.01(x) above, the Seller shall deliver or cause to be delivered to the Trustee the original or a copy of a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original or a certified copy thereof to be delivered to the Trustee, promptly upon receipt thereof, but in any case within 175 days of the Closing Date.  The Seller shall deliver or cause to be delivered to the Custodian, acting on behalf of the Trustee, promptly upon receipt thereof, any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan sold to the Depositor by the Seller, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

(g)

For Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, in lieu of the Seller delivering the above documents, the Master Servicer shall deliver to the Custodian on behalf of the Trustee, prior to the first Distribution Date, an Officer’s Certificate, based on information provided to the Master Servicer from the Servicer, which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Distribution Account have been so deposited.  All original documents that are not delivered to the Custodian on behalf of the Trust shall be held by the Servicer in trust for the Trustee, for the benefit of the Trust and the Certificateholders.

(h)

The Depositor herewith delivers to the Trustee an executed copy of the Mortgage Loan Purchase Agreement.

SECTION 2.02. Acceptance by Trustee.

The Trustee, by execution and delivery hereof, acknowledges receipt by it or by the Custodian on its behalf of the Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by the Custodian on behalf of the Trustee and declares that it holds or will hold all other assets included in the definition of “Trust Fund” in trust for the exclusive use and benefit of all present and future Certificateholders and the Certificate Insurer.

The Trustee further agrees, for the benefit of the Certificateholders and the Certificate Insurer, to review each Mortgage File delivered to it and to certify and deliver to the Depositor, the Seller and the Rating Agency an interim certification in substantially the form attached hereto as Exhibit G-2, within 90 days after the Closing Date (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Qualified Substitute Mortgage, within five Business Days after the assignment thereof) that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be delivered to it pursuant to Section 2.01 of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Mortgage Loan, (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i), (ii) and (iii) of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File.  It is herein acknowledged that, in conducting such review, the Trustee is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

No later than 180 days after the Closing Date, the Trustee shall deliver to the Depositor and the Seller a final certification in the form annexed hereto as Exhibit G-3 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

Upon the discovery by the Seller or the Depositor (or upon receipt by the Trustee of written notification of such breach) of a breach of any of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan that materially adversely affects such Mortgage Loan or the interests of the related Certificateholders or the Certificate Insurer in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties to this Agreement.

The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgage Loans, the related Mortgage Notes and the related documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee and that such property not be part of the Depositor’s estate or property of the Depositor in the event of any insolvency by the Depositor.  In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee a first priority perfected security interest in all of the Depositor’s right, title and interest in and to the Mortgage Loans, the related Mortgage Notes and the related documents, and that this Agreement shall constitute a security agreement under applicable law.

SECTION 2.03. Repurchase or Substitution of Mortgage Loans by the Originator and the Seller.

(a)

Upon its discovery or receipt of written notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the Originator of any representation, warranty or covenant under the Servicing Agreement in respect of any Mortgage Loan which materially adversely affects the value of that Mortgage Loan or the interest therein of the Certificateholders or the Certificate Insurer, the Trustee shall promptly notify the Originator of such defect, missing document or breach and request that the Originator deliver such missing document or cure such defect or breach within 90 days from the date that the Originator was notified of such missing document, defect or breach, and if the Originator does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce the Originator’s obligation under the Servicing Agreement and cause the Originator to repurchase that Mortgage Loan from the Trust Fund at the Repurchase Price (as defined in the Servicing Agreement) on or prior to the Determination Date following the expiration of such 90 day period.  It is understood and agreed that the obligation of the Originator (i) to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing, and (ii) indemnify the Seller under the Servicing Agreement, shall constitute the only remedies against the Originator respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

(b)

Upon discovery or receipt of written notice of the breach by the Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement or in Section 2.04 or Section 2.08 hereof in respect of any Mortgage Loan which materially adversely affects the value of that Mortgage Loan or the interest therein of the Certificateholders or the Certificate Insurer, the Trustee (or the Custodian, on behalf of the Trustee) shall promptly notify the Seller of such breach and request that the Seller cure such breach within 90 days from the date that the Seller was notified of such breach, and if the Seller does not cure such breach in all material respects during such period, the Trustee shall enforce the Seller’s obligation under the Mortgage Loan Purchase Agreement and cause the Seller to repurchase that Mortgage Loan from the Trust Fund at the Purchase Price on or prior to the Determination Date following the expiration of such 90 day period (subject to Section 2.03(e) below); provided, however, that, in connection with any such breach that could not reasonably have been cured within such 90 day period, if the Seller shall have commenced to cure such breach within such 90 day period, the Seller shall be permitted to proceed thereafter diligently and expeditiously to cure the same within the additional period provided under the Mortgage Loan Purchase Agreement.  In lieu of repurchasing any such Mortgage Loan as provided above, the Seller may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(g) below.  It is understood and agreed that the obligation of the Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against the Seller respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

(c)

The Purchase Price or Repurchase Price (as defined in the Servicing Agreement) for a Mortgage Loan repurchased hereunder or such other amount due shall be deposited in the Distribution Account on or prior to the next Determination Date after the Originator’s or Seller’s obligation to repurchase such Mortgage Loan arises.  Upon receipt of the related deposit in the Distribution Account, the Trustee shall cause the Custodian to release to the Originator or Seller, as applicable, the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Originator or Seller, as applicable, shall furnish to it and as shall be necessary to vest in the Originator or Seller, as applicable, any Mortgage Loan released pursuant hereto and the Trustee and the Custodian shall have no further responsibility with regard to such Mortgage File (it being understood that the Trustee and Custodian shall have no responsibility for determining the sufficiency of such assignment for its intended purpose).

Notwithstanding anything to the contrary set forth above, with respect to any breach by the Seller of a representation or warranty made by the Seller herein or in the Mortgage Loan Purchase Agreement that materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans or the interest therein of the Certificateholders or the Certificate Insurer, if the Seller would not be in breach of such representation or warranty but for a breach by the Originator of a representation and warranty made by the Originator in the Servicing Agreement, then the Originator thereunder, in the manner and to the extent set forth therein, and not the Seller, hereunder shall be required to remedy such breach.

(d)

The Trustee shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement including, without limitation, any obligation of the Seller to purchase a Mortgage Loan on account of a breach of a representation, warranty or covenant as described in this Section 2.03(b) and its obligation to indemnify the Trust Fund with respect to any such breach.

(e)

If pursuant to the provisions of Section 2.03(b), the Seller repurchases or otherwise removes from the Trust Fund a Mortgage Loan that is a MERS Mortgage Loan, the Seller shall take (or shall cause the Servicer to take), at the expense of the Seller (with the cooperation of the Depositor, the Master Servicer and the Trustee), such actions as are necessary either (i) cause MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS® System in accordance with MERS’ rules and regulations or (ii) cause MERS to designate on the MERS® System the Seller or its designee as the beneficial holder of such Mortgage Loan.

(f)

[Reserved].

(g)

Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) above must be effected prior to the last Business Day that is within two years after the Closing Date.  As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller delivering to the Custodian, on behalf of the Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01 hereof, together with an Officers’ Certificate stating that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment (as described below), if any, in connection with such substitution; provided, however, that, in the case of any Qualified Substitute Mortgage Loan that is a MERS Mortgage Loan, the Seller shall provide such documents and take such other action with respect to such Qualified Substitute Mortgage Loans as are required pursuant to Section 2.01 hereof.  The Custodian, on behalf of the Trustee, shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within five Business Days thereafter, shall review such documents as specified in Section 2.02 hereof and deliver to the Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit G-2, with any exceptions noted thereon.  Within 180 days of the date of substitution, the Custodian, on behalf of the Trustee, shall deliver to the Seller and the Master Servicer a certification substantially in the form of Exhibit G-3 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any exceptions noted thereon.  Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Seller.  For the month of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Deleted Mortgage Loan in the Due Period preceding the month of substitution and the Depositor or the Seller, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan.  The Seller shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee.  Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Trust Fund and shall be subject in all respects to the terms of this Agreement and, in the case of a substitution effected by the Seller, the Mortgage Loan Purchase Agreement, including, in the case of a substitution effected by the Seller all representations and warranties thereof included in the Mortgage Loan Purchase Agreement and all representations and warranties thereof set forth in Section 2.04 hereof, in each case as of the date of substitution.

For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Seller shall determine, and provide written certification to the Trustee and the Seller as to the amount (each, a “Substitution Adjustment”), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate, as to each such Qualified Substitute Mortgage Loan, of the principal balance thereof as of the date of substitution, together with one month’s interest on such principal balance at the applicable Net Loan Rate.  On or prior to the next Determination Date after the Seller’s obligation to repurchase the related Deleted Mortgage Loan arises, the Seller will deliver or cause to be delivered to the Master Servicer for deposit in the Distribution Account an amount equal to the related Substitution Adjustment, if any, and the Custodian, upon receipt of the related Qualified Substitute Mortgage Loan or Loans, shall release to the Seller the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

In addition, the Seller shall obtain at its own expense and deliver to the Trustee and the Securities Administrator an Opinion of Counsel to the effect that such substitution (either specifically or as a class of transactions) will not cause an Adverse REMIC Event.  If such Opinion of Counsel cannot be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

(h)

Upon discovery by the Seller, the Depositor or the Trustee that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties.  In connection therewith, the Seller shall repurchase or, subject to the limitations set forth in Section 2.03(e), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan.  Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(b) above, if made by the Seller.  The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

(i)

Notwithstanding the foregoing, to the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both (i) a representation or warranty of the Originator under the applicable Purchase Agreement and (ii) a representation or warranty of the Seller under this Agreement, in each case, which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Trustee shall first request that the Originator cure such breach or repurchase such Mortgage Loan and if the Originator fails to cure such breach or repurchase such Mortgage Loan within 60 days of receipt of such request from the Trustee, the Trustee shall then request that the Seller cure such breach or repurchase such Mortgage Loans.

SECTION 2.04. Representations and Warranties of the Seller with Respect to the Mortgage Loans.

The Seller hereby represents and warrants to the Trustee on behalf of the Certificateholders and the Certificate Insurer as of the Closing Date with respect to the Mortgage Loans:

(a)

Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws.

(b)

None of the Mortgage Loans are “high-cost” loans or similarly classified loans as defined by the applicable federal or state predatory and abusive lending laws;

(c)

No Mortgage Loan is a “High Cost Loan” or “Covered Loan,” (as applicable, as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary, Appendix E, in effect as of the Closing Date) and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act; and

(d)

With respect to any representation and warranty made by Downey in the Purchase Agreement that is made as of the related Closing Date (as defined in the Purchase Agreement), if any, to the Seller’s knowledge, no event has occurred since the related Closing Date (as defined in the Purchase Agreement) that would render such representations and warranties to be untrue in any material respect; and

(e)

Each Group 1 Mortgage Loan has an original principal balance that conforms to Freddie Mac guidelines.

With respect to the representations and warranties incorporated in this Section 2.04 that are made to the best of the Seller’s knowledge or as to which the Seller has no knowledge, if it is discovered by the Depositor, the Seller, the Master Servicer, the Securities Administrator, the Certificate Insurer or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein of the Certificateholders or the Certificate Insurer then, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

It is understood and agreed that the representations and warranties incorporated in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee or the Custodian, as the case may be, and shall inure to the benefit of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment.

SECTION 2.05. [Reserved].

SECTION 2.06. Representations and Warranties of the Depositor.

The Depositor represents and warrants to the Trustee, the Master Servicer, the Certificate Insurer and the Securities Administrator on behalf of the Certificateholders and to as follows:

(i)

this agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general an except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

(ii)

immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust of each Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

(iii)

as of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trustee on behalf of the Trust;

(iv)

the Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors;

(v)

the Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

(vi)

the Depositor is not in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

(vii)

the execution, delivery and performance of this Agreement by the Depositor, and the consummation of the transactions contemplated hereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or, to the knowledge of the Depositor, constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will such actions result in any violation of the provisions of the certificate of incorporation or by-laws of the Depositor or, to the best of the Depositor’s knowledge without independent investigation, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement);

(viii)

to the best of the Depositor’s knowledge without any independent investigation, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a) may be required under State securities or “blue sky” laws, (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement; and

(ix)

there are no actions, proceedings or investigations pending before or, to the Depositor’s knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor; (b) asserting the invalidity of this Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement, as the case may be; or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

SECTION 2.07. Issuance of Certificates.

The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to the Custodian of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02 hereof, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged.  Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations.  The interests evidenced by the Certificates constitute the entire beneficial ownership interest in the Trust Fund.

SECTION 2.08. Representations and Warranties of the Seller.

The Seller hereby represents and warrants to the Trustee on behalf of the Certificateholders and the Certificate Insurer that, as of the Closing Date or as of such date specifically provided herein:

(i)

The Seller is duly organized, validly existing and in good standing and has the power and authority to own its assets and to transact the business in which it is currently engaged.  The Seller is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on (a) its business, properties, assets or condition (financial or other), (b) the performance of its obligations under this Agreement, or (c) the value or marketability of the Mortgage Loans.

(ii)

The Seller has the power and authority to make, execute, deliver and perform this Agreement and to consummate all of the transactions contemplated hereunder and has taken all necessary action to authorize the execution, delivery and performance of this Agreement which is part of its official records.  When executed and delivered, this Agreement will constitute the Seller’s legal, valid and binding obligations enforceable in accordance with its terms, except as enforcement of such terms may be limited by (1) bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting the enforcement of creditors’ rights generally and the rights of creditors of federally insured financial institutions and by the availability of equitable remedies, (2) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (3) public policy considerations underlying the securities laws, to the extent that such policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from securities laws liabilities.

(iii)

The Seller holds all necessary licenses, certificates and permits from all governmental authorities necessary for conducting its business as it is currently conducted.  It is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations as shall have been obtained or filed, as the case may be, prior to the Closing Date.

(iv)

The execution, delivery and performance of this Agreement by the Seller will not conflict with or result in a breach of, or constitute a default under, any provision of any existing law or regulation or any order or decree of any court applicable to the Seller or any of its properties or any provision of its articles of incorporation, charter or by-laws, or constitute a material breach of, or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to any mortgage, indenture, contract or other agreement to which it is a party or by which it may be bound.

(v)

No certificate of an officer, written statement or written report delivered pursuant to the terms hereof of the Seller contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

(vi)

The transactions contemplated by this Agreement are in the ordinary course of the Seller’s business.

(vii)

The Seller is not insolvent, nor will the Seller be made insolvent by the transfer of the Mortgage Loans to the Depositor, nor is the Seller aware of any pending insolvency of the Seller.

(viii)

The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court, or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the Seller’s financial condition (financial or otherwise) or operations, or materially and adversely affect the performance of any of its duties hereunder.

(ix)

There are no actions or proceedings against the Seller, or pending or, to its knowledge, threatened, before any court, administrative agency or other tribunal; nor, to the Seller’s knowledge, are there any investigations (i) that, if determined adversely, would prohibit the Seller from entering into this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) that, if determined adversely, would prohibit or materially and adversely affect the Seller’s ability to perform any of its respective obligations under, or the validity or enforceability of, this Agreement.

(x)

The Seller did not transfer the Mortgage Loans to the Depositor with any intent to hinder, delay or defraud any of its creditors.

(xi)

The Seller acquired title to the Mortgage Loans in good faith, without notice of any adverse claims.

(xii)

The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller to the Depositor are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

SECTION 2.09. Covenants of the Seller.

The Seller hereby covenants that, except for the transfer hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on any Mortgage Loan, or any interest therein; the Seller will notify the Trustee, as assignee of the Depositor, the Certificate Insurer and the Master Servicer of the existence of any lien on any Mortgage Loan immediately upon discovery thereof, and the Seller will defend the right, title and interest of the Trustee, as assignee of the Depositor, in, to and under the Mortgage Loans, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this Section 2.09 shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Mortgage Loans any liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

ARTICLE III

ADMINISTRATION OF THE MORTGAGE LOANS

SECTION 3.01. Master Servicer to Service and Administer the Mortgage Loans.

The Master Servicer shall supervise, monitor and oversee the obligation of the Servicer to service and administer the Mortgage Loans in accordance with the terms of the Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration.  In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices.  Furthermore, the Master Servicer shall oversee and consult with the Servicer as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by the Servicer and shall cause the Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by the Servicer under the Servicing Agreement.  The Master Servicer shall independently and separately monitor the Servicer’s servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicer’s and Master Servicer’s records, and based on such reconciled and corrected information, prepare the Remittance Report and any other information and statements required of the Master Servicer hereunder.

The Trustee shall furnish the Servicer and the Master Servicer with any limited powers of attorney and other documents in form acceptable to the Trustee, necessary or appropriate to enable the Servicer and the Master Servicer to service and administer the related Mortgage Loans and REO Property, which limited powers of attorney shall provide that the Trustee will not be liable for the actions or omissions of the Servicer or Master Servicer in exercising such powers.

SECTION 3.02. REMIC-Related Covenants.

For as long as any REMIC created hereunder shall exist, the Trustee and the Securities Administrator shall act in accordance herewith to assure continuing treatment of such REMIC as a REMIC, and the Trustee and the Securities Administrator shall comply with any directions of the Depositor, the Servicer or the Master Servicer to assure such continuing treatment.  In particular, the Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received a REMIC Opinion prepared at the expense of the Trust; and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion.

SECTION 3.03. Release of Mortgage Files.

(a)

Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the Servicer will, if required under the Servicing Agreement, promptly furnish to the Custodian, on behalf of the Trustee, two copies of a certification substantially in the form of Exhibit F hereto signed by a Servicing Officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Servicing Account maintained by the Servicer pursuant to Section 4.01 or by the Servicer pursuant to its Servicing Agreement have been or will be so deposited) and shall request that the Trustee (or the Custodian, on behalf of the Trustee) deliver to the Servicer the related Mortgage File.  Upon receipt of such certification and request, the Trustee (or the Custodian, on behalf of the Trustee), shall promptly release the related Mortgage File to the Servicer and the Trustee (and the Custodian, if applicable) shall have no further responsibility with regard to such Mortgage File.  Upon any such payment in full, the Servicer is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Servicing Account.

(b)

From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with the Servicing Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the Servicer or the Master Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings.  The Trustee (or the Custodian, on behalf of the Trustee), shall, upon the request of the Servicer or the Master Servicer, and upon delivery to the Trustee (or the Custodian, on behalf of the Trustee) of two copies of a request for release signed by a Servicing Officer substantially in the form of Exhibit F (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File held in its possession or control to the Servicer or the Master Servicer, as applicable.  Such trust receipt shall obligate the Servicer or the Master Servicer to return the Mortgage File to the Trustee (or the Custodian on behalf of the Trustee) when the need therefor by the Servicer or the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the Trustee (or the Custodian, on behalf of the Trustee), to the Servicer or the Master Servicer.

SECTION 3.04. REO Property.

(a)

In the event the Trust (or the Trustee, on behalf of the Trust), acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trust, or if required under applicable law, to the Trustee, or to its nominee, on behalf of the Trust.  The Master Servicer shall, to the extent provided in the Servicing Agreement, cause the Servicer to sell any REO Property as expeditiously as possible (and in no event later than three years after acquisition) and in accordance with the provisions of this Agreement and the Servicing Agreement, as applicable.  The Master Servicer shall cause the Servicer to protect and conserve such REO Property in the manner and to the extent required by the Servicing Agreement, in accordance with the REMIC Provisions and in a manner that does not result in a tax on “net income from foreclosure property” or cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code.

(b)

The Master Servicer shall, to the extent required by the Servicing Agreement, cause the Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the Servicing Account.

(c)

The Master Servicer and the Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

(d)

To the extent provided in the Servicing Agreement, the Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the Servicer as provided above shall be deposited in the Servicing Account on or prior to the applicable Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Master Servicer for deposit into the Distribution Account on the next succeeding Servicer Remittance Date.

SECTION 3.05. Annual Officer’s Certificate as to Compliance.

(a)

The Master Servicer shall deliver to the Trustee and the Rating Agency on or before March 1 of each year, commencing on March 1, 2006, an Officer’s Certificate, certifying that with respect to the period ending December 31 of the prior year: (i) such Servicing Officer has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement, (ii) to the best of such Servicing Officer’s knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe that the Servicer has failed to perform any of its duties, responsibilities and obligations under its Servicing Agreement in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof.

(b)

Copies of such statements shall be provided to any Certificateholder upon request by the Master Servicer or, by the Trustee at the Master Servicer’s expense, if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer’s failure to provide such statement).

SECTION 3.06. Annual Independent Accountant’s Servicing Report.

If the Master Servicer has, during the course of any fiscal year, directly serviced any of the Mortgage Loans, then the Master Servicer at its expense shall cause a nationally recognized firm of independent certified public accountants to furnish a statement to the Trustee, the Rating Agency and the Depositor on or before March 1 of each year, to the effect that, with respect to the most recently ended fiscal year, such firm has examined certain records and documents relating to the Master Servicer’s performance of its servicing obligations under this Agreement and pooling and servicing and trust agreements in material respects similar to this Agreement and to each other and that, on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for Freddie Mac or the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Master Servicer’s activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and (iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by Freddie Mac requires it to report.  Copies of such statements shall be provided to any Certificateholder upon request by the Master Servicer, or by the Trustee at the expense of the Master Servicer if the Master Servicer shall fail to provide such copies.  If such report discloses exceptions that are material, the Master Servicer shall advise the Trustee whether such exceptions have been or are susceptible of cure, and will take prompt action to do so.

SECTION 3.07. Reports Filed with Securities and Exchange Commission.

Within 10 days after each Distribution Date, the Securities Administrator shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), a Form 8-K (or other comparable Form containing the same or comparable information or other information mutually agreed upon) and shall furnish a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto.  Prior to January 30, 2006, the Securities Administrator shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the Trust, if applicable.  Prior to (i) March 25, 2006, or six (16) days prior to such earlier date as such filing may be required to be made under the rules of the Commission, and (ii) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 25, or six (6) days prior to such earlier date as such filing may be required to be made under the rules of the Commission, of each year thereafter, the Master Servicer shall provide the Depositor with a Sarbanes-Oxley Certification, together with a copy of the annual independent accountant’s servicing report and annual statement of compliance of the Servicer, in each case, required to be delivered pursuant to the Servicing Agreement, and, if applicable, the annual independent accountant’s servicing report and annual statement of compliance to be delivered by the Master Servicer pursuant to Sections 3.05 and 3.06.  Prior to (i) March 31, 2006, or such earlier date as such filing may be required to be made under the rules of the Commission, and (ii) unless and until a Form 15 Suspension Notice shall have been filed, March 31, or such earlier date as such filing may be required to be made under the rules of the Commission, of each year thereafter, the Securities Administrator shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust.  Such Form 10-K shall include the Sarbanes-Oxley Certification and other documentation provided by the Master Servicer pursuant to the second preceding sentence.  The Depositor hereby grants to the Securities Administrator a limited power of attorney to execute and file each such 8-K on behalf of the Depositor; provided, that notwithstanding anything to the contrary provided herein, the Master Servicer shall be responsible for signing on its own behalf, and shall sign on its own behalf, the Sarbanes-Oxley Certification and each form 10-K.  Such power of attorney shall continue until the earlier of either (i) receipt by the Securities Administrator from the Depositor of written termination of such power of attorney or (ii) the termination of the Trust.  The Depositor agrees to promptly furnish to the Securities Administrator, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Securities Administrator reasonably deems appropriate to prepare and file all necessary reports with the Commission.  The Securities Administrator shall have no responsibility to file any items other than those specified in this Section 3.07; provided, however, the Securities Administrator will cooperate with the Depositor in connection with any additional filings with respect to the Trust as the Depositor deems necessary under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Copies of all reports filed by the Securities Administrator under the Exchange Act shall be sent to the Depositor.  Fees and expenses incurred by the Securities Administrator in connection with this Section 3.07 shall not be reimbursable from the Trust.

SECTION 3.08. [Reserved]

SECTION 3.09. Monitoring of the Servicer.

(a)

The Master Servicer shall be responsible for reporting to the Trustee (on behalf of the Trust), the Certificate Insurer and the Depositor the compliance by the Servicer with its duties under the Servicing Agreement.  In the review of the Servicer’s activities, the Master Servicer may rely upon an officer’s certificate of the Servicer with regard to the Servicer’s compliance with the terms of its Servicing Agreement.  In the event that the Master Servicer, in its judgment, determines that the Servicer should be terminated in accordance with its Servicing Agreement, or that a notice should be sent pursuant to the Servicing Agreement, with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor, the Trustee, the Certificate Insurer and the Servicing Rights Owner thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate and is consistent with Section 3.09(b) below.

(b)

The Master Servicer, for the benefit of the Trust, the Certificate Insurer and the Certificateholders, shall enforce the obligations of the Servicer under the Servicing Agreement.  In the event that the Servicer fails to perform its obligations in accordance with the Servicing Agreement, subject to the paragraph (a) above, the Master Servicer shall terminate the rights and obligations of the Servicer thereunder and the Master Servicer shall act as servicer of the Mortgage Loans or enter into a new Servicing Agreement with a successor Servicer that is an Acceptable Successor Servicer selected by the Master Servicer, which the Master Servicer shall cause the Trustee to acknowledge; provided, however, it is understood and acknowledged by the parties hereto that (i) there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor Servicer and (ii) during the period in which any successor Servicer appointed by the Master Servicer services the Mortgage Loans, notwithstanding anything to the contrary in this Agreement or the Servicing Agreement, (a) such successor Servicer, including the Master Servicer if it is the successor Servicer, shall be entitled to the full amount of the Servicing Fee for the Mortgage Loans, and the Servicing Rights Owner shall not be entitled to any part of the Servicing Fee with respect to the Mortgage Loans and (b) such successor Servicer must assume all of the obligations of the terminated Servicer under the Servicing Agreement.  Such enforcement, including, without limitation, the legal prosecution of claims, termination of the Servicing Agreement and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans.  The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action from the Trust Fund.  Notwithstanding anything to the contrary herein, upon the termination of the Servicer for any reason whatsoever, the Servicing Rights Owner, as owner of the Servicing Rights, shall at times have the right to present the Master Servicer with a successor Servicer which the Master Servicer will not unreasonably fail to select as the successor Servicer, assuming that such servicer is an Acceptable Successor Servicer and that such servicer will assume all of the obligations of the terminated Servicer under the Servicing Agreement.

(c)

To the extent that the costs and expenses of the Master Servicer related to any termination of the Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer or a successor Servicer with respect to the Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an event of default by the Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor service to service the Mortgage Loans in accordance with the Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer or the Servicing Rights Owner, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

(d)

The Master Servicer shall require the Servicer to comply with the remittance requirements and other obligations set forth in the Servicing Agreement.

(e)

If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of the predecessor Servicer, if any, that it replaces or for any errors, acts or omissions of such predecessor Servicer occurring prior to the termination of the Servicer; provided, however, the Master Servicer shall not be relieved of its liability, if any, as Master Servicer under this Section 3.09(e).

(f)

It is understood and acknowledged by the parties hereto that, under the Servicing Agreement, the Servicer has the right to resign as Servicer in accordance with the provisions of the Servicing Agreement, provided that (i) the Servicing Rights Owner consents to such resignation, and (ii) a successor Servicer is appointed by the Servicing Rights Owner which (a) is an Acceptable Successor Servicer and (b) which has assumed all of the obligations of the terminated Servicer under the Servicing Agreement.

(g)

It is understood and acknowledged by the parties hereto that, subject to the provision of 3.09(b) of this agreement, under the Servicing Agreement, the Servicing Rights Owner has the right to terminate the Servicer, without cause, in accordance with the provisions of the Servicing Agreement, provided that a successor Servicer is appointed which (a) is an Acceptable Successor Servicer and (b) which has assumed all of the obligations of the terminated Servicer under the Servicing Agreement.  Any termination fees owed to the Servicer and any reasonable costs and expenses of the Master Servicer incurred in connection with such termination and transfer of servicing shall be paid by the Servicing Rights Owner.

SECTION 3.10. Fidelity Bond.

The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder.  The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

SECTION 3.11. Power to Act; Procedures.

The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders, the Trust and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate, either in its own name on behalf of the Trust, or in the name of the Trust, foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the Servicing Agreement, as applicable; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 3.03, shall not permit the Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause an Adverse REMIC Event unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action will not cause the REMIC created hereunder to fail to qualify as a REMIC or result in the imposition of a tax upon such REMIC created hereunder.  The Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer, with any limited powers of attorney empowering the Master Servicer or the Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or the Servicer).  In instituting foreclosures or similar proceedings, the Master Servicer shall institute such proceedings either in its own name on behalf of the Trust, or in the name of the Trust (or cause the Servicer, pursuant to the Servicing Agreement, to institute such proceedings either in the name of the Servicer on behalf of the Trust, or in the name of the Trust), unless otherwise required by law or otherwise appropriate.  If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trust or the Trustee on behalf of the Trust or that the Trust or the Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee, on behalf of the Trust, in the appointment of a co-trustee pursuant to Section 8.10 hereof.  In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

SECTION 3.12. Due-on-Sale Clauses; Assumption Agreements.

To the extent provided in the Servicing Agreement and to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicer to enforce such clauses in accordance with the Servicing Agreement.  If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the Servicing Agreement.

SECTION 3.13. Documents, Records and Funds in Possession of Master Servicer to be Held for Trust.

(a)

The Master Servicer shall transmit and the Servicer (to the extent required by the Servicing Agreement) shall transmit to the Trustee (or Custodian) such documents and instruments coming into the possession of the Master Servicer or the Servicer from time to time as are required by the terms hereof or, in the case of the Servicer, by the Servicing Agreement, to be delivered to the Trustee (or Custodian).  Any funds received by the Master Servicer or by the Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trust, the Certificate Insurer and the Certificateholders, subject to the Master Servicer’s right to retain or withdraw from the Distribution Account the Master Servicing Fee, any additional compensation pursuant to Section 3.18 and any other amounts provided in this Agreement, and to the right of the Servicer to retain its Servicing Fee and any other amounts as provided in the Servicing Agreement.  The Master Servicer shall, and (to the extent provided in the Servicing Agreement) shall cause the Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it.  In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

(b)

All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans shall be held by the Master Servicer for and on behalf of the Trust, the Certificate Insurer and the Certificateholders and shall be and remain the sole and exclusive property of the Trust; provided, however, that the Master Servicer and the Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or the Servicer under this Agreement or the Servicing Agreement.

SECTION 3.14. Presentment of Claims and Collection of Proceeds.

The Master Servicer shall (to the extent provided in the Servicing Agreement) cause the Servicer to prepare and present on behalf of the Trustee, the Trust, the Certificate Insurer and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies.  Any proceeds disbursed to the Master Servicer (or disbursed to the Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Distribution Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

SECTION 3.15. Maintenance of the Primary Insurance Policies.

(a)

The Master Servicer shall not take, or permit the Servicer (to the extent such action is prohibited under the Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Insurance Policy of any loss which, but for the actions of such Master Servicer or Servicer, would have been covered thereunder.  The Master Servicer shall use its best reasonable efforts to cause the Servicer (to the extent required under the Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan (including any lender-paid Primary Insurance Policy) in accordance with the provisions of this Agreement and the Servicing Agreement, as applicable.  The Master Servicer shall not, and shall not permit the Servicer (to the extent required under the Servicing Agreement) to, cancel or refuse to renew any such Primary Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the Servicing Agreement, as applicable.

(b)

The Master Servicer agrees to cause the Servicer (to the extent required under the Servicing Agreement) to present, on behalf of the Trustee, the Trust, the Certificate Insurer and the Certificateholders, claims to the insurer under any Primary Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans.  Pursuant to Section 4.01, any amounts collected by the Servicer under any Primary Insurance Policies shall be remitted to the Master Servicer for deposit in the Distribution Account, subject to withdrawal pursuant to Section 4.03.

SECTION 3.16. Trustee to Retain Possession of Certain Insurance Policies and Documents.

The Trustee (or the Custodian, as directed by the Trustee), shall retain possession and custody of the originals (to the extent available) of any Primary Insurance Policies or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement.  Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee (or the Custodian, as directed by the Trustee) shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement.  The Master Servicer shall promptly deliver or cause to be delivered to the Trustee (or the Custodian, as directed by the Trustee), upon the execution or receipt thereof the originals of any Primary Insurance Policies, any certificates of renewal, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

SECTION 3.17. Realization Upon Defaulted Mortgage Loans.

The Master Servicer shall cause the Servicer (to the extent required under the Servicing Agreement) to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the Servicing Agreement.

SECTION 3.18. Additional Compensation to the Master Servicer.

Pursuant to Article IV, all income and gain realized from any investment of funds in the Distribution Account shall be for the benefit of the Master Servicer as additional compensation.  Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise (excluding any Prepayment Penalty Amounts) shall be retained by the Servicer, and shall not be deposited in the Servicing Account or the Distribution Account.  The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.  The amount of the aggregate compensation payable as set forth in this Section 3.18 plus the Master Servicing Fee due to the Master Servicer in respect of any Distribution Date shall be reduced in accordance with Section 5.06

On or before the Closing Date, the Master Servicer shall cause to be delivered to the Depositor, the Seller, the Trustee, the Certificate Insurer and Greenwich Capital Markets, Inc. an Opinion of Counsel, dated the Closing Date, in form and substance reasonably satisfactory to the Depositor, Greenwich Capital Markets, Inc., and the Seller as to the due authorization, execution and delivery of this Agreement by the Master Servicer and the enforceability thereof.

SECTION 3.19. Liabilities of the Master Servicer.

The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein.

SECTION 3.20. Merger or Consolidation of the Master Servicer.

(a)

Except as provided in subsection (b) of this Section 3.20, The Master Servicer will keep in full force and effect its existence, rights and franchises as a national banking association under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement.

(b)

Any Person into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 3.21. Indemnification of the Trustee, the Master Servicer and the Securities Administrator.

(a)

The Master Servicer agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (except as otherwise provided herein with respect to expenses) (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to this Agreement or the Certificates (i) related to the Master Servicer’s failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Master Servicer’s willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), an Indemnified Person shall have given the Master Servicer and the Depositor written notice thereof promptly after such Indemnified Person shall have with respect to such claim or legal action knowledge thereof.  The Indemnified Person’s failure to give such notice shall not affect the Indemnified Person’s right to indemnification hereunder, provided, however that the Master Servicer shall not be held responsible for any loss, liability or expense resulting from the failure to give such notice.  This indemnity shall survive the resignation or removal of the Trustee, the Master Servicer or the Securities Administrator and the termination of this Agreement.

(b)

The Trust will indemnify any Indemnified Person for any loss, liability or expense of any Indemnified Person not otherwise referred to in Subsection (a) above or Subsection (c) below.

(c)

The Securities Administrator agrees to indemnify the Indemnified Persons (other than the Securities Administrator) for, and to hold them harmless against, any loss, liability or expense (except as otherwise provided herein with respect to expenses) (including reasonable legal fees and disbursements of counsel) incurred on their part (i) in connection with, arising out of, or relating to the Securities Administrator’s failure to file a Form 10-K in accordance with Section 3.07, (ii) by reason of the Securities Administrator’s willful misfeasance, bad faith or gross negligence in the performance of such obligations pursuant to Section 3.07 or (iii) by reason of the Securities Administrator’s reckless disregard of such obligations pursuant to Section 3.07, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), an Indemnified Person shall have given the Securities Administrator written notice thereof promptly after such Indemnified Person shall have with respect to such claim or legal action knowledge thereof.  The Indemnified Person’s failure to give such notice shall not affect the Indemnified Person’s right to indemnification hereunder unless such failure materially prejudices the Securities Administrator’s ability to defend such claim or legal action.  This indemnity shall survive the resignation or removal of the Trustee, the Master Servicer or the Securities Administrator and the termination of this Agreement.

SECTION 3.22. Limitations on Liability of the Master Servicer and Others.

Subject to the obligation of the Master Servicer to indemnify the Indemnified Persons pursuant to Section 3.21:

(a)

Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Indemnified Persons, the Depositor, the Trust or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such Person’s willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

(b)

The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

(c)

The Master Servicer, the Securities Administrator, the Certificate Insurer, the Trustee, the Custodian (including for such purpose, the Trustee acting in its capacity as Custodian) and any director, officer, employee or agent of the Master Servicer, the Securities Administrator, the Certificate Insurer, the Trustee or the Custodian shall be indemnified by the Trust and held harmless thereby against any loss, liability or expense (except as otherwise provided herein with respect to expenses) (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, this Agreement, the Certificates or the Servicing Agreement or the transactions contemplated hereby or thereby (except to the extent that the Master Servicer is indemnified by the Servicer thereunder), other than (i) with respect to the Master Servicer or Custodian only, any such loss, liability or expense related to the Master Servicer’s failure to perform its duties in compliance with this Agreement or, if applicable, to the Custodian’s failure to perform its duties under this Agreement, or (ii) with respect to the Master Servicer or Custodian only, any such loss, liability or expense incurred by reason of the Master Servicer’s or the Custodian’s willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder or under a custodial agreement.

(d)

The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, the Master Servicer may in its discretion, undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Trust and the Certificateholders hereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust, and the Master Servicer shall be entitled to be reimbursed therefor out of the Distribution Account as provided by Section 4.03.  Nothing in this Section 3.22(d) shall affect the Master Servicer’s obligation to supervise, or to take such actions as are necessary to enforce, the servicing and administration of the Mortgage Loans pursuant to Sections 3.01 and 3.09.

(e)

In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Master Servicer shall not be required to investigate or make recommendations concerning potential liabilities which the Trust might incur as a result of such course of action by reason of the condition of the Mortgaged Properties but shall give notice to the Trustee if it has notice of such potential liabilities.

(f)

The Master Servicer shall not be liable for any acts or omissions of the Servicer, except as otherwise expressly provided herein.

SECTION 3.23. Master Servicer Not to Resign.

Except as provided in Section 3.25, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon a determination that any such duties hereunder are no longer permissible under applicable law and such impermissibility cannot be cured.  Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Independent Opinion of Counsel (delivered at the expense of the Master Servicer) to such effect delivered to the Trustee.  No such resignation by the Master Servicer shall become effective until the Trustee or a successor to the Master Servicer reasonably satisfactory to the Trustee shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section 7.02 hereof.  The Trustee shall notify the Rating Agency of the resignation of the Master Servicer.

If, at any time, Wells Fargo Bank, N.A., as Master Servicer resigns under this Section 3.23, or sells or assigns its rights and obligations under Section 3.25, or is removed as Master Servicer pursuant to Section 7.01, then at such time Wells Fargo Bank, N.A. also shall resign (and shall be entitled to resign) as Securities Administrator, Paying Agent and Certificate Registrar under this Agreement.

SECTION 3.24. Successor Master Servicer.

In connection with the appointment of any successor Master Servicer or the assumption of the duties of the Master Servicer, the Trustee may make such arrangements for the compensation of such successor Master Servicer out of payments on the Mortgage Loans as the Trustee and such successor Master Servicer shall agree which in no case shall exceed the Master Servicing Fee.  If the successor Master Servicer does not agree that the proposed compensation is fair, such successor Master Servicer shall obtain two quotations of market compensation from third parties actively engaged in the servicing of single-family mortgage loans; provided, however, that the Rating Agency shall confirm in writing that any appointment of a successor Master Servicer (other than the Trustee) will not result in a downgrade in the then current rating of any Class of Certificates (without taking into account the Certificate Insurance Policy).

SECTION 3.25. Sale and Assignment of Master Servicing.

The Master Servicer may sell and assign its rights and delegate its duties and obligations in their entirety as Master Servicer under this Agreement, provided that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $10,000,000 (unless otherwise approved by the Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Trustee and the Depositor; and (d) shall execute and deliver to the Trustee and the Depositor an agreement, in form and substance reasonably satisfactory to the Trustee and the Depositor, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement or any custodial agreement from and after the effective date of such agreement; (ii) the Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and the Rating Agency’s ratings of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer, the Trustee and the Depositor; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee and the Depositor an Officer’s Certificate and an Independent Opinion of Counsel, (delivered at the Master Servicer’s expense) each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement.  No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

ARTICLE IV

ACCOUNTS

SECTION 4.01. Servicing Accounts.

(a)

The Master Servicer shall enforce the obligation of the Servicer to establish and maintain one or more custodial accounts (the “Servicing Account”) in accordance with the Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within 48 hours (or as of such other time specified in the Servicing Agreement) of receipt all collections of principal and interest on any Mortgage Loan and with respect to any REO Property received by the Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds and advances made from the Servicer’s own funds (less, in the case of each Servicer, the applicable servicing compensation, in whatever form and amounts as permitted by the Servicing Agreement) and all other amounts to be deposited in the Servicing Account.  The Servicer is hereby authorized to make withdrawals from and deposits to the Servicing Account for purposes required or permitted by this Agreement and the Servicing Agreement.  For the purposes of this Agreement, the Servicing Account shall also include such other accounts as the Servicer maintains for the escrow of certain payments, such as taxes and insurance, with respect to certain Mortgaged Properties. The Servicing Agreement sets forth the criteria for the segregation, maintenance and investment of the Servicing Account, the contents of which are acceptable to the parties hereto as of the date hereof and changes to which shall not be made unless such changes are made in accordance with the provisions of Section 12.01 hereof.

(b)

[Reserved];

(c)

To the extent provided in the Servicing Agreement and subject to this Article IV, on or before each Servicer Remittance Date, the Servicer shall withdraw or shall cause to be withdrawn from the Servicing Account and shall immediately remit or cause to be remitted to the Master Servicer for deposit into the Distribution Account, amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date) with respect to each of the Mortgage Loans it is servicing:

(i)

Monthly Payments on the Mortgage Loans received or any related portion thereof advanced by the Servicer pursuant to the Servicing Agreement which were due on or before the related Due Date, net of the amount thereof comprising the Servicing Fee;

(ii)

Principal Prepayments in full and any Liquidation Proceeds received by the Servicer with respect to such Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the amount thereof comprising the Servicing Fee;

(iii)

Principal Prepayments in part received by the Servicer for such Mortgage Loans in the related Prepayment Period;

(iv)

any amount to be used as a delinquency advance or to pay any Interest Shortfalls due to prepayments on the Mortgage Loans, in each case, as required to be paid by the Servicer under the Servicing Agreement.

(d)

Withdrawals may be made from the Servicing Account only to make remittances as provided in Section 4.01(c), to reimburse the Servicer for advances which have been recovered by subsequent collection from the related Mortgagor, to remove amounts deposited in error, to remove fees, charges or other such amounts deposited on a temporary basis, or to clear and terminate the account at the termination of this Agreement in accordance with Section 10.01.  As provided in Section 4.01(c), certain amounts otherwise due to the Servicer may be retained by it and need not be remitted to the Master Servicer.

SECTION 4.02. Distribution Account.

(a)

The Master Servicer shall establish and maintain an account, in the name of the Trustee, for the benefit of the Securities Administrator, as Paying Agent for the Trustee, the Certificate Insurer, and the Certificateholders, as a segregated account which shall be an Eligible Account (the “Distribution Account”).  The Master Servicer shall, promptly upon receipt from the Servicer on the Servicer Remittance Date, deposit into the Distribution Account and retain on deposit until the related Distribution Date, the following amounts:

(i)

any amounts withdrawn from a Servicing Account pursuant to Section 4.01(c);

(ii)

any amounts required to be deposited by the Master Servicer with respect to the Mortgage Loans pursuant to this Agreement, including (a) Advances and any Compensating Interest Payments required to be made by the Master Servicer to the extent required but not made by the Servicer and (b) the amount of any Insurance Proceeds or Liquidation Proceeds received by or on behalf of the Master Servicer which were not deposited in the Servicing Account;

(iii)

the Purchase Price with respect to any Mortgage Loans purchased by the Seller or the Originator under this Agreement or the Servicing Agreement, as applicable, any Substitution Adjustments pursuant to Section 2.03 of this Agreement and all proceeds of any Mortgage Loans or property acquired with respect thereto repurchased by the Servicer pursuant to Section 10.01 and the Servicing Agreement;

(iv)

any amounts required to be deposited by the Master Servicer with respect to losses on investments of deposits in the Distribution Account;

(v)

for each Distribution Date on or prior to the Distribution Date in January 2019, the applicable Yield Maintenance Distributable Amount; and

(vi)

any other amounts so required to be deposited in the Distribution Account pursuant to this Agreement.

(b)

All amounts deposited to the Distribution Account shall be held by the Master Servicer in the name of the Trustee in trust for the benefit of the Securities Administrator, as Paying Agent for the Trustee, the Certificate Insurer, and the Certificateholders in accordance with the terms and provisions of this Agreement.  The requirements for crediting the Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of (i) late payment charges or assumption fees, tax service fees, statement account charges or payoff charges, substitution, satisfaction, release and other like fees and charges (excluding all Prepayment Penalty Amounts) and (ii) the items enumerated in Subsections 4.03(a)(i), (ii), (iii), (iv), (v), (vi), (vii), (viii) and (xi) with respect to the Servicer, need not be remitted by the Servicer to the Master Servicer.  In the event that the Servicer has remitted to the Master Servicer any amount not required to be credited to the Distribution Account, the Servicer may at any time, by delivery of a written request signed by a Servicing Officer of the Servicer which describes the amount deposited in error, direct the Master Servicer to withdraw such amount from the Distribution Account for repayment to the Servicer.  In the event that the Master Servicer has deposited to the Distribution Account any amount not required to be credited thereto, it may at any time, withdraw such amount from the Distribution Account.

(c)

Funds in the Distribution Account shall, if invested, be invested, in the name of the Trustee, or its nominee, for the benefit of the Trust, in Permitted Investments as directed by the Master Servicer.  All Permitted Investments shall mature or be subject to redemption or withdrawal no later than one Business Day prior to the next occurring Distribution Date (except that if such Permitted Investment is an obligation of the Master Servicer, then such Permitted Investment shall mature not later than such applicable Distribution Date).  Any and all investment earnings from any such Permitted Investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time, and shall not be part of the Trust Fund.  The risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Master Servicer.  The Master Servicer shall deposit the amount of any such loss in the Distribution Account immediately as realized, but in no event later than the related Distribution Date.

SECTION 4.03. Permitted Withdrawals and Transfers from the Distribution Account.

(a)

The Securities Administrator shall, from time to time, withdraw or transfer funds from the Distribution Account to the Servicer, to the Master Servicer, to the Trustee, to the Certificate Insurer or to itself for the following purposes:

(i)

to reimburse the Master Servicer or the Servicer for any Advance or advance, respectively, of its own funds or of the Servicer’s own funds, the right of the Master Servicer or the Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Advance was made;

(ii)

to reimburse the Master Servicer or the Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer or the Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

(iii)

to reimburse the Master Servicer or the Servicer from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer or the Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan;

(iv)

to pay the Master Servicer or the Servicer, as appropriate, from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of any Mortgage Loan, the amount which it or the Servicer would have been entitled to receive under subclause (x) of this Subsection 4.03(a) as servicing compensation on account of each defaulted scheduled payment on such Mortgage Loan if paid in a timely manner by the related Mortgagor;

(v)

to pay the Master Servicer or the Servicer from the Purchase Price for any Mortgage Loan, the amount which the Master Servicer or the Servicer would have been entitled to receive under subclause (x) of this Subsection 4.03(a) as servicing compensation;

(vi)

to reimburse the Master Servicer or the Servicer for servicing related advances of funds, the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such servicing advances were made;

(vii)

to reimburse the Master Servicer or the Servicer for any Advance or advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Advance or advance has not been reimbursed pursuant to clauses (i) and (vi) as a result of the Master Servicer or Servicer having determined that the Advance or advance is non-recoverable from the related Mortgage Loan;

(viii)

to pay the Master Servicer its monthly Master Servicing Fee and any other servicing compensation payable pursuant to Section 3.18;

(ix)

to pay the Master Servicer any investment income;

(x)

to reimburse the Master Servicer for any expenses recoverable by it pursuant to Sections 3.09 and 3.22;

(xi)

to reimburse or pay the Servicer any such amounts as are due thereto under the Servicing Agreement and have not been retained by or paid to the Servicer, to the extent provided in the Servicing Agreement;

(xii)

to reimburse the Trustee and the Securities Administrator for expenses, costs and liabilities incurred by or reimbursable to it pursuant to Sections 3.22, 8.05 or 8.10 (including those related to the fees and expenses of the Custodian);

(xiii)

to remove amounts deposited in error;

(xiv)

to pay the Certificate Insurer its Premium Amount; and

(xv)

to clear and terminate the Distribution Account pursuant to Section 10.01.

(b)

The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any payments or reimbursements from the Distribution Account pursuant to subclauses (i) through (vii), inclusive and subclause (x) or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Master Servicer without being deposited in the Distribution Account under Section 4.02(b).

(c)

On each Distribution Date, the Securities Administrator, as Paying Agent, shall withdraw funds on deposit in the Distribution Account to the extent of the aggregate Available Funds and distribute such funds to the Holders of the Certificates and any other parties entitled thereto, in accordance with Section 5.01.

SECTION 4.04. [Reserved].

SECTION 4.05. Yield Maintenance Account.

On or prior to the Closing Date, the Securities Administrator shall cause to be established and maintained the Yield Maintenance Account, into which Yield Maintenance Payments received by the Securities Administrator pursuant to the Yield Maintenance Agreements shall be deposited for the benefit of the Class 1-A1A, Class 1-A1B and Class X-2 Certificates.  Amounts on deposit in the Yield Maintenance Account shall not be invested and shall not be held in an interest-bearing account.

On each Distribution Date, the Securities Administrator shall withdraw from the Yield Maintenance Account the Yield Maintenance Distributable Amount then on deposit therein with respect to (x) the Class 1-A1A and Class 1-A1B Certificates or (y) the Class 2-A1A and Class 2-A2B Certificates, as applicable, and deposit such amounts in the Distribution Account for payment to the related Classes of Certificates.  With respect to each Distribution Date on which a Yield Maintenance Payment is received under a Yield Maintenance Agreement, the Securities Administrator, as Paying Agent for the Trustee, will pay to the related Certificateholders from the related Yield Maintenance Distributable Amount, up to the amount of current interest that each such Class would have been entitled to receive had the applicable note interest rate been calculated at the lesser of (a) One-Month LIBOR plus the applicable Margin for the related Accrual Period and (b) 11.00% per annum, to the extent not paid out of the Available Funds for such Payment Date.  Each of the Class 1-A1A, Class 1-A1B, Class 2-A1A and Class 2-A1B Certificates will only receive payment from amounts received from the related Yield Maintenance Agreement.  Any amounts received under the Yield Maintenance Agreements remaining in the Distribution Account after distributions are made to the Class 1-A1A, Class 1-A1B, Class 2-A1A and Class 2-A1B Certificates from the Yield Maintenance Distributable Amounts shall be distributed to the Class X-2 Certificates.

The Securities Administrator shall terminate the Yield Maintenance Agreements upon the occurrence of an event of default or termination event under the Yield Maintenance Agreements of which a Responsible Officer of the Securities Administrator has actual knowledge.  In the event that a Yield Maintenance Agreement is canceled or otherwise terminated for any reason (other than the exhaustion of the interest rate protection provided thereby), the Securities Administrator shall, at the direction of Certificateholders evidencing Voting Rights not less than 50% of the Certificates related to such Yield Maintenance Agreement, and to the extent a replacement contract is available (from a counterparty designated by the Depositor and acceptable to Certificateholders evidencing Voting Rights not less than 50% of the related Certificates), execute (not in its individual capacity, but solely as Securities Administrator on behalf of the Trustee) a replacement contract comparable to such Yield Maintenance Agreement providing interest rate protection which is equal to the then-existing protection provided by the Yield Maintenance Agreement as certified to the Securities Administrator by the Depositor; provided, however, that the cost of any such replacement contract providing the same interest rate protection may be reduced to a level such that the cost of such replacement contract shall not exceed the amount of any early termination payment received from the Yield Maintenance Provider; provided, further, that any costs incurred by the Securities Administrator in association with the termination of the Yield Maintenance Provider or the entering into of a replacement contract will be reimbursed to the Securities Administrator by the Trust Fund.

To the extent that it constitutes a “reserve fund” for purposes of the REMIC Provisions, the Yield Maintenance Account established hereunder shall be an “outside reserve fund” as defined in Treasury Regulation 1.860G-2(h), and in that regard (i) such fund shall be an outside reserve fund and not an asset of any REMIC, (ii) such fund shall be owned for federal tax purposes by the Holder of the Class X-2 Certificates, and the Holder of the Class X-2 Certificates shall report all amounts of income, reduction, gain or loss accruing therefrom, and (iii) amounts transferred by the REMIC to the fund shall be treated as distributed by the REMIC to the Holder of the Class X-2 Certificates.

If the Seller or its affiliate is the Holder of a Class 1-A1A, Class 1-A1B, Class 2-A1A or Class 2-A1B Certificate, the Seller or such affiliate shall remit to the Securities Administrator the portion of Yield Maintenance Distributable Amounts received by the Holder of such Certificate on any Distribution Date 2 days after providing notice to the Securities Administrator of its intent to remit such amount, and the Securities Administrator will remit such amounts to the Yield Maintenance Provider 2 days after providing notice to the Yield Maintenance Provider of its intent to remit such amount.  For purposes of this Agreement, the Securities Administrator shall have no duty to confirm that each amount received by it from the Seller or its affiliate with respect to the preceding sentence is the correct amount.  For purposes of this Section, all such remittances made to the Securities Administrator will be made to the following wire account:

Wells Fargo Bank, N.A.
ABA#:  121 000 248
Account Name:  SAS CLEARING
Account Number:  3970771416
For further credit to: DSLA 2005-AR5, Account # 17181701

SECTION 4.06. Certificate Insurance Policy.

(a)

On or prior to the Closing Date, the Securities Administrator shall cause to be established and maintained the Policy Account, into which amounts received by the Securities Administrator pursuant to the Certificate Insurance Policy shall be deposited for the benefit of the Class 1-A1B and Class 2-A1B Certificates.  Amounts on deposit in the Policy Account shall not be invested and shall not be held in an interest-bearing account.

(b)

As soon as possible, and in no event later than 12:00 noon New York time on the second Business Day immediately preceding any Distribution Date, the Securities Administrator shall furnish the Certificate Insurer with a completed Notice in the form set forth as Exhibit A to the Endorsement to the Certificate Insurance Policy in the event that there is a Deficiency Amount with respect to the Class 1-A1B and Class 2-A1B Certificateholders, as applicable, on such Distribution Date; provided, however, that if such Distribution Date is the Final Distribution Date, the Notice shall also include the outstanding Class Principal Balance of the Class 1-A1B and Class 2-A1B Certificates, after giving effect to all payments of principal on the Class 1-A1B and Class 2-A1B Certificates on such Final Distribution Date, other than pursuant to the Certificate Insurance Policy.  The Notice shall specify the amount of Insured Amounts and shall constitute a claim for an Insured Amount pursuant to the Certificate Insurance Policy.

(c)

Upon receipt of an Insured Amount from the Certificate Insurer on behalf of the Holders of the Insured Certificates, the Securities Administrator shall deposit such Insured Amount into the Policy Account.  All such amounts on deposit in the Policy Account shall remain uninvested.  On each Distribution Date, the Securities Administrator shall distribute such Insured Amounts pursuant to Section 5.01.

The Securities Administrator shall include on each Distribution Date any Insured Amounts received by it from or on behalf of the Certificate Insurer for such Distribution Date (i) in the amount distributed to the Holders of the Insured Certificates pursuant to Section 5.01 and (ii) in the amount deemed to have been distributed to the Class 1-A1B and Class 2-A1B Certificate regular interest and deposited for its benefit into the Policy Account.  If on any Distribution Date the Securities Administrator determines that the Certificate Insurer has paid more under the Certificate Insurance Policy than is required by the terms thereof, the Securities Administrator shall promptly return the excess amount to the Certificate Insurer.

(d)

The Securities Administrator shall (i) receive as attorney-in-fact of the Holders of the Insured Certificates any Insured Amount delivered to it by the Certificate Insurer for payment to such Holders and (ii) distribute such Insured Amount to such Holders as set forth in Section 5.01.  Insured Amounts disbursed by the Securities Administrator from proceeds of the Certificate Insurance Policy shall not be considered payment by the Trust Fund with respect to the Insured Certificates, nor shall such disbursement of Insured Amounts discharge the obligations of the Trust Fund with respect to the amounts thereof, and the Certificate Insurer shall become owner of such amounts to the extent covered by such Insured Amounts as the deemed assignee of such Holders.  The Trustee hereby agrees (and each such Holder of the Insured Certificates, by its acceptance of its Insured Certificates, hereby agrees) for the benefit of the Certificate Insurer that, to the extent the Certificate Insurer pays any Insured Amount, either directly or indirectly (as by paying through the Securities Administrator), to the Holder of an Insured Certificate, the Certificate Insurer will be entitled to be subrogated to any rights of such Holder to receive the amounts for which such Insured Amount was paid, to the extent of such payment, and will be entitled to receive the Certificate Insurer Reimbursement Amount as set forth in Section 5.01.  The Trustee as attorney-in-fact of the Holders of the Insured Certificates shall assign to the Certificate Insurer the rights of such Holder with respect to the Class 1-A1B and Class 2-A1B, as applicable, to the extent of such Insured Amount until the Certificate Insurer has been fully reimbursed therefore in accordance with the terms of the Certificate Insurance Policy.  To evidence such subrogation, the Trustee shall note the Certificate Insurer’s rights as subrogee upon the register of Certificateholders upon receipt from the Certificate Insurer of proof of payment of any Insured Amount.

(e)

At the end of the Term of the Policy (as defined in the Certificate Insurance Policy), the Trustee shall return the Certificate Insurance Policy to the Certificate Insurer for cancellation.

(f)

The Trustee designates, appoints, authorizes and directs the Securities Administrator to deliver on behalf of the Trustee the notice in the form of Exhibit A to the Certificate Insurance Policy in accordance with Section 4.06 and to make, on behalf of and with full power to bind the Trustee, any of the agreements, assignments or covenants of the Trustee contained therein.  To the extent necessary, this Agreement shall constitute an irrevocable limited power of attorney, coupled with an interest, from the Trustee to the Securities Administrator, to accomplish the foregoing.

ARTICLE V

FLOW OF FUNDS

SECTION 5.01. Distributions.

(a)

(1) On each Distribution Date and after making any withdrawals from the Distribution Account pursuant to Section 4.03(a), the Securities Administrator, as Paying Agent, shall withdraw funds on deposit in the Distribution Account to the extent of Available Funds for such Distribution Date and make the following disbursements and transfers as set forth below:

(i)

the Available Funds for Loan Group 1 shall be distributed on each Distribution Date in the following order of priority, other than the Distribution Date following the optional purchase of the Mortgage Loans by the Terminator pursuant to Section 10.01(a):

(A)

first, sequentially,

(1) to the Holders of Class A-R, Class 1-A1A and Class 1-A1B Certificates, the X-1 IO-1 Component and the Class X-2 Certificates, the related Interest Distributable Amounts for that date, pro rata (based on the Interest Distributable Amounts to which each such Class is entitled); provided, however, that for purposes of distributions for the Class X-2 Certificates pursuant to this paragraph 5.01(a)(1)(i)(A)(1), the Interest Distributable Amount for the Class X-2 Certificates from Loan Group 1 will be determined by the Group 1 Class X-2 Apportionment Rule; provided, further, however, that on each Distribution Date, the related Interest Distributable Amount (after giving effect to any reduction in respect of Net Deferred Interest allocated to the Class X-2 Certificates on such Distribution Date) that would otherwise be distributable to the Class X-2 Certificates shall be deposited in the Basis Risk Reserve Fund to the extent of the Required Reserve Fund Deposit and shall not be distributed to the Class X-2 Certificates; and

(2) to the Holders of the Class 2-A1A and Class 2-A1B Certificates and the X-1 IO-2 Component, the related Interest Distributable Amounts for that date, pro rata (based on the Interest Distributable Amounts to which each such Class or Component is entitled), based on and to the extent of the Interest Distributable Amount to which each such Class or Component is entitled for such date but has not received pursuant to paragraph 5.01(a)(1)(ii)(A)(1);

(B)

second, an amount equal to the Senior Principal Distribution Amount for Loan Group 1 for that date, in the following priority:

first, to the Holder of Class A-R Certificates until the Class Certificate Principal Balance of such Class is reduced to zero;

second, to the Holders of the Class 1-A1A and Class 1-A1B Certificates, pro rata, based on Class Certificate Principal Balances, until the Class Certificate Principal Balances of such respective Classes are reduced to zero; and

third, to the PO-1 Component, until its Component Principal Balance is reduced to zero;

(ii)

the Available Funds for Loan Group 2 shall be distributed on each Distribution Date in the following order of priority, other than the Distribution Date following the optional purchase of the Mortgage Loans by the Terminator pursuant to Section 10.01(a):

(A)

first, sequentially,

(1) to the Holders of Class 2-A1A and Class 2-A1B Certificates, the X-1 IO-2 Component and the Class X-2 Certificates, the related Interest Distributable Amounts for that date, pro rata (based on the Interest Distributable Amounts to which each such Class is entitled); provided, however, that for purposes of distributions for the Class X-2 Certificates pursuant to this paragraph 5.01(a)(1)(ii)(A), the Interest Distributable Amount for the Class X-2 Certificates from Loan Group 2 will be determined by the Group 2 Class X-2 Apportionment Rule; provided, further, however, that on each Distribution Date, the related Interest Distributable Amount (after giving effect to any reduction in respect of Net Deferred Interest allocated to the Class X-2 Certificates on such Distribution Date) that would otherwise be distributable to the Class X-2 Certificates shall be deposited in the Basis Risk Reserve Fund to the extent of the Required Reserve Fund Deposit and shall not be distributed to the Class X-2 Certificates; and

(2) to the Holders of the Class 1-A1A and Class 1-A1B Certificates and the X-1 IO-1 Component, the related Interest Distributable Amounts for that date, pro rata (based on the Interest Distributable Amounts to which each such Class or Component is entitled), based on and to the extent of the Interest Distributable Amount to which each such Class or Component is entitled for such date but has not received pursuant to paragraph 5.01(a)(1)(i)(A)(1);

(B)

second, an amount equal to the Senior Principal Distribution Amount for Loan Group 2 for that date, in the following priority:

first, to the Holders of the Class 2-A1A and Class 2-A1B Certificates, pro rata, based on Class Certificate Principal Balances, until the Class Certificate Principal Balances of such respective Classes are reduced to zero; and

second, to the PO-2 Component, until its Component Principal Balance is reduced to zero;

(iii)

from the Yield Maintenance Account, to the Class 1-A1A, Class 1-A1B, Class 2-A1A, Class 2-A1B and Class X-2 Certificates, any Yield Maintenance Distributable Amount for such date in the order and priority set forth in Section 4.05 above;

(iv)

from the Basis Risk Reserve Fund, to the Class 1-A1A, Class 1-A1B, Class 2-A1A and Class 2-A1B Certificates, any related Basis Risk Shortfall for such date in the order and priority set forth in Section 5.07 below;

(v)

the Available Funds for each Loan Group remaining after giving effect to the distributions specified in subsections (i) and (ii) above will be distributed to the Certificate Insurer and the Certificateholders in the following order of priority on each Distribution Date other than the Distribution Date following the optional purchase of the Mortgage Loans by the Terminator pursuant to Section 10.01(a):

(A)

to the Certificate Insurer, any Certificate Insurer Reimbursement Amounts due;

(B)

to the Holders of the Class B-1 Certificates, the related Interest Distributable Amount for that date;

(C)

to the Holders of the Class B-1 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

(D)

to the Holders of the Class B-2 Certificates, the related Interest Distributable Amount for that date;

(E)

to the Holders of the Class B-2 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

(F)

to the Holders of the Class B-3 Certificates, the related Interest Distributable Amount for that date;

(G)

to the Holders of the Class B-3 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

(H)

to the Holders of the Class B-4 Certificates, the related Interest Distributable Amount for that date;

(I)

to the Holders of the Class B-4 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

(J)

to the Holders of the Class B-5 Certificates, the related Interest Distributable Amount for that date;

(K)

to the Holders of the Class B-5 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

(L)

to the Holders of the Class B-6 Certificates, the related Interest Distributable Amount for that date;

(M)

to the Holders of the Class B-6 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

(N)

to the Holders of the Class B-7 Certificates, the related Interest Distributable Amount for that date;

(O)

to the Holders of the Class B-7 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

(P)

from the Basis Risk Reserve Fund, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates, any related Basis Risk Shortfall for such date in the order and priority set forth in Section 5.07 below;

(Q)

to the Holder of the Class A-R Certificate, any Available Funds, other than any portion thereof in respect of Premium Proceeds, then remaining;

(R)

on the final Distribution Date, to the Holder of the Class A-R-II Certificate the Premium Proceeds.

On the Distribution Date following the optional purchase of the Mortgage Loans by the Terminator, Available Funds will be applied in the amounts and in the order specified above, except, no amounts will distributed pursuant to Section 5.01(a)(1)(iv) above and the portion of Available Funds remaining after the distribution pursuant to Section 5.01(a)(1)(iii) will be applied in the order specified in clause (v) of Section 5.01(a)(1) above.

(2)

With respect to any Distribution Date and Insured Amount, the Securities Administrator shall make payments pursuant to Sections 5.01(a)(1)(i) and 5.01(a)(1)(ii), after application of Available Funds, with respect to the Class 1-A1B and Class 2-A1B Certificates, as applicable, from the amount received by the Securities Administrator under the Certificate Insurance Policy for such Distribution Date pursuant to Section 4.02. Funds received by the Securities Administrator as a result of any claim under the Certificate Insurance Policy shall be applied solely to payments to the Class 1-A1B and Class 2-A1B Certificateholders and may not be applied to satisfy any other Classes of Certificates or costs, expenses or liabilities of the Master Servicer, the Servicer, the Securities Administrator, the Trustee or the Trust.

(b)

On each Distribution Date, the Securities Administrator, as Paying Agent, shall distribute to the Holder of the Class X-2 Certificate all Prepayment Penalty Amounts in respect of the Mortgage Loans received by the Servicer and remitted to the Master Servicer for the related Prepayment Period.

(c)

Amounts to be paid to the Holders of a Class of Certificates shall be payable with respect to all Certificates of that Class, pro rata, based on the Certificate Principal Balance or Certificate Notional Amount, as applicable, of each Certificate of that Class.

(d)

On each Distribution Date, the Monthly Interest Distributable Amounts for the Classes of Senior Certificates (other than the Class PO Certificates) and Subordinate Certificates on such Distribution Date shall be reduced proportionately, based on (A) in the case of the Senior Certificates (other than the Class PO Certificates and the Class X-2 Certificates), the Monthly Interest Distributable Amount to which they would otherwise be entitled, (B) in the case of the Class X-2 Certificates, the Monthly Interest Distributable Amount to which they would otherwise be entitled to receive from such Loan Group, based on the related Loan Group’s Class X-2 Apportionment Rule and (C) in the case of the Subordinate Certificates, interest accrued at the related Pass-Through Rate on the related Apportioned Principal Balance of each such Class, by Net Interest Shortfalls with respect to the related Loan Group;

(e)

Notwithstanding the priority and allocation set forth in Section 5.01(a)(1)(v) above, if with respect to any Class of Subordinate Certificates on any Distribution Date the sum of the related Class Subordination Percentages of such Class and of all other Classes of Subordinate Certificates which have a higher numerical Class designation than such Class (the “Applicable Credit Support Percentage”) is less than the Original Applicable Credit Support Percentage for such Class, no distribution of Principal Prepayments will be made to any such Classes (the “Restricted Classes”) and the amount of such Principal Prepayment otherwise distributable to the Restricted Classes shall be distributed to any Classes of Subordinate Certificates having lower numerical Class designations than such Class, pro rata, based on the Class Certificate Principal Balances of the respective Classes immediately prior to such Distribution Date and shall be distributed in the sequential order provided in Section 5.01(a)(1)(v) above.

(f)

(i)  Notwithstanding the priority and allocation set forth in Section 5.01(a)(1)(v), on each Distribution Date prior to the Senior Credit Support Depletion Date but after the date on which the aggregate Class Certificate Principal Balance of any Class of the Senior Certificates has been reduced to zero, 100% of the Principal Prepayments on the Mortgage Loans in the Loan Group related to such retired Class of Senior Certificates otherwise distributable on each Class of Subordinate Certificates pursuant to Section 5.01(a)(1)(v), in reverse order of priority, shall be distributed as principal to the Senior Certificates remaining outstanding pursuant to Section 5.01(a) until the Class Certificate Principal Balances thereof have been reduced to zero, provided that on such Distribution Date either clause (i) or (ii) in the definition of the Two Times Test has not been met.  On each Distribution Date on which two Classes of Senior Certificates remain outstanding, any amounts distributable pursuant to this Section 5.01(e)(i) will be distributed in proportion to the aggregate Class Certificate Principal Balances of such Classes of Senior Certificates immediately prior to such Distribution Date.

(ii)

On any Distribution Date on which any Class of Senior Certificates and Principal-Only Component related to a Loan Group constitute an Undercollateralized Group, all amounts otherwise distributable as Available Funds on the Subordinate Certificates, in reverse order of priority (or, following the Senior Credit Support Depletion Date, such other amounts described in the immediately following sentence), will be distributed as principal to the Senior Certificates and Principal-Only Component of such Undercollateralized Group in the same order and priority and allocation provided in Section 5.01(a), first, up to the sum of the Accrued Interest Amount and the Principal Deficiency Amount for the Undercollateralized Group (such distribution, an “Undercollateralization Distribution”) and second, to pay to the Subordinate Certificates and the Residual Certificates in the same order and priority as provided in Section 5.01(a)(1)(v).  In the event that any Class of Senior Certificates and Principal-Only Component related to a Loan Group constitute an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from any Available Funds from the Loan Group not related to an Undercollateralized Group remaining after all required amounts have been distributed to the related Class of Senior Certificates and Principal-Only Component related to such other Loan Group.  Undercollateralization Distributions will be applied first to pay accrued but unpaid interest, if any, and second to pay principal in the same priority and allocation provided in Section 5.01(a).

(g)

The Securities Administrator shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 hereof respecting the final distribution), in the case of Certificateholders of the Physical Certificates, by check or money order mailed to such Certificateholder at the address appearing in the Certificate Register, or by wire transfer.  Distributions among Certificateholders of a Class shall be made in proportion to the Percentage Interests evidenced by the Certificates of that Class held by such Certificateholders.

(h)

Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures.  Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent.  Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents.  All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates.  None of the Trustee, the Securities Administrator, the Depositor, the Master Servicer or the Seller shall have any responsibility therefor.

SECTION 5.02. Allocation of Net Deferred Interest.

For any Distribution Date, the Net Deferred Interest on the Mortgage Loans will be allocated among the Classes of Certificates (other than the Class X-1 Certificates) (or, with respect to the Class X-2 Certificates, the PO Component) in proportion to the excess, if any, for each such Class of (i) the Monthly Interest Distributable Amount accrued at the Pass-Through Rate for such Class, over (ii) the amount of the Monthly Interest Distributable Amount for such Class calculated at the applicable Adjusted Cap Rate for such Class.

On each Distribution Date, any amount of Net Deferred Interest allocable to a Class of Certificates (other than the Class X-1 and Class X-2 Certificates) on such Distribution Date will be added as Principal to the outstanding Class Certificate Principal Balance of such Class of Certificates.  With respect to the Class X-2 Certificates and each Distribution Date, any amount of Net Deferred Interest added to the Principal Balances of the related Mortgage Loans that is allocated to the Class X-2 Certificates on such Distribution Date will be added as principal to the outstanding Component Principal Balances of the PO-1 and PO-2 Components based upon the amount of Deferred Interest attributable to the Mortgage Loans in the related Loan Group.

Net Deferred Interest will not be allocated to the Class X-1 Certificates.

SECTION 5.03. Allocation of Realized Losses.

(a)

On or prior to each Distribution Date, the Securities Administrator shall aggregate the loan-level information provided by the Master Servicer with respect to the total amount of Realized Losses with respect to the Mortgage Loans in each Loan Group for the related Distribution Date and include such information in the Distribution Date Statement.

(b)

On each Distribution Date, Realized Losses that occurred during the related prepayment period shall be allocated as follows:

first, to the Subordinate Certificates in reverse order of their respective numerical Class designations (beginning with the Class of Subordinate Certificates with the highest numerical Class designation) until the Class Certificate Principal Balance of each such Class is reduced to zero; and

second,

(A)

with respect such losses related to Loan Group 1 Mortgage Loans, to the Class 1-A1A, Class 1-A1B and Class A-R Certificates and the PO-1 Component, pro rata, until the Class Certificate Principal Balance or Component Principal Balance of each such Class or Component is reduced to zero; provided, however, the Class 1-A1B Certificates will bear the principal portion of all realized losses allocable to the Class 1-A1A Certificates for so long as the Class 1-A1B Certificates are outstanding;

(B)

with respect such losses related to Loan Group 2 Mortgage Loans, to the Class 2-A1A and Class 2-A1B Certificates and the PO-2 Component, pro rata, until the Class Certificate Principal Balance or Component Principal Balance of such Class or Component is reduced to zero; provided, however, that the Class 2-A1B Certificates will bear the principal portion of all realized losses allocable to the Class 2-A1A Certificates for so long as the Class 2-A1B Certificates are outstanding.

(c)

The Class Certificate Principal Balance of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Certificate Principal Balances of all outstanding Classes of Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses on such Distribution Date) exceeds the aggregate of the Stated Principal Balances of all the Mortgage Loans for the following Distribution Date.

(d)

Any Realized Loss allocated to a Class of Certificates or any reduction in the Class Certificate Principal Balance of a Class of Certificates pursuant to Section 5.03(b) or (c) shall be allocated among the Certificates of such Class, pro rata, in proportion to their respective Certificate Principal Balances.

(e)

Any allocation of Realized Losses to a Certificate or any reduction in the Certificate Principal Balance of a Certificate pursuant to Section 5.03(b) or (c) shall be accomplished by reducing the Certificate Principal Balance thereof immediately following the distributions made on the related Distribution Date in accordance with the definition of “Certificate Principal Balance.”

SECTION 5.04. Statements.

(a)

On each Distribution Date, the Securities Administrator shall make available to the Trustee, each Certificateholder, the Certificate Insurer, the Seller, the Master Servicer and the Rating Agency, a statement based, as applicable, on the Remittance Report obtained from the Master Servicer (the “Distribution Date Statement”) as to the distributions to be made or made, as applicable, on such Distribution Date:

(i)

the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to principal;

(ii)

the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to interest;

(iii)

the Senior Percentage, Senior Prepayment Percentage, Subordinate Percentage and Subordinate Prepayment Percentage with respect to each Loan Group for the following Distribution Date;

(iv)

the amount of servicing compensation received by the Servicer during the related Due Period;

(v)

the aggregate amount of Advances for the related Due Period and the amount of unreimbursed Advances;

(vi)

[Reserved];

(vii)

the Loan Group Balance and related Net WAC for each Loan Group at the Close of Business at the end of the related Due Period;

(viii)

[Reserved];

(ix)

for each Loan Group, the aggregate Principal Balance of the One-Month LIBOR Indexed Mortgage Loans at the Close of Business at the end of the related Due Period;

(x)

for each Loan Group, the aggregate Principal Balance of the MTA Indexed Mortgage Loans at the Close of Business at the end of the related Due Period;

(xi)

for each Loan Group, the number, weighted average remaining term to maturity and weighted average Loan Rate of the related Mortgage Loans as of the related Due Date;

(xii)

the number and aggregate unpaid principal balance of Mortgage Loans, in the aggregate and for each Loan Group, (a) 30 to 59 days Delinquent, (b) 60 to 89 days Delinquent, (c) 90 or more days Delinquent, (d) as to which foreclosure proceedings have been commenced and (e) in bankruptcy, in each case as of the close of business on the last day of the preceding calendar month;

(xiii)

the book value of any REO Property as of the Close of Business on the last Business Day of the calendar month preceding the Distribution Date, and, cumulatively, the total number and cumulative principal balance of all REO Properties in each Loan Group as of the Close of Business of the last day of the preceding Due Period;

(xiv)

the aggregate amount of Principal Prepayments with respect to each Loan Group made during the related Prepayment Period;

(xv)

the aggregate amount of Realized Losses incurred during the related Due Period and the cumulative amount of Realized Losses;

(xvi)

the Class Certificate Principal Balance of each Class of Certificates and the Apportioned Principal Balances of the Subordinate Certificates after giving effect to any distributions made thereon, on such Distribution Date;

(xvii)

the Interest Distributable Amount in respect of each Class of Certificates, for such Distribution Date and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of such Certificates on such Distribution Date;

(xviii)

the aggregate amount of any Net Interest Shortfalls and the Unpaid Interest Shortfall Amount for such Distribution Date;

(xix)

the Available Funds with respect to each Loan Group;

(xx)

the Pass-Through Rate for each Class of Certificates for such Distribution Date;

(xxi)

the aggregate Principal Balance of Mortgage Loans purchased hereunder by the Seller during the related Due Period, and indicating the relevant section of the Servicing Agreement, or the Section of this Agreement, as applicable, requiring or allowing the purchase of each such Mortgage Loan;

(xxii)

the amount of any Principal Deficiency Amounts or Accrued Interest Amounts paid to an Undercollateralized Group or amounts paid pursuant to Section 5.01(f)(i);

(xxiii)

the amount of any Basis Risk Shortfall, if any, and the related accrued interest thereon, with respect to the LIBOR Certificates;

(xxiv)

[reserved];

(xxv)

[reserved];

(xxvi)

[reserved];

(xxvii)

for each Loan Group, the amount of Deferred Interest and Net Deferred Interest, if any, for such Loan Group;

(xxviii)

the amount of Net Deferred Interest, if any, added to the Certificate Principal Balance or Component Principal Balance of the related Certificates and Principal-Only Components;

(xxix)

current Recoveries allocable to each Loan Group;

(xxx)

cumulative Recoveries allocable to each Loan Group;

(xxxi)

the amount of the Certificate Insurer Reimbursement Amount, if any; and

(xxxii)

the Deficiency Amount, if any, to be paid by the Certificate Insurer.

The Securities Administrator will make the Distribution Date Statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders and the other parties to this Agreement via the Securities Administrator’s internet website. The Securities Administrator’s internet website shall initially be located at “www.ctslink.com.”  Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600.  Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such.  The Securities Administrator shall have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the parties, and the Securities Administrator shall provide timely and adequate notification to all parties regarding any such change.

In the case of information furnished pursuant to subclauses (i) and (ii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Cut-Off Date.

(b)

Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall, upon written request, furnish to the Certificate Insurer and each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (i) through (iii) and (xxi) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.  Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Securities Administrator to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

(c)

On each Distribution Date, the Securities Administrator shall supply an electronic tape to Bloomberg Financial Markets, Inc. in a format acceptable to Bloomberg Financial Markets, Inc. on a monthly basis, and shall supply an electronic tape to Loan Performance and Intex Solutions in a format acceptable to Loan Performance and Intex Solutions on a monthly basis.

SECTION 5.05. Remittance Reports; Advances.

(a)

No later than the 15th calendar day of each month, the Master Servicer shall deliver to the Securities Administrator and the Certificate Insurer by telecopy or electronic mail (or by such other means as the Master Servicer and the Securities Administrator may agree from time to time) the Remittance Report with respect to the Distribution Date. No later than the Close of Business New York time on the Business Day prior to such Distribution Date, the Master Servicer shall deliver or cause to be delivered to the Securities Administrator and the Certificate Insurer in addition to the information provided on the Remittance Report, such other loan-level information reasonably available to it with respect to the Mortgage Loans as the Securities Administrator may reasonably require to perform the calculations necessary to make the distributions contemplated by Section 5.01.

(b)

If the Monthly Payment on a Mortgage Loan that was due on a related Due Date and is delinquent, other than as a result of application of the Relief Act, and for which the Servicer was required to make an advance pursuant to the Servicing Agreement, exceeds the amount on deposit in the Distribution Account which will be used for an advance with respect to such Mortgage Loan, the Master Servicer shall, on the Business Day preceding the Distribution Date, deposit in the Distribution Account an amount equal to such deficiency, net of the Servicing Fee and the Master Servicing Fee, for such Mortgage Loan except to the extent the Master Servicer determines any such Advance to be Nonrecoverable from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such Advance was made.  Subject to the foregoing, the Master Servicer shall continue to make such Advances through the date that the Servicer is required to do so under its Servicing Agreement.  If the Master Servicer determines that an Advance is Nonrecoverable, it shall, on or prior to the related Distribution Date, present an Officer’s Certificate to the Trustee and the Securities Administrator (i) stating that the Master Servicer elects not to make a Advance in a stated amount and (ii) detailing the reason it deems the advance to be Nonrecoverable.

SECTION 5.06. Compensating Interest Payments.

The amount of the Master Servicing Fee payable to the Master Servicer in respect of any Distribution Date shall be reduced (but not below zero) by the amount of any Compensating Interest Payment for such Distribution Date, but only to the extent that Interest Shortfalls relating to such Distribution Date are required to be paid but are not actually paid by the Servicer on the applicable Servicer Remittance Date.  Such amount shall not be treated as an Advance and shall not be reimbursable to the Master Servicer.

SECTION 5.07. Basis Risk Reserve Fund.

(a)

On the Closing Date, the Securities Administrator shall establish and maintain in its name, in trust for the benefit of the holders of the Class 1-A1A, Class 1-A1B, Class 2-A1A, Class 2-A1B, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates, a Basis Risk Reserve Fund.  The Basis Risk Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement.  The Basis Risk Reserve Fund shall not be an asset of any REMIC established hereby.

(b)

On each Distribution Date, Monthly Interest Distributable Amounts that would otherwise be distributable with respect to the Class X-2 Certificates shall instead be deposited in the Basis Risk Reserve Fund to the extent of the Required Reserve Fund Deposit.

(c)

On any Distribution Date for which a Basis Risk Shortfall exists with respect to the Class 2-A1A and Class 2-A1B Certificates, the Securities Administrator, as Paying Agent for the Trustee, shall withdraw first from the Yield Maintenance Account, the amount of such Basis Risk Shortfall for distribution on such Distribution Date pursuant to Section 4.05 and Section 5.01(a)(1)(v), and then from Basis Risk Reserve Fund, the amount of any such remaining Basis Risk Shortfall for distribution on such Distribution Date pursuant to Section 5.01(a)(1)(iv).  If on any Distribution Date the amount on deposit in the Basis Risk Reserve Fund is not sufficient to make a full distribution of the Basis Risk Shortfall with respect to the Class 1-A1A, Class 1-A1B, Class 2-A1A and Class 2-A1B Certificates remaining after application of funds available therefor in the Yield Maintenance Account, the Securities Administrator shall withdraw the entire amount on deposit in the Basis Risk Reserve Fund and distribute such amount to such Classes of Certificates on a pro rata basis.

On any Distribution Date for which a Basis Risk Shortfall exists with respect to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates, the Securities Administrator, after making the distributions described in the immediately preceding paragraph to the Class 1-A1A, Class 1-A1B, Class 2-A1A and Class 2-A1B Certificates, distribute the lesser of any amounts remaining on deposit in the Basis Risk Reserve Fund and such Basis Risk Shortfall to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates, sequentially, in that order.

(d)

Funds in the Basis Risk Reserve Fund shall be invested in Permitted Investments.  Any earnings on amounts in the Basis Risk Reserve Fund shall be for the benefit of the Class X-2 Certificateholders.  The Class X-2 Certificates shall evidence ownership of the Basis Risk Reserve Fund for federal income tax purposes and the Holders thereof shall direct the Trustee, in writing, as to investment of amounts on deposit therein.  The Class X-2 Certificateholder(s) shall be liable for any losses incurred on such investments.  In the absence of written instructions from the Class X-2 Certificateholder as to investment of funds on deposit in the Basis Risk Reserve Fund, such funds shall be invested in money market funds as described in clause (vi) of the definition of Permitted Investments in Article I.  For all Federal income tax purposes, amounts transferred by the Upper-Tier REMIC to the Basis Risk Reserve Fund shall be treated as amounts distributed by the Upper-Tier REMIC to the Class X-2 Certificateholders.

(e)

Upon termination of the Trust Fund any amounts remaining in the Basis Risk Reserve Fund shall be distributed to the Class X-2 Certificateholders.

SECTION 5.08. Recoveries.

(a)

With respect to any Class of Certificates or PO Component to which a Realized Loss has been borne (including any such Class for which the related Class Certificate Principal Balance or PO Component has been reduced to zero), the Class Certificate Principal Balance or the Component Principal Balance of such Class will be increased, up to the amount of Recoveries allocated to such Class or Component for such Distribution Date as follows:

(i)

first, the Class Certificate Principal Balance of each Class of Senior Certificates or Component Principal Balance of the PO Component related to the Loan Group from which the Recovery was collected, will be increased, pro rata, up to the amount by which Net Realized Losses previously borne by that Class exceed the sum of (i) the amount of payments received under the Certificate Insurance Policy with respect to such Realized Loss and (ii) Recoveries for such Distribution Date previously distributed to such Class, and

(ii)

second, the Class Certificate Principal Balance of each Class of Subordinate Certificates will be increased in order of seniority, up to the amount by which Net Realized Losses previously borne by that Class exceed the amount of Recoveries for such Distribution Date previously distributed to such Class.

To the extent that the Certificate Insurer has made a payment in respect of Realized Losses and such amount has not previously been reimbursed pursuant to Section 5.01(a)(1)(v)(A), the Certificate Insurer will be subrogated to the rights of the Holders of the Insured Certificates up to the amount of any such Realized Losses paid by it to the Insured Certificates that remains unreimbursed.

(b)

Any increase to the Class Certificate Principal Balance of a Class of Certificates or a Component Principal Balance of the PO Components shall increase the Certificate Principal Balance of each Certificate of the related Class or the Component Principal Balance of each of the PO-1 and PO-2 Components of the Class PO Certificates, pro rata in accordance with each Percentage Interest.

ARTICLE VI

THE CERTIFICATES

SECTION 6.01. The Certificates.

The Certificates shall be substantially in the form annexed hereto as Exhibit A through E.  Each of the Certificates shall, on original issue, be executed by the Trustee and authenticated and delivered by the Certificate Registrar upon the written order of the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund.  Each Class of the Regular Certificates shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum dollar denomination of $25,000 and integral dollar multiples of $1 in excess thereof, in the case of the Class 1-A1A, Class 1-A1B, Class 2-A1A, Class 2-A1B, Class B-1, Class B-2 and Class B-3 Certificates, and $100,000 and integral dollar multiples of $1 in excess thereof, in the case of the Class X-1, Class X-2, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates, except that one Certificate of each of the Class B-5, Class B-6 and Class B-7 Certificates may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Class Certificate Principal Balance of such Class on the Closing Date.  The Class A-R and Class A-R-II Certificates are issuable only in a Percentage Interest of 100%.

The Certificates shall be executed on behalf of the Trust by manual or facsimile signature on behalf of the Trustee by a Responsible Officer.  Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall be binding, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate.  Each Certificate shall, on original issue, be authenticated by the Certificate Registrar upon the order of the Depositor.  No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Certificate Registrar substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.  All Certificates shall be dated the date of their authentication.  At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates executed by the Trustee to the Certificate Registrar for authentication and the Certificate Registrar shall authenticate and deliver such Certificates as provided in this Agreement and not otherwise.  Subject to Section 6.02(c), the Senior Certificates (other than a Residual Certificate) and the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates shall be Book-Entry Certificates.  The Residual Certificates shall be Physical Certificates.

The Private Certificates shall be offered and sold in reliance either on (i) the exemption from registration under Rule 144A of the 1933 Act and shall be issued initially in the form of one or more permanent global Certificates in definitive, fully registered form with the applicable legends set forth in Exhibit C (each, a “Restricted Global Security”) or (ii) Regulation S and shall be issued initially in the form of one or more permanent global Certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit C hereto added to the forms of such Certificates (each, a “Regulation S Global Security”), each of which shall be deposited on behalf of the subscribers for such Certificates represented thereby with the Trustee, as custodian for DTC and registered in the name of a nominee of DTC, duly executed by the Trustee and authenticated by the Certificate Registrar as hereinafter provided.  The aggregate principal amounts of the Restricted Global Securities or Regulation S Global Securities, as applicable, may from time to time be increased or decreased by adjustments made on the records of the Certificate Registrar and DTC or its nominee, as the case may be, as hereinafter provided.

SECTION 6.02. Registration of Transfer and Exchange of Certificates.

(a)

The Certificate Registrar shall cause to be kept a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.  The Securities Administrator is hereby appointed, and the Securities Administrator hereby accepts its appointment as, initial Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph, the Trustee on behalf of the Trust shall execute, and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency.  Whenever any Certificates are so surrendered for exchange, the Trustee shall execute on behalf of the Trust, and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.  Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

(b)

Except as provided in paragraph (c) or (d) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee or the Certificate Registrar except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Certificate Registrar and the Trustee shall for all purposes deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee and the Certificate Registrar may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trustee, the Certificate Registrar and their respective agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners.  Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.  The parties hereto are hereby authorized to execute one or more Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository.  In the event of any conflict between the terms of any such Letter of Representation and this Agreement, the terms of this Agreement shall control.

(c)

If (i)(x) the Depository advises the Certificate Registrar in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and (y) the Certificate Registrar or the Depositor is unable to locate a qualified successor or (ii) the Depositor, with the consent of the applicable Depository Participant, elects, in writing, to terminate the book-entry system through the Depository, upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall, at the Depositor’s expense, in the case of (ii) above, or the Seller’s expense, in the case of (i) above, execute on behalf of the Trust and the Certificate Registrar shall authenticate definitive, fully registered certificates (the “Definitive Certificates”).  Neither the Depositor nor the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Certificates, the Trustee, the Certificate Registrar and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

(d)

No transfer, sale, pledge or other disposition of any Private Certificate shall be made unless such disposition is exempt from the registration requirements of the 1933 Act, and any applicable state securities laws or is made in accordance with the 1933 Act and laws.  Any Private Certificates sold to an “accredited investor” under Rule 501(a)(1), (2), (3) or (7) under the 1933 Act shall be issued only in the form of one or more Definitive Certificates and the records of the Certificate Registrar and DTC or its nominee shall be adjusted to reflect the transfer of such Definitive Certificates.  In the event of any transfer of any Private Certificate in the form of a Definitive Certificate, (i) the transferee shall certify (A) such transfer is made to a Qualified Institutional Buyer in reliance upon Rule 144A (as evidenced by an investment letter delivered to the Certificate Registrar, in substantially the form attached hereto as Exhibit J-2) under the 1933 Act, or (B) such transfer is made to an “accredited investor” under Rule 501(c)(1), (2), (3) or (7) under the 1933 Act (as evidenced by an investment letter delivered to the Certificate Registrar, in substantially the form attached hereto as Exhibit J-1, and, if so required by the Certificate Registrar and the Depositor, a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Certificate Registrar and the Depositor, delivered to the Certificate Registrar and the Depositor stating that such transfer may be made pursuant to an exemption, including a description of the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trust, the Trustee, the Certificate Registrar, the Master Servicer, the Securities Administrator or the Depositor) or (ii) the Certificate Registrar shall require the transferor to execute a transferor certificate and the transferee to execute an investment letter acceptable to and in form and substance reasonably satisfactory to the Depositor and the Certificate Registrar certifying to the Depositor and the Certificate Registrar the facts surrounding such transfer, which investment letter shall not be an expense of the Trust, the Trustee, the Certificate Registrar, the Master Servicer, the Securities Administrator or the Depositor.  Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar, the Securities Administrator, the Master Servicer, the Seller and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

In the case of a Private Certificate that is a Book-Entry Certificate, for purposes of the preceding paragraph, the representations set forth in the investment letter in clause (i) shall be deemed to have been made to the Certificate Registrar by the transferee’s acceptance of such Private Certificate that is also a Book-Entry Certificate (or the acceptance by a Certificate Owner of the beneficial interest in such Certificate).

No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Certificate Registrar and the Depositor (such requirement is satisfied only by the Certificate Registrar’s receipt of a representation letter from the transferee substantially in the form of Exhibit I-1 or I-2, as applicable, hereto), to the effect that such transferee is not an employee benefit plan or other retirement arrangement subject to Section 406 of ERISA or to Section 4975 of the Code or an entity deemed to hold the plan assets of the foregoing (a “Plan”), nor a person acting for, or on behalf of, any such Plan to effect such transfer or (ii) if an ERISA-Restricted Certificate has been the subject of an ERISA-Qualifying Underwriting, and the purchaser is an insurance company, a representation that the purchaser is purchasing such Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) and the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60 or (iii) in case of an ERISA-Restricted Certificate, an Opinion of Counsel satisfactory to the Certificate Registrar, which Opinion of Counsel shall not be an expense of the Trustee, the Certificate Registrar, the Master Servicer, the Servicer, the Securities Administrator, the Depositor or the Trust, addressed to the Certificate Registrar, to the effect that the purchase and holding of such ERISA-Restricted Certificate in the form of a Definitive Certificate will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee, the Certificate Registrar, the Master Servicer, the Servicer, the Securities Administrator or the Depositor to any obligation in addition to those expressly undertaken in this Agreement or to any liability.  Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate to an employee benefit plan subject to ERISA or Section 4975 of the Code without the delivery to the Certificate Registrar of an Opinion of Counsel satisfactory to the Certificate Registrar as described above shall be void and of no effect.

In the case of an ERISA-Restricted Certificate that is a Book-Entry Certificate, for purposes of clauses (i) or (ii) of the first sentence of the preceding paragraph, such representations shall be deemed to have been made to the Certificate Registrar by the transferee’s acceptance of such ERISA-Restricted Certificate that is also a Book-Entry Certificate (or the acceptance by a Certificate Owner of the beneficial interest in such Certificate).

None of the Trustee, the Certificate Registrar or the Depositor shall have any liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 6.02(d) so long as the transfer was registered by the Certificate Registrar in accordance with the foregoing requirements.  In addition, none of the Trustee, the Certificate Registrar or the Depositor shall be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to any ERISA-Restricted Certificate in the form of a Book-Entry Certificate, and none of the Trustee, the Certificate Registrar or the Depositor shall have any liability for transfers of Book-Entry Certificates or any interests therein made in violation of the restrictions on transfer described in the Prospectus Supplement and this Agreement.

(e)

Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in  a Residual Certificate are expressly subject to the following provisions:

(i)

Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee who acquires such Ownership Interest in a Class A-R Certificate for its own account and not in the capacity as trustee, nominee or agent for another Person and shall promptly notify the Certificate Registrar and the Trustee of any change or impending change in its status as such a Permitted Transferee.

(ii)

No Ownership Interest in a Residual Certificate may be registered on the Closing Date and no Ownership Interest in a Residual Certificate may thereafter be transferred, and the Certificate Registrar shall not register the Transfer of a Residual Certificate unless, in addition to the certificates required to be delivered under subsection (d) above, the Trustee and the Certificate Registrar shall have been furnished with an affidavit (“Transfer Affidavit”) of the initial owner of the Residual Certificate or proposed transferee of a Residual Certificate in the form attached hereto as Exhibit L.

(iii)

In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Trustee and the Certificate Registrar shall as a condition to registration of the transfer, require delivery to them of a Transferor Certificate in the form of Exhibit K hereto from the proposed transferor to the effect that the transferor (a) has no knowledge the proposed Transferee is not a Permitted Transferee acquiring an Ownership Interest in such Residual Certificate for its own account and not in a capacity as trustee, nominee, or agent for another Person, and (b) has not undertaken the proposed transfer in whole or in part to impede the assessment or collection of tax.

(iv)

Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee.  If any purported transferee shall, in violation of the provisions of this Section, become a Holder of such Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of Transfer of such Residual Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate.  None of the Trustee, the Certificate Registrar or the Depositor shall have any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section so long as the Trustee and the Certificate Registrar received the documents specified in clause (iii).  The Certificate Registrar shall be entitled to recover from any Holder of such Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate.  Any such distributions so recovered by the Certificate Registrar shall be distributed and delivered by the Certificate Registrar to the last Holder of such Residual Certificate that is a Permitted Transferee.

(v)

If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trustee shall have the right but not the obligation, without notice to the Holder of such Residual Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Residual Certificate.  The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Certificate Registrar to the previous Holder of such Residual Certificate that is a Permitted Transferee, except that in the event that the Certificate Registrar determines that the Holder of such Residual Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Certificate Registrar may withhold a corresponding amount from such remittance as security for such claim.  The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee and the Certificate Registrar and they shall not be liable to any Person having an Ownership Interest in such Residual Certificate as a result of its exercise of such discretion.

(vi)

If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Securities Administrator upon receipt of reasonable compensation will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed (to the extent in its possession) to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations.

The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Certificate Registrar and the Servicer, in form and substance satisfactory to the Certificate Registrar, (i) written notification from the Rating Agency that the removal of the restrictions on Transfer set forth in this Section will not cause the Rating Agency to downgrade its ratings of the Certificates (determined in the case of the Insured Certificates, without giving effect to the Certificate Insurance Policy) and (ii) an Opinion of Counsel to the effect that such removal will not cause the REMIC created hereunder to fail to qualify as a REMIC.

(f)

Notwithstanding any provision to the contrary herein, so long as a Restricted Global Security or a Regulation S Global Security representing the Certificates remains outstanding and is held by or on behalf of the Depository, transfers of such Restricted Global Security or Regulation S Global Security, as applicable, representing the Certificates, in whole or in part, shall only be made in accordance with Section 6.01 and this Section 6.02(f).

(i)

Subject to clauses (ii) and (iii) of this Section 6.02(f), transfers of a Restricted Global Security or a Regulation S Global Security representing the Certificates shall be limited to transfers of such Restricted Global Security or Regulation S Global Security in whole, but not in part, to nominees of the Depository or to a successor of the Depository or such successor’s nominee.

(ii)

Restricted Global Security to Regulation S Global Security.  If a holder of a beneficial interest in a Restricted Global Security deposited with or on behalf of the Depository wishes at any time to exchange its interest in such Restricted Global Security for an interest in a Regulation S Global Security, or to transfer its interest in such Restricted Global Security to a Person who wishes to take delivery thereof in the form of an interest in a Regulation S Global Security, such holder, provided such holder is not a U.S. Person, may, subject to the rules and procedures of the Depository, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Regulation S Global Security.  Upon receipt by the Securities Administrator, as Certificate Registrar, of (A) instructions from the Depository directing the Securities Administrator, as Certificate Registrar, to cause to be credited a beneficial interest in a Regulation S Global Security in an amount equal to the beneficial interest in such Restricted Global Security to be exchanged but not less than the minimum denomination applicable to such Certificate held through a Regulation S Global Security, (B) a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account to be credited with such increase and (C) a certificate in the form of Exhibit N-1 hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Securities, including that the holder is not a U.S. Person and pursuant to and in accordance with Regulation S, the Securities Administrator, as Certificate Registrar, shall reduce the principal amount of the Restricted Global Security and increase the principal amount of the Regulation S Global Security by the aggregate principal amount of the beneficial interest in the Restricted Global Security to be exchanged, and shall instruct Euroclear or Clearstream, as applicable, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Security equal to the reduction in the principal amount of the Restricted Global Security.

(iii)

Regulation S Global Security to Restricted Global Security.  If a holder of a beneficial interest in a Regulation S Global Security deposited with or on behalf of the Depository wishes at any time to transfer its interest in such Regulation S Global Security to a Person who wishes to take delivery thereof in the form of an interest in a Restricted Global Security, such holder may, subject to the rules and procedures of the Depository, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Restricted Global Security.  Upon receipt by the Securities Administrator, as Certificate Registrar, of (A) instructions from the Depository directing the Securities Administrator, as Certificate Registrar, to cause to be credited a beneficial interest in a Restricted Global Security in an amount equal to the beneficial interest in such Regulation S Global Security to be exchanged but not less than the minimum denomination applicable to such Certificateholder’s Certificates held through a Restricted Global Security, to be exchanged, such instructions to contain information regarding the participant account with the Depository to be credited with such increase, and (B) a certificate in the form of Exhibit N-2 hereto given by the holder of such beneficial interest and stating, among other things, that the Person transferring such interest in such Regulation S Global Security reasonably believes that the Person acquiring such interest in a Restricted Global Security is a qualified institutional buyer within the meaning of Rule 144A, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any State of the United States or any other jurisdiction, then the Securities Administrator, as Certificate Registrar, will reduce the principal amount of the Regulation S Global Security and increase the principal amount of the Restricted Global Security by the aggregate principal amount of the beneficial interest in the Regulation S Global Security to be transferred and the Securities Administrator, as Certificate Registrar, shall instruct the Depository, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Restricted Global Security equal to the reduction in the principal amount of the Regulation S Global Security.

(iv)

Other Exchanges.  In the event that a Restricted Global Security or a Regulation S Global Security is exchanged for Certificates in definitive registered form without interest coupons, such Certificates may be exchanged for one another only in accordance with such procedures as are substantially consistent with the provisions above (including certification requirements intended to insure that such transfers comply with Rule 144A or are to non-U.S. Persons, or otherwise comply with Regulation S under the Securities Act, as the case may be, and as may be from time to time adopted by the Depositor, the Trustee and the Securities Administrator.)

(v)

Restrictions on U.S. Transfers.  Transfers of interests in the Regulation S Global Security to U.S. persons (as defined in Regulation S) shall be limited to transfers made pursuant to the provisions of Section 6.02(f)(iii).

(g)

No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

All Certificates surrendered for registration of transfer or exchange shall be cancelled by the Certificate Registrar and disposed of pursuant to its standard procedures.

SECTION 6.03. Mutilated, Destroyed, Lost or Stolen Certificates.

If (i) any mutilated Certificate is surrendered to the Trustee or the Certificate Registrar or the Trustee or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee, the Depositor and the Certificate Registrar (and with respect to the Insured Certificates, the Certificate Insurer) such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee, the Depositor or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest.  Upon the issuance of any new Certificate under this Section, the Trustee, the Depositor or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee, the Depositor and the Certificate Registrar) in connection therewith.  Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 6.04. Persons Deemed Owners.

The Depositor, the Trustee, the Certificate Registrar, the Certificate Insurer (with respect to the Insured Certificates) and any agent of the Depositor, the Trustee, the Certificate Registrar or the Certificate Insurer may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 hereof and for all other purposes whatsoever, and none of the Trust, the Depositor, the Trustee, the Certificate Registrar, the Certificate Insurer or any agent of any of them shall be affected by notice to the contrary.

SECTION 6.05. Appointment of Paying Agent.

The Trustee may appoint a Paying Agent (which may be the Trustee) for the purpose of making distributions to Certificateholders hereunder.  The Trustee hereby appoints the Securities Administrator as the initial Paying Agent.  The duties of the Paying Agent may include the obligation (i) to withdraw funds from the Distribution Account pursuant to Section 4.03 hereof and (ii) to distribute statements and provide information to Certificateholders as required hereunder.  The Paying Agent hereunder shall at all times be an entity duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities.

The Securities Administrator, as Paying Agent, shall hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall comply with all requirements of the Code regarding the withholding of payments in respect of federal income taxes due from Certificate Owners and otherwise comply with the provisions of this Agreement applicable to it.

ARTICLE VII

DEFAULT

SECTION 7.01. Event of Default.

(a)

If any one of the following events (each, an “Event of Default”) shall occur and be continuing:

(i)

the failure by the Master Servicer to make any Advance or to deposit in the Distribution Account any deposit required to be made under the terms of this Agreement, and such failure continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer; or

(ii)

the failure by the Master Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in this Agreement, which failure continues unremedied for a period of 60 days (or, in the case of a breach of its obligation to provide a Sarbanes-Oxley Certification pursuant to Section 3.18, 30 days) after the date (A) on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of Certificates  evidencing at least 25% of the Voting Rights or (B) on which a Servicing Officer of the Master Servicer has actual knowledge of such failure; or

(iii)

the entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or

(iv)

the Master Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

(b)

Subject to 7.01(c) below, and in each and every such case, so long as an Event of Default shall not have been remedied within the applicable grace period, the Trustee may, and at the written direction of the Holders of Certificates evidencing Voting Rights aggregating not less than 51% shall, by notice then given in writing to the Master Servicer, terminate all of the rights and obligations of the Master Servicer as servicer under this Agreement. Any such notice to the Master Servicer shall also be given to the Rating Agency, the Depositor, the Certificate Insurer and the Seller.  On or after the receipt by the Master Servicer (and by the Trustee if such notice is given by the Certificate Insurer or the Holders) of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Master Servicer hereunder, including, without limitation, the delivery to the Trustee of all documents and records requested by it to enable it to assume the Master Servicer’s functions under this Agreement within ten Business Days subsequent to such notice and the transfer within one Business Day subsequent to such notice to the Trustee for the administration by it of all cash amounts that shall at the time be held by the Master Servicer to be deposited by it in the Distribution Account, any REO Account or any Servicing Account or that have been deposited by the Master Servicer in such accounts or thereafter received by the Master Servicer with respect to the Mortgage Loans or any REO Property received by the Master Servicer. All reasonable costs and expenses (including attorneys’ fees) incurred in connection with transferring the Master Servicer’s duties and the Mortgage Files to the successor Master Servicer and amending this Agreement to reflect such succession as Master Servicer pursuant to this Section shall be paid by the predecessor Master Servicer (or if the predecessor Master Servicer is the Trustee, the prior Master Servicer) upon presentation of reasonable documentation of such costs and expenses.  The termination of the rights and obligations of the Master Servicer shall not affect any liability it may have incurred prior to such termination.

(c)

Notwithstanding the foregoing, if an Event of Default described in clause (i) of Section 7.01(a) shall occur, the Trustee shall, by notice in writing to the Master Servicer, which may be delivered by telecopy, immediately suspend all of the rights and obligations of the Master Servicer thereafter arising under this Agreement, but without prejudice to any rights it may have as a Certificateholder or to reimbursement of outstanding Advances or other amounts for which the Master Servicer was entitled to reimbursement as of the date of termination, and the Trustee shall act as provided in Section 7.02 to carry out the duties of the Master Servicer, including the obligation to make any Advance the nonpayment of which was an Event of Default described in clause (i) of Section 7.01(a).  Any such action taken by the Trustee must be prior to the distribution on the relevant Distribution Date.  If the Master Servicer shall within two Business Days following such suspension remit to the Trustee the amount of any Advance the nonpayment of which by the Master Servicer was an Event of Default described in clause (i) of Section 7.01(a), the Trustee may, in its sole discretion, permit the Master Servicer to resume its rights and obligations as Master Servicer hereunder.  The Master Servicer agrees that it will reimburse the Trustee for actual, necessary and reasonable costs incurred by the Trustee because of action taken pursuant to this subsection.

SECTION 7.02. Trustee to Act.

(a)

From and after the date the Master Servicer (and the Trustee, if notice is sent by the Certificate Insurer or the Holders) receives a notice of termination pursuant to Section 7.01, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof arising on and after its succession. As compensation therefor, the Trustee shall be entitled to such compensation as the Master Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Master Servicer or (ii) if the Trustee is legally unable so to act, the Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $15,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, that the appointment of any such successor Master Servicer shall not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates by the Rating Agency as evidenced by a letter to such effect from the Rating Agency. Pending appointment of a successor to the Master Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Master Servicer would otherwise have received hereunder. The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen under this Agreement prior to its termination as Master Servicer to pay any deductible under an insurance policy pursuant to Section 3.09 or to indemnify the Trustee pursuant to Section 3.21), nor shall any successor Master Servicer be liable for any acts or omissions of the predecessor Master Servicer or for any breach by such Master Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

(b)

Any successor, including the Trustee, to the Master Servicer as Master Servicer shall during the term of its service as Master Servicer continue to service and administer the Mortgage Loans for the benefit of Certificateholders, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Master Servicer hereunder and a Fidelity Bond in respect of its officers, employees and agents to the same extent as the Master Servicer is so required pursuant to Section 3.04.

(c)

Notwithstanding anything else herein to the contrary, in no event shall the Trustee be liable for any servicing fee or for any differential in the amount of the servicing fee paid hereunder and the amount necessary to induce any successor Master Servicer to act as successor Master Servicer under this Agreement and the transactions set forth or provided for herein.

SECTION 7.03. Waiver of Event of Default.

The Majority Certificateholders may, on behalf of all Certificateholders, by notice in writing to the Trustee, direct the Trustee to waive any events permitting removal of any Master Servicer under this Agreement, provided, however, that the Majority Certificateholders may not waive an event that results in a failure to make any required distribution on a Certificate without the consent of the Holder of such Certificate.  Upon any waiver of an Event of Default, such event shall cease to exist and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other event or impair any right consequent thereto except to the extent expressly so waived.  Notice of any such waiver shall be given by the Trustee to the Rating Agency and the Certificate Insurer.

SECTION 7.04. Notification to Certificateholders.

(a)

Upon any termination or appointment of a successor to the Master Servicer pursuant to this Agreement, the Trustee shall give prompt written notice thereof to the Certificate Insurer, the Securities Administrator and Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agency.

(b)

No later than 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute an Event of Default of which a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to the Certificate Insurer, the Securities Administrator and all Certificateholders notice of such occurrence unless such Event of Default shall have been waived or cured.

ARTICLE VIII

THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

SECTION 8.01. Duties of the Trustee and the Securities Administrator.

The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement.  If an Event of Default has occurred (which has not been cured or waived) of which a Responsible Officer has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs unless the Trustee is acting as successor Master Servicer, in which case it shall use the same degree of care and skill as the Master Servicer hereunder.

The Trustee shall provide access to the records and documentation in possession of the Trustee regarding the related Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, the Certificate Insurer and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee; provided, however, that, unless otherwise required by law, the Trustee shall not be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor.  The Trustee shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee’s actual costs.

The Trustee shall execute and deliver to the Servicer and the Master Servicer any court pleadings, requests for trustee’s sale or other documents necessary or desirable to (i) the foreclosure or trustee’s sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Mortgage or otherwise available at law or equity.

Each of the Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Securities Administrator, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that neither the Trustee nor the Securities Administrator will be responsible for the accuracy or content of any such resolutions, certificates, statements, opinions, reports, documents or other instruments.  If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee and the Securities Administrator shall take such action as it deems appropriate to have the instrument corrected.

On each Distribution Date, the Securities Administrator, as Paying Agent, shall make monthly distributions and the final distribution to the Certificateholders from funds in the Distribution Account as provided in Sections 5.01 and 10.01 herein.

No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)

prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, the Trustee or the Securities Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator, respectively, and conforming to the requirements of this Agreement;

(ii)

neither the Trustee nor the Securities Administrator shall be liable for an error of judgment made in good faith by a Responsible Officer of the Trustee or the Securities Administrator, respectively, unless it shall be proved that the Trustee or the Securities Administrator, respectively, was negligent in ascertaining or investigating the facts related thereto;

(iii)

neither the Trustee nor the Securities Administrator shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the consent or at the direction of Holders of Certificates as provided herein relating to the time, method and place of conducting any remedy pursuant to this Agreement, or exercising or omitting to exercise any trust or power conferred upon the Trustee or the Securities Administrator, respectively, under this Agreement; and

(iv)

the Trustee shall not be charged with knowledge of any Event of Default unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failure or the Trustee receives written notice of such Event of Default.

Neither the Trustee nor the Securities Administrator shall be required to expend or risk its own funds or otherwise incur financial or other liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

SECTION 8.02. Certain Matters Affecting the Trustee and the Securities Administrator.

Except as otherwise provided in Section 8.01 hereof:

(i)

the Trustee and the Securities Administrator may request and conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, and the manner of obtaining consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee and the Securities Administrator may prescribe;

(ii)

the Trustee and the Securities Administrator may consult with counsel and any advice of its counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii)

neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Securities Administrator, respectively, reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

(iv)

neither the Trustee nor the Securities Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)

neither the Securities Administrator nor, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Majority Certificateholder; provided, however, that if the payment within a reasonable time to the Trustee or the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, not reasonably assured to the Trustee or the Securities Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Securities Administrator, as applicable, may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding.  If the Master Servicer fails to reimburse the Trustee or the Securities Administrator in respect of the reasonable expense of every such examination relating to the Master Servicer, the Trustee or the Securities Administrator shall be reimbursed by the Trust Fund;

(vi)

the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as the Master Servicer pursuant to Section 7.02 hereof and thereupon only for the acts or omissions of the Trustee as a successor Master Servicer;

(vii)

the Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, attorneys or a custodian, and shall not be responsible for any willful misconduct or negligence on the part of any agent, nominee, attorney or custodian appointed by the Trustee or the Securities Administrator in good faith; and

(viii)

the right of the Trustee or the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be answerable for other than its negligence or willful misconduct in the performance of such act.

In order to comply with its duties under the USA PATRIOT Act, the Trustee shall obtain and verify certain information and documentation from the other parties hereto including but not limited to such parties’ name, address, and other identifying information.

SECTION 8.03. Trustee and Securities Administrator Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the authentication and countersignature on the Certificates) shall be taken as the statements of the Seller, and neither the Trustee nor the Securities Administrator assumes any responsibility for the correctness of the same.  Neither the Trustee nor the Securities Administrator makes any representations or warranties as to the validity or sufficiency of this Agreement, the Yield Maintenance Agreements, the Certificate Insurance Policy or of the Certificates (other than the signature and countersignature on the Certificates) or of any Mortgage Loan or related document or of MERS or the MERS System.  Neither the Trustee nor the Securities Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of the Servicing Agreement, the Yield Maintenance Agreements or the Certificate Insurance Policy or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or the ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation:  the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02 hereof); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02 hereof); the compliance by the Depositor or the Seller with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee’s receipt of notice or other discovery of any non-compliance therewith or any breach thereof; the acts or omissions of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02 hereof, and then only for the acts or omissions of the Trustee as the successor Master Servicer), the Servicer or any Mortgagor; any action of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02 hereof), or the Servicer taken in the name of the Trustee; the failure of the Master Servicer or the Servicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02 hereof, and then only for the actions of the Trustee as the successor Master Servicer); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee’s duty to review the Mortgage Files, if so required pursuant to Section 2.01 of this Agreement.

SECTION 8.04. Trustee, Custodian, Master Servicer and Securities Administrator May Own Certificates.

The Trustee, the Custodian, the Master Servicer and the Securities Administrator in their respective individual capacities, or in any capacity other than as Trustee, Custodian, Master Servicer or Securities Administrator hereunder, may become the owner or pledgee of any Certificates with the same rights as they would have if they were not Trustee, Custodian, Master Servicer or Securities Administrator, as applicable, and may otherwise deal with the parties hereto.

SECTION 8.05. Trustee’s and Securities Administrator’s Fees and Expenses.

The Trustee, including in its capacity as Custodian hereunder, and the Securities Administrator shall each be compensated by the Master Servicer for its services hereunder from a portion of the Master Servicing Fee as agreed to by the Trustee and the Master Servicer.  In addition, the Trustee and the Securities Administrator will be entitled to recover from the Distribution Account pursuant to Section 4.03(a) all reasonable out-of-pocket expenses, disbursements and advances, including without limitation, in connection with any filing that the Trustee or Securities Administrator, as applicable, is required to make under Section 3.07 or 3.08 hereof, any Event of Default, any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee or the Securities Administrator, respectively, in the performance of its duties or the administration of the trusts hereunder (including, but not limited to, the performance of its duties under Section 2.03 hereof), or under the Servicing Agreement, any Yield Maintenance Agreement or the Certificate Insurance Policy (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is specifically designated herein as the responsibility of the Depositor, the Seller, the Master Servicer or the Certificateholders hereunder.  If funds in the Distribution Account are insufficient therefor, the Trustee and the Securities Administrator shall recover such expenses from future collections on the Mortgage Loans or as otherwise agreed by the Certificateholders.  Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

SECTION 8.06. Eligibility Requirements for Trustee and Securities Administrator.

The Trustee and the Securities Administrator hereunder shall each at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, and shall each have a combined capital and surplus of at least $50,000,000, a minimum long-term debt rating in the third highest rating category by the Rating Agency (to the extent rated by such Rating Agency, provided, however, that at least two of S&P, Moody’s or DBRS must have rated such entity), a minimum short-term debt rating in the second highest rating category by the Rating Agency (to the extent rated by such Rating Agency, provided, however, that at least two of S&P, Moody’s or DBRS must have rated such entity), and shall each be subject to supervision or examination by federal or state authority.  If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state.  In case at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee or the Securities Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 8.07 hereof.

SECTION 8.07. Resignation or Removal of Trustee and Securities Administrator.

Each of the Trustee and Securities Administrator (including the Securities Administrator as Paying Agent and as Certificate Registrar) may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Trustee or the Securities Administrator, as applicable, the Depositor, the Seller, the Certificate Insurer, the Master Servicer and the Rating Agency.  Upon receiving such notice of resignation of the Trustee, the Depositor shall promptly appoint a successor Trustee that meets the requirements in Section 8.06 or, in the case of notice of resignation of the Securities Administrator, the Trustee (in consultation with the Depositor) shall promptly appoint a successor Securities Administrator that meets the requirements in Section 8.06, in each case, by written instrument, in duplicate, one copy of which instrument shall be delivered to each of the resigning Trustee or Securities Administrator, as applicable, and one copy to the successor Trustee or successor Securities Administrator, as applicable.  If no successor Trustee or successor Securities Administrator, as applicable, shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Trustee or Securities Administrator, as applicable.

If at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 8.06 hereof or if at any time the Trustee or the Securities Administrator shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator, as applicable, or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator, as applicable, or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee or the Trustee may remove the Securities Administrator, as applicable. If the Depositor or the Trustee removes the Trustee or the Securities Administrator, respectively under the authority of the immediately preceding sentence, the Depositor or the Trustee shall promptly appoint a successor Trustee or successor Securities Administrator, as applicable, that meets the requirements of Section 8.06, by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee or the Securities Administrator, as applicable, so removed, one copy to the successor Trustee or successor Securities Administrator, as applicable, one copy to the Master Servicer and one copy to the Certificate Insurer.

The Majority Certificateholders may at any time remove the Trustee or the Securities Administrator by written instrument or instruments delivered to the Depositor and the Trustee; the Depositor or the Trustee shall thereupon use its best efforts to appoint a successor Trustee or successor Securities Administrator, as applicable, in accordance with this Section.  As long as the Certificate Insurance Policy is in effect, the Trustee will send a written notice to the Certificate Insurer of any such resignation, removal or appointment.

Any resignation or removal of the Trustee or the Securities Administrator and appointment of a successor Trustee or a successor Securities Administrator, pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee or successor Securities Administrator, as applicable, as provided in Section 8.08 hereof.

Notwithstanding anything to the contrary contained herein, in the event that the Master Servicer resigns or is removed as Master Servicer hereunder, the Securities Administrator shall have the right to resign immediately as Securities Administrator by giving written notice to the Depositor and the Trustee, with a copy to the Rating Agency.

SECTION 8.08. Successor Trustee and Successor Securities Administrator.

Any successor Trustee or successor Securities Administrator appointed as provided in Section 8.07 hereof shall execute, acknowledge and deliver to the Depositor, the Seller and the Master Servicer and to its predecessor Trustee or predecessor Securities Administrator, as applicable, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or predecessor Securities Administrator, as applicable, shall become effective, and such successor Trustee or successor Securities Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee or Securities Administrator.  The Depositor, the Seller, the Master Servicer and the predecessor Trustee or predecessor Securities Administrator, as applicable, shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee or successor Securities Administrator, as applicable, all such rights, powers, duties and obligations.

No successor Trustee or successor Securities Administrator shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee or successor Securities Administrator shall be eligible under the provisions of Section 8.06 hereof and the appointment of such successor Trustee or successor Securities Administrator shall not result in a downgrading of the Senior Certificates by the Rating Agency, as evidenced by a letter from the Rating Agency.

Upon acceptance of appointment by a successor Trustee or successor Securities Administrator, as applicable, as provided in this Section 8.08, the successor Trustee or successor Securities Administrator shall mail notice of such appointment hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register, to the Certificate Insurer and to the Rating Agency.

SECTION 8.09. Merger or Consolidation of Trustee or Securities Administrator.

Any entity into which the Trustee or the Securities Administrator may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator shall be a party, or any entity succeeding to the business of the Trustee or the Securities Administrator, shall be the successor of the Trustee or the Securities Administrator, as applicable, hereunder, provided such entity shall be eligible under the provisions of Section 8.06 and 8.08 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power, and the Trustee shall, and shall instruct the Depositor to, at the expense of the Trust Fund, execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders and the Certificate Insurer, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06 hereof, and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08 hereof.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)

all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)

no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)

the Depositor and the Trustee, acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor.

Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

SECTION 8.11. Limitation of Liability.

The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement.  Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

SECTION 8.12. Trustee May Enforce Claims Without Possession of Certificates.

(a)

All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee for the benefit of all Holders of such Certificates, subject to the provisions of this Agreement.  Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit or the Certificateholders in respect of which such judgment has been recovered.

(b)

The Trustee shall afford the Seller, the Depositor, the Certificate Insurer and each Certificateholder upon reasonable notice during normal business hours at its Corporate Trust Office or other office designated by the Trustee, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties.  Upon request, the Trustee shall furnish the Depositor, the Certificate Insurer and any requesting Certificateholder with its most recent audited financial statements.  The Trustee shall cooperate fully with the Seller, the Depositor and such Certificateholder and shall, subject to the first sentence of this Section 8.12(b), make available to the Seller, the Depositor, the Certificate Insurer and such Certificateholder for review and copying such books, documents or records as may be requested with respect to the Trustee’s duties hereunder.  The Seller, the Depositor, the Certificate Insurer and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

SECTION 8.13. Suits for Enforcement.

In case an Event of Default or a default by the Depositor hereunder shall occur and be continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Certificateholders and the Certificate Insurer under this Agreement, as the case may be, by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee, the Certificateholders and the Certificate Insurer.

SECTION 8.14. Waiver of Bond Requirement.

The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

SECTION 8.15. Waiver of Inventory, Accounting and Appraisal Requirement.

The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

SECTION 8.16. Appointment of Custodians.

The Trustee may appoint one or more custodians to hold all or a portion of the related Mortgage Files as agent for the Trustee, by entering into a custodial agreement.  The custodian may at any time be terminated and a substitute custodian appointed therefor by the Trustee.  Subject to this Article VIII, the Trustee agrees to comply with the terms of each custodial agreement and to enforce the terms and provisions thereof against the custodian for the benefit of the Certificateholders and the Certificate Insurer having an interest in any Mortgage File held by such custodian.  Each custodian shall be a depository institution or trust company subject to supervision by federal or state authority, shall have combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File.  The Master Servicer shall pay from its own funds, without any right to reimbursement, the fees, and any ordinary and routine costs and expenses of each custodian.  Each custodian shall also be entitled to the benefits of Section 3.21 hereof.

ARTICLE IX

REMIC ADMINISTRATION

SECTION 9.01. REMIC Administration.

(a)

As set forth in the Preliminary Statement to this Agreement, the Trustee shall elect to treat each REMIC created hereby as a REMIC for federal tax purposes.  The Trustee shall sign and the Securities Administrator shall file such elections on Form 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued.  The regular interests in each REMIC created hereunder and the related residual interest shall be as designated in the Preliminary Statement.  Following the Closing Date, the Securities Administrator shall apply to the Internal Revenue Service for an employer identification number for each REMIC created hereunder by means of a Form SS-4 or other acceptable method and shall file a Form 8811 with the Internal Revenue Service.

(b)

The Closing Date is hereby designated as the “Startup Day” of each REMIC created hereunder within the meaning of section 860G(a)(9) of the Code.  The latest possible maturity date for purposes of Treasury Regulation 1.860G-1(a)(4) will be the Latest Possible Maturity Date.

(c)

Except as provided in subsection (d) of this Section 9.01, the Seller shall pay any and all tax related expenses (not including taxes) of each REMIC created hereunder, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to any such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Trustee or the Securities Administrator in fulfilling its respective duties hereunder (including the Securities Administrator’s duties as tax return preparer).

(d)

The Securities Administrator shall prepare and file, and the Trustee shall sign all of the federal and state tax and information returns of each REMIC created hereunder (collectively, the “Tax Returns”) as the direct representative.  The expenses of preparing and filing such Tax Returns shall be borne by the Securities Administrator.  Notwithstanding the foregoing, the Securities Administrator shall have no obligation to prepare, file or otherwise deal with partnership tax information or returns.  In the event that partnership tax information or returns are required by the Internal Revenue Service, the Seller, at its own cost and expense, will prepare and file all necessary returns.

(e)

The Securities Administrator shall perform on behalf of each REMIC created hereunder all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.  Among its other duties, if required by the Code, the REMIC Provisions or other such guidance, the Securities Administrator, shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

(f)

Each of the Master Servicer, the Trustee and the Securities Administrator (to the extent that the affairs of the REMICs are within such Person’s control and the scope of its specific responsibilities under the Agreement) and the Holders of Certificates shall take any action or cause any REMIC created hereunder to take any action necessary to create or maintain the status of any REMIC created hereunder as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status.  None of the Trustee, the Master Servicer, the Securities Administrator or the Holder a Residual Certificate shall take any action, cause any REMIC created hereunder to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event unless the Trustee and the Securities Administrator have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not result in an Adverse REMIC Event.  In addition, prior to taking any action with respect to any REMIC created hereunder or the assets therein, or causing any such REMIC to take any action which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee, the Securities Administrator, the Master Servicer or their designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any such REMIC, and no such Person shall take any such action or cause any REMIC created hereunder to take any such action as to which the Trustee or the Securities Administrator has advised it in writing that an Adverse REMIC Event could occur.

(g)

Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on any REMIC created hereunder by federal or state governmental authorities.  To the extent that such Trust taxes are not paid by a Residual Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of a Residual Certificate or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to holders of regular interests in such REMIC, as the case may be.

(h)

The Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis.

(i)

No additional contributions of assets shall be made to any REMIC created hereunder, except as expressly provided in this Agreement with respect to eligible substitute mortgage loans.

(j)

The Trustee shall not enter into any arrangement by which REMIC created hereunder will receive a fee or other compensation for services.

(k)

The Securities Administrator shall treat the Basis Risk Reserve Fund and the Yield Maintenance Account as outside reserve funds within the meaning of Treasury Regulation Section 1.860G-2(h) owned by the holders of the Class X Certificates and not as assets of any REMIC.  The Securities Administrator shall treat the rights of the Holders of the LIBOR Certificates to receive distributions to cover Basis Risk Shortfalls as payments under a cap contract written by the Holders of the Class X Certificates in favor of the Holders of the LIBOR Certificates.  Thus, the LIBOR Certificates shall be treated as representing not only ownership of regular interests in a REMIC, but also ownership of an interest in an interest rate cap contract.  For purposes of determining the issue prices of the Certificates, the interest rate cap contracts shall be assumed to have a zero value unless and until required otherwise by an applicable taxing authority.

(l)

None of the Trustee, the Master Servicer or the Securities Administrator shall enter into any arrangement by which REMIC created hereunder will receive a fee or other compensation for services.

SECTION 9.02. Prohibited Transactions and Activities.

None of the Depositor, the Master Servicer or the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the REMICs created hereunder pursuant to Article X of this Agreement, (iv) a substitution pursuant to Article II hereof or (v) a repurchase of Mortgage Loans as contemplated hereunder, nor acquire any assets for any REMIC created hereunder, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any REMIC created hereunder after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of any REMIC created hereunder as a REMIC or of the interests therein other than a Residual Certificate as the “residual interest” therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause any REMIC created hereunder to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

ARTICLE X

TERMINATION

SECTION 10.01. Termination.

(a)

The respective obligations and responsibilities of the Seller, the Depositor, the Master Servicer, the Securities Administrator and the Trustee created hereby (other than the obligation of the Securities Administrator, as Paying Agent to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Servicer to send certain notices as hereinafter set forth) shall terminate upon the earliest of (i) the Distribution Date on which the Class Certificate Principal Balance of each Class of Certificates has been reduced to zero and no Certificate Insurer Reimbursement Amounts are owed to the Certificate Insurer, (ii) the final payment or other liquidation of the last Mortgage Loan, (iii) the optional purchase by the Terminator of the Mortgage Loans as described below and (iv) the Latest Possible Maturity Date.  Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.

Following the date on which the aggregate of the Stated Principal Balances of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) on such date is equal to or less than 5% of the Cut-Off Date Aggregate Principal Balance (the “Call Option Date”), the Servicer (in such context, the “Terminator”) may, at its option, terminate this Agreement by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to (A) the greater of (i) the Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and the appraised value of the REO Properties and (ii) the fair market value of the Mortgage Loans and REO Properties (as determined and as agreed upon by (x) the Terminator and (y) the Holders of a majority in Percentage Interest of the Class A-R-II Certificates in their good faith business judgment as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to the related Certificateholders pursuant to Section 10.01(b)), plus, (B) in each case, accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date, plus any unreimbursed Servicing Advances and Advances and any unpaid Master Servicing Fees and Servicing Fees allocable to such Mortgage Loans and REO Properties and all amounts, if any, then due and owing to the Trustee, the Master Servicer, the Securities Administrator and the Certificate Insurer under this Agreement (the “Termination Price”); provided, however, such option may only be exercised if the Termination Price is sufficient to result in the payment of all interest accrued on, as well as amounts necessary to retire the Class Certificate Principal Balance of, each Class of Certificates issued pursuant to this Agreement.  The fair market value of the Mortgage Loans and REO Properties shall be required to be made and agreed upon by the Servicer, if it is Terminator, and the Holders of a majority of Percentage Interest of the Class A-R-II Certificates as provided in (ii) above in their good faith business judgment, and such determination shall take into consideration an appraisal of the value of the Mortgage Loans and REO Properties conducted by an independent appraiser mutually agreed upon by the Servicer, if it is the Terminator, and the Holders of a majority in Percentage Interest of the Class A-R-II Certificates in their reasonable discretion, such appraisal to be obtained by the Holders of a majority in Percentage Interest of the Class A-R-II Certificates at their expense, and (A) such appraisal shall be obtained at no expense to the Trustee and (B) the Trustee may conclusively rely on, and shall be protected in relying on, such fair market value determination.

In connection with any such purchase pursuant to the preceding paragraph, the Terminator shall deposit in the Distribution Account all amounts then on deposit in the Collection Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

No such purchase by the Servicer will be permitted without the consent of the Certificate Insurer if a draw on the Certificate Insurance Policy will be made or if any amounts due to the Certificate Insurer would remain unreimbursed on the final Distribution Date.

Notwithstanding anything provided herein to the contrary, upon the exercise of the Call Option, the Servicing Rights Owner shall retain any and all Servicing Rights with respect to the Mortgage Loans.

(b)

Notice of any termination pursuant to the second paragraph of Section 10.01(a), specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Certificate Registrar for payment of the final distribution and cancellation, shall be given promptly by the Trustee upon the Trustee receiving notice of such date from the Master Servicer by letter to the Certificateholders mailed not earlier than the 10th day and not later than the 19th day of the month immediately preceding the month of such final distribution specifying (1) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Certificate Registrar therein designated, (2) the amount of any such final distribution and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Certificate Registrar therein specified.  The Trustee shall give such notice to the Securities Administrator, the Master Servicer, the Certificate Insurer and the Certificate Registrar at the time such notice is given to Holders of the Certificates.  Upon any such termination, the duties of the Certificate Registrar with respect to the Certificates shall terminate and the Trustee shall terminate, or request the Master Servicer to terminate, the Distribution Account and any other account or fund maintained with respect to the Certificates, subject to the Trustee’s obligation hereunder to hold all amounts payable to Certificateholders in trust without interest pending such payment.

(c)

Upon presentation and surrender of the Certificates, the Securities Administrator, as Paying Agent shall cause to be distributed to the Holders of the Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Class and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to such Holders in accordance with the provisions of Section 5.01 hereof for such Distribution Date; provided, however, that with respect to amounts that would otherwise be distributed to the Class A-R Certificates with respect to the Group 2 Mortgage Loans on the final Distribution Date, such amounts, if any, shall be distributed to the Class 1-A1A and Class 1-A1B Certificates up to the amount by which the which the aggregate Class Certificate Principal Balance and Component Principal Balance of the classes of Senior Certificates and Principal-Only Component related to Loan Group 1 on such date is greater than the Loan Group Balance of the related Group 1 Mortgage Loans for such Distribution Date.

(d)

In the event that all Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate account for the benefit of such Certificateholders, and the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto.  If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Master Servicer shall be entitled to all unclaimed funds and other assets which remain subject hereto, and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds, and the Certificateholders shall look to the Master Servicer for payment.

SECTION 10.02. Additional Termination Requirements.

(a)

In the event the purchase option provided in Section 10.01 is exercised, the Trust shall be terminated in accordance with the following additional requirements:

(i)

The Trustee shall sell any remaining assets of the Trust Fund for cash and, within 90 days of such sale, the Securities Administrator shall distribute to (or credit to the account of) the Certificateholders the proceeds of such sale together with any cash on hand (less amounts retained to meet claims) in complete liquidation of the Trust Fund and any REMIC created hereunder; and

(ii)

The Securities Administrator shall attach a statement to the final federal income tax return for the REMIC created hereunder stating that pursuant to Treasury Regulation §1.860F-1, the first day of the 90-day liquidation period for such REMIC was the date on which the Trustee sold the assets of the Trust Fund and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder as evidenced by an Opinion of Counsel delivered to the Trustee and the Certificate Insurer obtained at the expense of the Seller.

(b)

By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Trustee and the Securities Administrator as their attorneys in fact to undertake the foregoing steps.

ARTICLE XI

[RESERVED]

ARTICLE XII

MISCELLANEOUS PROVISIONS

SECTION 12.01. Amendment.

This Agreement may be amended from time to time by the Seller, the Depositor, the Master Servicer, the Securities Administrator and the Trustee without the consent of the Certificateholders and, with respect to any amendment that adversely affects the interest of any of the Certificate Insurer or the Holders of the Insured Certificates, with the prior written consent of the Certificate Insurer, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein, (iii) to make any other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement, or (iv) to conform the terms hereof to the description thereof provided in the Prospectus; provided, however, that any such action listed in clause (i) through (iii) above shall not adversely affect in any material respect the interests of any Certificateholder; provided, further, that any such action listed in (i) through (iii) above shall be deemed not to adversely affect in any material respect the interests of any Certificateholder, if evidenced by (i) written notice to the Depositor, the Seller, the Master Servicer, the Securities Administrator, the Certificate Insurer and the Trustee from the Rating Agency that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency or (ii) an Opinion of Counsel to the effect that such amendment shall not adversely affect in any material respect the interests of any Certificateholder (without taking into account the benefits under the Policy), is permitted by the Agreement and all the conditions precedent, if any, have been complied with, delivered to the Trustee and the Certificate Insurer.

In addition, this Agreement may be amended from time to time by Seller, the Depositor, the Master Servicer, the Securities Administrator and the Trustee with the consent of the Majority Certificateholders and the Certificate Insurer (if the proposed amendment adversely affects in any respect the rights and interest of the Certificate Insurer) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment or waiver shall (x) reduce in any manner the amount of, or delay the timing of, payments on the Certificates that are required to be made on any Certificate without the consent of the Holder of such Certificate, (y) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (x) above, without the consent of the Holders of Certificates of such Class evidencing at least a 66 2/3% Percentage Interest in such Class, or (z) reduce the percentage of Voting Rights required by clause (y) above without the consent of the Holders of all Certificates of such Class then outstanding.  Upon approval of an amendment, a copy of such amendment shall be sent to the Rating Agency.

Notwithstanding any provision of this Agreement to the contrary, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, delivered by and at the expense of the Person seeking such Amendment (unless such Person is the Trustee, in which case the Trustee shall be entitled to be reimbursed for such expenses by the Trust pursuant to Section 8.05 hereof), to the effect that such amendment will not result in an Adverse REMIC Event and that the amendment is being made in accordance with the terms hereof, such amendment is permitted by this Agreement and all conditions precedent, if any, have been complied with.

Promptly after the execution of any such amendment the Trustee shall furnish, at the expense of the Person that requested the amendment if such Person is the Seller (but in no event at the expense of the Trustee), otherwise at the expense of the Trust, a copy of such amendment and the Opinion of Counsel referred to in the immediately preceding paragraph to the Servicer, the Certificate Insurer and the Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment; instead it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

The Trustee may, but shall not be obligated to, enter into any amendment pursuant to this 12.01 Section that affects its rights, duties and immunities under this Agreement or otherwise.

SECTION 12.02. Recordation of Agreement; Counterparts.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee at the expense of the Trust, but only upon direction of Certificateholders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders and the Certificate Insurer.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

SECTION 12.03. Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.  It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Securities Administrator and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders.  For the protection and enforcement of the provisions of this Section 12.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

By accepting its Insured Certificate, each Holder of an Insured Certificate agrees that, unless a Certificate Insurer Default exists and is continuing, the Certificate Insurer shall have the right to exercise all rights of the Holders of the Insured Certificates under this Agreement (other than the right to receive distributions on the Insured Certificates) without any further consent of the Holders of the Insured Certificates and the Holders of the Insured Certificates shall exercise any such rights only upon the written consent of the Certificate Insurer; provided, however, each Holder of an Insured Certificate and the Certificate Insurer will have the right to receive statements and reports hereunder.  Notwithstanding the foregoing, the Certificate Insurer shall have no power without the consent of the Holder of each Insured Certificate affected thereby to: (i) reduce in any manner the amount of, or delay the timing of, distributions of principal or interest required to be made hereunder or reduce the Percentage Interest of the Holders of the Insured Certificates, the applicable Pass-Through Rate or the Termination Price with respect to any of the Insured Certificates; (ii) reduce the percentage of Percentage Interests specified in Section 12.01 which are required to amend this Agreement; (iii) create or permit the creation of any lien against any part of the Trust Fund; (iv) modify any provision in any way which would permit an earlier retirement of the Insured Certificates; or (v) amend this sentence.

SECTION 12.04. Governing Law; Jurisdiction.

This Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 12.05. Notices.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service, to (a) in the case of the Seller, to Greenwich Capital Financial Products, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: General Counsel (telecopy number (203) 618-2132), or such other address or telecopy number as may hereafter be furnished to the Depositor, the Master Servicer, the Certificate Insurer, the Securities Administrator and the Trustee in writing by the Seller, (b) in the case of the Trustee, to Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, CA 92705-4934, Attention:  GC05D5 (telecopy number (714) 247-6329), with a copy to the Corporate Trust Office or such other address or telecopy number as may hereafter be furnished to the Depositor, the Master Servicer, the Certificate Insurer, the Securities Administrator and the Seller in writing by the Trustee, (c) in the case of the Depositor, to Greenwich Capital Acceptance, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Legal (telecopy number (203) 618-2132), or such other address or telecopy number as may be furnished to the Seller, the Master Servicer, the Certificate Insurer, the Securities Administrator and the Trustee in writing by the Depositor, (d) in the case of the Master Servicer or the Securities Administrator, to Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046, Attention: Master Servicing – DSLA 2005-AR5 (telecopy number (410) 715-2380) or, in the case of the Master Servicer or the Securities Administrator via overnight delivery, 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Master Servicing – DSLA 2005-AR5 (telecopy number (410) 715-2380), or such other address or telecopy number as may be furnished to the Depositor, the Seller, the Certificate Insurer and the Trustee in writing by the Master Servicer or the Securities Administrator, as applicable and (e) in the case of the Certificate Insurer, to Financial Security Assurance, Inc., 31 West 52nd Street, New York, New York 10019, Attention: Surveillance Department, or such other address or telecopy number as may be furnished to the Depositor, the Seller and the Trustee in writing by the Certificate Insurer.  Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register.  Notice of any Event of Default shall be given by telecopy and by certified mail.  Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice.  A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

SECTION 12.06. Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 12.07. Article and Section References.

All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

SECTION 12.08. Notice to the Rating Agency.

(a)

The Trustee shall be obligated to use its best reasonable efforts promptly to provide notice to the Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

(i)

any material change or amendment to this Agreement;

(ii)

the occurrence of any Event of Default that has not been cured or waived;

(iii)

the resignation or termination of the Servicer, the Master Servicer, the Securities Administrator or the Trustee;

(iv)

the final payment to Holders of the Certificates of any Class;

(v)

any change in the location of any Account; and

(vi)

if the Trustee is acting as a successor Servicer pursuant to Section 7.02 hereof, any event that would result in the inability of the Trustee to make Advances.

(b)

The Securities Administrator shall promptly furnish or make available to the Rating Agency copies of each Distribution Date Statement described in Section 5.04 hereof.

(c)

The Master Servicer shall promptly furnish to the Rating Agency copies of the following:

(i)

each annual statement as to compliance described in Section 3.16 hereof;

(ii)

each annual independent public accountants’ servicing report described in Section 3.17 hereof; and

(iii)

each notice delivered pursuant to Section 5.05 hereof which relates to the fact that the Master Servicer has not made an Advance

(d)

All notices to the Rating Agency provided for in this Agreement shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

If to DBRS, to:

Dominion Bond Rating Service, Inc.

One Exchange Plaza

55 Broadway, 28th floor

New York, New York 10006

Attention:  RMBS

If to S&P, to:

Standard & Poor’s Ratings Services,

a Division of The McGraw-Hill Companies, Inc.

55 Water Street

New York, New York 10041

Attention:  Residential Mortgages

If to Moody’s, to:

Moody’s Investors Service, Inc.

99 Church Street

New York, New York 10007

Attention:  Residential Mortgages

SECTION 12.09. Further Assurances.

Notwithstanding any other provision of this Agreement, neither the Regular Certificateholders nor the Trustee shall have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out-of-pocket expenses (including reasonable attorneys’ fees) to be incurred in connection therewith.

SECTION 12.10. Benefits of Agreement.

Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

The Certificate Insurer is an intended third-party beneficiary of this Agreement.  Any right conferred to the Certificate Insurer, other than the rights to receive notices or documentation, shall be suspended after the occurrence and during the continuation of a Certificate Insurer Default.  During any period of suspension, the Certificate Insurer's rights hereunder shall vest in the Holders of the Insured Certificates (to the extent such Holders otherwise has such rights hereunder).  At such time as the Class Principal Balance of the Insured Certificates has been reduced to zero and the Certificate Insurer has been reimbursed for all amounts to which it is entitled hereunder, the Certificate Insurer's rights hereunder shall terminate.

SECTION 12.11. Acts of Certificateholders.

(a)

Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing, and such action shall become effective when such instrument or instruments are delivered to the Trustee and the Securities Administrator and, where expressly required under this Agreement, to the Master Servicer.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “act” of the Certificateholders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Securities Administrator and the Master Servicer, if made in the manner provided in this Section 12.11.

(b)

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c)

Any request, demand, authorization, direction, notice, consent, waiver or other action by any Certificateholder shall bind every future Holder of such Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee in reliance thereon, whether or not notation of such action is made upon such Certificate.

SECTION 12.12. Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

SECTION 12.13. Reconstitution Agreement.

The Trustee is hereby authorized and directed to execute and deliver the Reconstitution Agreement.

SECTION 12.14. Provision of Information.

For so long as any of the Certificates of any Class are “restricted securities” within the meaning of Rule 144(a)(3) under the 1933 Act, each of the Depositor and the Securities Administrator agree to cooperate with each other to provide to any Certificateholders and to any prospective purchaser of Certificates designated by such holder, upon the request of such holder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the 1933 Act.  Any reasonable out-of-pocket expenses incurred by the Securities Administrator in providing such information shall be reimbursed by the Depositor.

The Securities Administrator shall provide to any person to whom a Prospectus was delivered by Greenwich Capital Markets, Inc. (as identified by Greenwich Capital Markets, Inc., upon the written request of such person specifying the document or documents requested (and certifying that it is a Person entitled hereunder), (i) a copy (excluding exhibits) of any report on Form 8-K or Form 10-K filed with the Securities and Exchange Commission pursuant to Section 3.05 and (ii) a copy of any other document incorporated by reference in the Prospectus (to the extent in the Securities Administrator’s possession).  Any reasonable out-of-pocket expenses incurred by the Securities Administrator in providing copies of such documents shall be reimbursed by the Depositor.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

IN WITNESS WHEREOF, the Depositor, the Seller, the Master Servicer, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

GREENWICH CAPITAL ACCEPTANCE, INC.,
as Depositor

By:

/s/ Shakti Radhakishun
Name:  Shakti Radhakishun

Title:  Senior Vice President

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., as Seller

By:

/s/ Shakti Radhakishun
Name:  Shakti Radhakishun

Title:  Senior Vice President

WELLS FARGO BANK, N.A., as Master Servicer and Securities Administrator

By:

/s/ Stacey Taylor
Name:  Stacey Taylor

Title:  Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY,
as Trustee and Custodian

By:

/s/ Jennifer Hermansader
Name:  Jennifer Hermansader

Title:  Associate

DEUTSCHE BANK NATIONAL TRUST COMPANY,
as Trustee and Custodian

By:

/s/ Barbara Campbell
Name:  Barbara Campbell

Title:  Vice President

STATE OF CONNECTICUT

)

) ss.:

COUNTY OF FAIRFIELD

)

On the 8th day of August 2005, before me, a notary public in and for said State, personally appeared Shakti Radhakishun known to me to be a Senior Vice President of Greenwich Capital Acceptance, Inc., a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Deborah McMahon

Notary Public

STATE OF CONNECTICUT

)

) ss.:

COUNTY OF FAIRFIELD)

On the 8th day of August 2005, before me, a notary public in and for said State, personally appeared Shakti Radhakishan known to me to be a Senior Vice President of Greenwich Capital Financial Products, Inc., a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Deborah McMahon

Notary Public

STATE OF MARYLAND

)

) ss.:

COUNTY OF BALTIMORE

)

On the 10th day of August 2005, before me, a notary public in and for said State, personally appeared Stacey Taylor known to me to be a Vice President of Wells Fargo Bank, N.A., a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Darron C. Woodrow

Notary Public

STATE OF CALIFORNIA

)

) ss.:

COUNTY OF ORANGE

)

On the 5th day of August 2005, before me, a notary public in and for said State, personally appeared Jennifer Hermansader known to me to be an Associate of Deutsche Bank National Trust Company, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Nadia Nguyen

Notary Public

STATE OF CALIFORNIA

)

) ss.:

COUNTY OF ORANGE

)

On the 5th day of August 2005, before me, a notary public in and for said State, personally appeared Barbara Campbell known to me to be a Vice President of Deutsche Bank National Trust Company, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Nadia Nguyen

Notary Public